Exhibit 99.9

Estimates

Fiscal Year Ending March 31, 2006

British Columbia Cataloguing in Publication Data

British Columbia.

Estimates, fiscal year ending March 31. — 1983 —

Annual.

Continues: British Columbia. Ministry of Finance.

Estimates of revenue and expenditure. ISSN 0707-3046

Vols. for 1983 – have suppl.

Imprint varies: Ministry of Finance, 1983-1987;

Ministry of Finance and Corporate Relations, 1988-

ISSN 0712-45975 = Estimates — Province of British Columbia

1. British Columbia — Appropriations and expenditures — Periodicals. 2. Budget — British Columbia — Periodicals. I. British Columbia. Ministry of Finance. II. British Columbia. Ministry of Finance and Corporate Relations. III.Title.

HJ13.B742         354.7110072’225

Rev. Mar. 1987

Available to the General Public from:

CROWN PUBLICATIONS INC.
521 Fort Street
Victoria, B.C.
V8W 1E7

TABLE OF CONTENTS

Introduction to the Estimates
Explanatory Notes

Summary Information
Estimates Accounting Policies and Presentation Changes
Estimated Statement of Financial Position
Estimated Statement of Operations
Estimated Surplus/(Deficit) Overview
Estimated Accumulated Deficit
Estimated Revenue by Source
Estimated Expense by Organization
Estimated Consolidated Revenue Fund Expense

Estimates of Special Offices, Ministries and Other Appropriations
Legislation
Officers of the Legislature
Office of the Premier
Ministry of Advanced Education
Ministry of Agriculture, Food and Fisheries
Ministry of Attorney General
Ministry of Children and Family Development
Ministry of Community, Aboriginal and Women’s Services
Ministry of Education
Ministry of Energy and Mines
Ministry of Finance
Ministry of Forests
Ministry of Health Services
Ministry of Human Resources
Ministry of Management Services
Ministry of Provincial Revenue
Ministry of Public Safety and Solicitor General
Ministry of Skills Development and Labour
Ministry of Small Business and Economic Development
Ministry of Sustainable Resource Management
Ministry of Transportation
Ministry of Water, Land and Air Protection
Management of Public Funds and Debt
Other Appropriations

Schedules
A	–	Consolidated Revenue Fund Operating Expenses, Capital Expenditures and FTE Reconciliation - 2004/05
B	–	Special Accounts - Summary
C	–	Financing Transactions –Prepaid Capital Advances
D	–	Financing Transactions – Expenditures
D1	–	Financing Transactions – Capital Expenditures – Taxpayer-Supported Organizations
E	–	Financing Transactions – Loans, Investments and Other Requirements
F	–	Financing Transactions – Revenue Collected for, and Transferred to, Other Entities
G	–	Fulltime Equivalent Employment
H	–	Reconciliation of Surplus/(Deficit) to Change in Taxpayer-Supported Debt and Statement of Total Debt
I	–	Summary of Ministerial Accountability for Operating Expenses
J	–	Estimated Consolidated Revenue Fund Operating Result
K	–	Taxpayer-Supported Crown Corporations and Agencies – Estimated Revenues and Expenses
L	–	SUCH Sector and Regional Authorities – Estimated Revenues and Expenses
M	–	Estimated Revenue by Source
N	–	Estimated Expense by Function

Explanatory Notes on the Group Account Classifications

INTRODUCTION TO THE ESTIMATES

The Estimates for each fiscal year is presented to the Legislative Assembly by the Minister of Finance.

The 2005/06 Estimates is presented on a consolidated basis, which combines the Consolidated Revenue Fund, Crown corporations/agencies, and school districts, post-secondary institutions, regional health authorities and hospital societies (the SUCH sector) and Children and Family Development regional authorities. The Estimates include a pro forma statement of financial position, a statement of operations which combines the operating revenues and expenses of the Consolidated Revenue Fund, Crown corporations/agencies, SUCH sector and regional authorities, and, non-operating financial requirements (financing transactions) of the government entity for the coming fiscal year. The Estimates also include budget and updated forecast information for the 2004/05 fiscal year for comparative purposes.

The Consolidated Revenue Fund is comprised of the General Fund. All expenditures from the Consolidated Revenue Fund must be authorized by an appropriation, either through a Supply Act, or, through a specific provision in another statute. The General Fund is the main operating account of government and includes a number of Special Accounts which provide statutory authority for specific expenditures.

In addition to disclosing the pro forma statement of financial position, statement of operations and financing transactions of the government, the Estimates form the basis for annual Consolidated Revenue Fund appropriations approved by the Legislative Assembly through a Supply Act. Votes contained in the Consolidated Revenue Fund provide the framework for legislative control of government spending since funds can only be expended for purposes stated in the Estimates. Expenses cannot exceed individual vote totals without legislative authority. Voted expenses are detailed by sub-votes and group account classification in the Estimates.

Voted and Special Account expenses are detailed by standard object of expense in the Supplement to the Estimates. This more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s Budget web site at http://www.gov.bc.ca/bcbudget.

The 2005/06 Estimates is comprised of three separate sections.

1.             Summary Information — this section of the Estimates provides an overview of the government’s financial plan for the 2005/06 fiscal year and also presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year.

2.             Estimates of Special Offices, Ministries and Other Appropriations — this section presents detailed information on Consolidated Revenue Fund operating expense, capital and other financing transactions. The Legislative Assembly will be asked to approve Consolidated Revenue Fund expenses through a Supply Act based on the detailed information provided in this section. The Supply Act will provide the legislative authority for voted appropriations and financial requirements. Expenses from Special Accounts are disclosed in the Estimates, however they are not included in Supply Act totals as these accounts have existing statutory authority.

Each special office and ministry is presented on a similar basis.

1.     Summary—summarizes total voted and statutory (Special Account) expense, capital and other financing transactions that are the responsibility of the special office or ministry. Also included is the estimated fulltime equivalent (FTE) employment for the fiscal year.

2.     Core Business Summary — discloses operating expense, capital and other financing transactions by core business on both the gross (before deducting external recoveries) and net (after deducting external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. Where core businesses are not required (Special Offices and Other Appropriations), the voted and statutory (Special Account) expense and capital expenditures are disclosed by vote.

3.     Operating Expense by Core Business — includes a description of the purpose for each vote and operating expense details by voted and statutory appropriations. Where core businesses are not required (Special Offices and Other Appropriations), the operating expense, capital expenditures and FTE employment are disclosed by vote.

4.     Special Accounts — discloses revenue, expense, capital, other financing transactions and projected spending authority available for all special accounts.

5.     Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry.

3.             Schedules — this section of the Estimates consists of supporting schedules that include the following: a detailed Consolidated
Revenue Fund operating expense, capital expenditure and FTE reconciliation to restate the 2004/05 Estimates to be consistent with the 2005/06 Estimates presentation; summaries of operating and financial requirements and opening and closing balances for all Special Accounts; summaries of major ministry, taxpayer-supported Crown corporation/agency, SUCH sector and regional authority related financing transactions; a summary of FTE staff utilization by special office, ministry, and Crown corporation/agency; a summary of ministerial accountability for operating expenses; a reconciliation of the surplus/(deficit) to the change in taxpayer-supported debt and disclosure of total debt; summaries of Crown corporation/agency, SUCH sector and regional authority revenues and expenses; and, a detailed reconciliation of revenue by source and expense by function.

v

EXPLANATORY NOTES

Recoveries in the Estimates

The 2005/06 Estimates contains votes and sub-votes where recoveries are applied against expenses. In these situations the total recoveries amount is disclosed in the group account classification located on the last page of each special office, ministry or other appropriation section.

There are two forms of recoveries:

1.              Internal Recoveries — represents transfers within the Consolidated Revenue Fund and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, postal services, Queen’s Printer services and Provincial Treasury banking charges are considered internal recoveries.

2.              External Recoveries — represents recoveries to the Consolidated Revenue Fund from entities outside of the Consolidated Revenue Fund, and includes costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

Authority to Spend Estimated Recoveries

Consolidated Revenue Fund expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. A shortfall in anticipated recoveries would cause net expenses to increase. Section 23(3) of the Financial Administration Act provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to authorize the payment of the net expense plus the amount of the credit or recovery that is budgeted, whether or not this latter amount is actually realized. Under-realization of recoveries would have the same effect on the Consolidated Revenue Fund operating result as an equivalent shortfall in anticipated government revenue.

Authority to Spend Excess Recoveries

Section 23(3) of the Financial Administration Act also provides that excess Consolidated Revenue Fund recoveries (amounts earned over and above those shown in the Estimates approved by the Legislative Assembly) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on net budgeted Consolidated Revenue Fund expenses since the incremental recoveries would offset the incremental spending.

Capital Acquisitions

The government capitalizes certain capital assets in its financial statements. The annual cost of these acquisitions is shown in each ministry’s section of the Estimates, and is summarized in Schedule D. The cost of these acquisitions is not included in ministries’ operating budgets but is instead voted as one amount in the Supply Act. The amortization cost of tangible capital assets held by the Consolidated Revenue Fund is included in ministry operating budgets. Schedule D1 summarizes the total estimated cost of capital acquisitions for all taxpayer-supported organizations. The government also provides capital funding to organizations within the government reporting entity to fund public infrastructure. Schedule C summarizes this funding. The amortization cost of these advances is included in ministry operating budgets.

vi

SUMMARY INFORMATION

Estimates Accounting Policies and Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Estimated Surplus/(Deficit) Overview

Estimated Accumulated Deficit

Estimated Revenue by Source

Estimated Expense by Organization

Estimated Consolidated Revenue Fund Expense

ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES

Estimates Accounting Policies

1.              Basis of Accounting — The accounting policies followed in the Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2005/06 Estimates comply, in all material respects, with Generally Accepted Accounting Principles (GAAP) for senior governments as prescribed by the Public Sector Accounting Board (PSAB).

2.              Reporting Entity — In 2004/05, the government reporting entity was expanded to include school districts, universities, colleges, university colleges and institutes, regional health authorities and hospital societies (the SUCH sector).

3.              Consolidation — The 2005/06 Estimates fully consolidate the Consolidated Revenue Fund, which consists of the General Fund (voted appropriations and all Special Accounts), with the individual assets, liabilities, revenues and expenses of taxpayer- supported organizations on a line-by-line basis.  Taxpayer-supported organizations include taxpayer-supported Crown corporations/agencies, the SUCH sector and Children and Family Development regional authorities.  Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Significant Presentation Changes in the 2005/06 Estimates

In order to improve disclosure and better match the Estimates with the Public Accounts, the following significant presentation changes have been incorporated into the 2005/06 Estimates.

1.              Restatement of 2004/05 Estimates — The 2004/05 Estimates and Updated Forecast have been restated to be consistent with the 2005/06 Estimates presentation.  These restatements reflect a change in the accounting presentation for sinking funds, defeased debt and related sinking fund investments, as well as a number of inter ministry transfers and/or changes. Schedule A presents a detailed reconciliation of Consolidated Revenue Fund operating expenses, capital expenditures and FTEs.

2.              Sinking funds — The presentation in the Estimated Statement of Financial Position in the 2005/06 Estimates has been changed to present public debt net of sinking fund investments. In the 2005/06 Estimates the impact of this change is a decrease to both assets and liabilities (public debt) of $3.3 billion. There is no impact on the bottom line as a result of this change. For comparative purposes, the 2004/05 Estimates and Updated Forecast have been restated to reflect this change.

3.              Defeased debt and related sinking fund investments — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2005/06 Estimates have been changed to recognize defeased debt and associated interest costs, and the related sinking fund investments and investment earnings. In prior years, this debt and related sinking fund investments had been removed from the statement of financial position as they were considered to be extinguished for financial statement reporting purposes through an in-substance defeasance. In the 2005/06 Estimates, the impact of this change is a net decrease in liabilities (public debt) of $38 million and an increase in interest expense of $75 million and an increase in investment earnings of $56 million. For comparative purposes, the 2004/05 Estimates and Updated forecast have been restated to reflect this change.

4.              Federal Health Accord — In March 2004, a Supplementary Estimate in the amount of $148 million was introduced to reflect the new federal funding for health care in the amount of $131 million from the First Ministers’ Accord on Health Care Renewal announced on January 30, 2004, and $17 million from the new 2004 Public Health and Immunization Trust announced March 23, 2004. The 2004/05 Estimates have been restated for both of these amounts.

5.              Schedules — The presentation in Schedule K (Taxpayer-supported crown corporations and agencies - Estimated Revenues and Expenses) and Schedule L (SUCH Sector and Regional Authorities - Estimated Revenues and Expenses) has changed to provide the accounting adjustments by individual Crown corporation and agency, for the individual SUCH sector components and for regional authorities. In the prior year the accounting adjustments were made to the totals on these schedules.

ESTIMATED STATEMENT OF FINANCIAL POSITION(1)

($000)

Estimates(2) 2004/05	Updated Forecast(2) 2004/05		Estimates 2005/06

		Financial Assets(3)
2,458,000	2,531,000	Cash and Temporary Investments	1,845,000
3,368,000	3,370,000	Loans and Investments	3,830,000
2,674,000	3,231,000	Equity in Self-Supported Crown Corporations and Agencies	3,556,000
7,179,000	6,883,000	Financed Assets of Crown Corporations and Agencies(4)	7,080,000
15,679,000	16,015,000		16,311,000

		Liabilities
2,645,000	2,762,000	Working Capital Deficiency(5)	3,027,000
2,716,000	4,112,000	Deferred Revenue	4,048,000
5,361,000	6,874,000		7,075,000

32,115,000	28,613,000	Taxpayer-Supported Debt (net of sinking funds)	29,588,000
7,180,000	7,150,000	Self-Supported Debt (net of sinking funds)	7,344,000
100,000	300,000	Forecast Allowance	400,000
39,395,000	36,063,000		37,332,000
(393,000)	(427,000)	Less: Debt Guarantees and Non-Guaranteed Debt(6)	(421,000)
39,002,000	35,636,000	Total Debt	36,911,000
44,363,000	42,510,000		43,986,000

(28,684,000)	(26,495,000)	Net Liabilities	(27,675,000)

		Non-Financial Assets(3)
23,437,000	23,143,000	Investment in Capital Assets (net)(7)	24,546,000
377,000	350,000	Other Assets	347,000
23,814,000	23,493,000		24,893,000
(4,870,000)	(3,002,000)	Accumulated Deficit	(2,782,000)

(1)               Figures have been rounded to the nearest million.

(2)               The 2004/05 Estimates and Updated Forecast amounts have been restated to be conform with the 2005/06 Estimates presentation. See Significant Presentation Changes (Note 1) for details.

(3)               Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

(4)               Includes loans to Crown corporations/agencies for the purchase of capital assets.

(5)               Working capital includes accounts receivable, inventories, accounts payable, and accrued liabilities.

(6)               Represents loan guarantees, and Crown corporation/agency debt which has not been borrowed from or guaranteed by the provincial government.

(7)               Investment in capital assets is reported net of amortization.

ESTIMATED STATEMENT OF OPERATIONS(1),(3)

($000)

Estimates(2) 2004/05	Updated Forecast(2) 2004/05		Estimates 2005/06

		Revenue
14,185,000	14,741,000	Taxation	14,692,000
3,432,000	3,860,000	Natural Resource	3,918,000
3,578,000	3,673,000	Fees and licences	3,690,000
889,000	782,000	Investment Earnings(4)	842,000
1,990,000	2,043,000	Miscellaneous	2,112,000
4,494,000	5,174,000	Contributions from the Federal Government	5,492,000
2,072,000	2,453,000	Net earnings of Self-Supported Crown Corporations and Agencies	2,330,000
30,640,000	32,726,000	Total Revenue	33,076,000

		Expenses
11,919,000	11,810,000	Health(4)	12,569,000
2,639,000	2,651,000	Social Services	2,788,000
8,784,000	8,984,000	Education(4)	9,346,000
1,142,000	1,192,000	Protection of persons and property	1,223,000
1,258,000	1,446,000	Transportation(4)	1,341,000
1,291,000	1,526,000	Natural resources and economic development	1,649,000
1,146,000	1,314,000	Other	1,365,000
600,000	586,000	General Government	627,000
1,661,000	1,477,000	Interest(4)	1,548,000
30,440,000	30,986,000	Total Expenses	32,456,000

200,000	1,740,000	Surplus/(Deficit) before Forecast Allowance	620,000

(100,000)	(300,000)	Forecast Allowance	(400,000)
100,000	1,440,000	Surplus/(Deficit)	220,000

(1)               Figures have been rounded to the nearest million.

(2)               The 2004/05 Estimates and Updated Forecast amounts have been restated to be conform with the 2005/06 Estimates presentation. See Significant Presentation Changes (Notes 1 and 4) for details.

(3)               The Estimated Statement of Operations discloses budgeted amounts for revenues and expenses of the government reporting entity on a functional basis. The statement fully consolidates the taxpayer-supported Crown corporations/agencies, SUCH sector and regional authorities with the Consolidated Revenue Fund. This results in revenues and expenses of the taxpayer-supported Crown corporations/agencies, SUCH sector and regional authorities being added to those of the Consolidated Revenue Fund.

(4)               In order to comply with generally accepted accounting principles, interest expense is reported gross of sinking fund and debt defeasance trust earnings, which are now reported as revenue.

ESTIMATED SURPLUS/(DEFICIT) OVERVIEW

($000)

Estimates(1) 2004/05	Updated Forecast(1) 2004/05		Estimates 2005/06

		Taxpayer-supported Programs and Agencies
28,568,000	30,273,000	Revenue	30,746,000
30,440,000	30,986,000	Expense	32,456,000
(1,872,000)	(713,000)		(1,710,000)

2,072,000	2,453,000	Net Earnings of Self-Supported Crown Corporations and Agencies	2,330,000
200,000	1,740,000	Surplus/(Deficit) before Forecast Allowance	620,000
(100,000)	(300,000)	Forecast Allowance	(400,000)

100,000	1,440,000	Surplus/(Deficit)	220,000

ESTIMATED ACCUMULATED DEFICIT

($000)

Estimates 2004/05	Updated Forecast 2004/05		Estimates 2005/06

(5,271,000)	(9,354,000)	Accumulated Deficit, Beginning of Year(2)	(3,002,000)
—	4,611,000	Adjustment for the inclusion of SUCH(3)	—
301,000	301,000	Other adjustments(4)	—
(4,970,000)	(4,442,000)	Accumulated Deficit, Beginning of Year, Restated	(3,002,000)
100,000	1,440,000	Surplus/(Deficit) for the Year	220,000
(4,870,000)	(3,002,000)	Accumulated Deficit, End of Year	(2,782,000)

(1)               The 2004/05 Estimates and Updated Forecast amounts have been restated to conform with the 2005/06 Estimates presentation.  See Significant Presentation Changes (Notes 1 and 4) for details.

(2)               The 2004/05 Updated Forecast amount for the beginning of the fiscal year is as reported in the 2003/04 Public Accounts.

(3)               Represents the impact of including school districts, post-secondary institutions and regional health authorities/societies (SUCH) in the government reporting entity.

(4)               Represents the impact of including the defeased debt as part of taxpayer-supported debt and a change in accounting policy for BC Hydro to implement the new reporting standard for asset retirement obligations.

ESTIMATED REVENUE BY SOURCE

($000)

Estimates(1) 2004/05	Updated Forecast(1) 2004/05		Estimates 2004/05
		Taxation Revenue
5,005,000	5,055,000	Personal income	5,202,000
893,000	1,256,000	Corporate income	1,075,000
4,156,000	4,066,000	Social service	4,113,000
891,000	895,000	Fuel	915,000
676,000	686,000	Tobacco	686,000
1,655,000	1,643,000	Property	1,706,000
432,000	600,000	Property transfer	460,000
477,000	540,000	Other(2)	535,000
14,185,000	14,741,000	Total Taxation Revenue	14,692,000
		Natural Resource Revenue
1,213,000	1,451,000	Natural gas royalties	1,555,000
215,000	255,000	Columbia River Treaty	250,000
603,000	548,000	Other energy and minerals	713,000
999,000	1,305,000	Forests	1,080,000
402,000	301,000	Water and other resources	320,000
3,432,000	3,860,000	Total Natural Resource Revenue	3,918,000
		Other Revenue
1,398,000	1,458,000	Medical Services Plan premiums	1,427,000
763,000	829,000	Post secondary education fees	924,000
195,000	190,000	Other health care-related fees	176,000
370,000	380,000	Motor vehicle licences and permits	389,000
852,000	816,000	Other fees and licences	774,000
889,000	782,000	Investment earnings	842,000
681,000	688,000	Sales of goods and services	680,000
1,309,000	1,355,000	Miscellaneous(3)	1,432,000
6,457,000	6,498,000	Total Other Revenue	6,644,000
		Contributions from the Federal Government
3,372,000	3,438,000	Health and social transfers	4,144,000
402,000	980,000	Equalization	590,000
720,000	756,000	Other cost-shared agreements(4)	758,000
4,494,000	5,174,000	Total Contributions from the Federal Government	5,492,000

28,568,000	30,273,000	Taxpayer-Supported Programs and Agencies	30,746,000

		Self-supported Crown Corporations and Agencies
388,000	310,000	British Columbia Hydro and Power Authority(5)	395,000
760,000	768,000	British Columbia Liquor Distribution Branch	779,000
842,000	842,000	British Columbia Lottery Corporation	892,000
29,000	167,000	British Columbia Railway Company	76,000
52,000	360,000	Insurance Corporation of British Columbia	176,000
1,000	6,000	Other	12,000
2,072,000	2,453,000	Net Earnings of Self-Supported Crown Corporations and Agencies	2,330,000

30,640,000	32,726,000	Total Revenue	33,076,000

(1)               The 2004/05 Estimates and Updated Forecast amounts have been restated to conform with the 2005/06 Estimates presentation. See Significant Presentation Changes (Notes 1 and 4) for details.

(2)               Includes corporation capital, insurance premium and hotel room taxes.

(3)               Includes asset dispositions, reimbursements for health care and other services provided to external agencies, and other recoveries.

(4)               Includes contributions for health, education, housing and social service programs, for transportation projects, and for coastal ferry services.

(5)               Amounts are net of transfers.

ESTIMATED EXPENSE BY ORGANIZATION

($000)

Estimates(1) 2004/05	Updated Forecast(1) 2004/05		Estimates 2005/06
45,737	45,737	Legislation	51,217
27,084	27,084	Officers of the Legislature	46,357
10,997	10,997	Office of the Premier	10,997
1,899,935	1,899,935	Ministry of Advanced Education	1,955,435
43,290	43,290	Ministry of Agriculture, Food and Fisheries	56,600
469,194	465,194	Ministry of Attorney General	475,389
1,497,571	1,497,571	Ministry of Children and Family Development	1,577,388
369,128	369,128	Ministry of Community, Aboriginal and Women’s Services	470,341
4,920,875	4,920,875	Ministry of Education	5,059,627
62,885	62,885	Ministry of Energy and Mines	76,775
75,852	75,852	Ministry of Finance	78,059
524,268	635,268	Ministry of Forests	644,476
10,690,015	10,690,015	Ministry of Health Services	11,392,368
1,283,728	1,283,728	Ministry of Human Resources	1,366,897
199,022	199,022	Ministry of Management Services	201,529
42,134	40,134	Ministry of Provincial Revenue	42,120
501,180	516,180	Ministry of Public Safety and Solicitor General	545,434
18,262	18,262	Ministry of Skills Development and Labour	19,262
140,318	140,318	Ministry of Small Business and Economic Development	520,438
275,226	201,226	Ministry of Sustainable Resource Management	239,306
804,455	804,455	Ministry of Transportation	804,945
143,441	143,441	Ministry of Water, Land and Air Protection	151,921
800,000	691,000	Management of Public Funds and Debt	730,000
260,389	260,389	Other Appropriations	319,119
	391,000	BC Rail investment partnership	—
	1,002,014	Supplementary Estimates	—
25,104,986	26,435,000	CONSOLIDATED REVENUE FUND EXPENSES(1), (2)	26,836,000
1,632,000	1,619,000	Add: Expenses recovered from external entities(2)	1,695,000
		Less: Grants to agencies and other internal transfers(3)
(735,000)	(1,629,000)	Taxpayer-supported Crown corporations and agencies	(927,000)
(4,267,000)	(4,322,000)	School districts	(4,394,000)
(818,000)	(857,000)	Universities	(912,000)
(778,000)	(800,000)	Colleges, university colleges and institutes	(821,000)
(6,912,000)	(7,164,000)	Health authorities and hospital societies	(7,414,000)
—	(1,000)	Children and Family Development governance authorities	(264,000)
(13,510,000)	(14,773,000)		(14,732,000)
1,904,000	2,002,000	Taxpayer-supported Crown corporations and agencies(4)	2,073,000
		SUCH sector and regional authorities(4)
4,451,000	4,561,000	School districts	4,696,000
1,936,000	2,067,000	Universities	2,221,000
1,324,000	1,355,000	Colleges, university colleges and institutes	1,402,000
7,598,000	7,719,000	Health authorities and hospital societies	8,001,000
—	1,000	Children and Family Development governance authorities	264,000
15,309,000	15,703,000		16,584,000
30,439,986	30,986,000	Total Expense	32,456,000

(1)               The 2004/05 Estimates and Updated Forecast amounts have been restated to conform with the 2005/06 Estimates presentation. See Significant Presentation Changes (Note 1 and 4) for details.

(2)               Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund. On consolidation the recoveries are reported as spending increases.

(3)               Grants and other payments between the Consolidated Revenue Fund and the taxpayer-supported Crown corporations/agencies, SUCH sector and regional authorities are eliminated to avoid double counting.

(4)               See Schedules K and L for details on estimated revenues and expenses for Crown corporations and agencies and SUCH sector and regional authorities.

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE(1)

($000)

Estimates 2004/05	Vote No*		Estimates 2005/06

		Legislation
45,737	1	Legislation	51,217
45,737		Total Voted Expense	51,217

45,737		Total Expense	51,217

		Officers of the Legislature
7,069	2	Auditor General	7,670
292	3	Conflict of Interest Commissioner	292
13,508	4	Elections BC	31,506
2,133	5	Information and Privacy Commissioner	2,211
3,097	6	Ombudsman	3,388
985	7	Police Complaint Commissioner	1,290
27,084		Total Voted Expense	46,357

27,084		Total Expense	46,357

		Office of the Premier
10,997	8	Office of the Premier	10,997
10,997		Total Voted Expense	10,997

10,997		Total Expense	10,997

		Ministry of Advanced Education
1,899,935	9	Ministry Operations	1,955,435
1,899,935		Total Voted Expense	1,955,435

1,899,935		Total Expense	1,955,435

		Ministry of Agriculture, Food and Fisheries
43,290	10	Ministry Operations	46,000
43,290		Total Voted Expense	46,000

—	(S)	Production Insurance	16,000
—		Transfer from Ministry Operations Vote	(5,400)
—		Total Special Accounts (Statutory)	10,600

43,290		Total Expense	56,600

NOTES

*                      An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1)               For comparison purposes only, amounts shown for 2004/05 expense have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates 2004/05	Vote No*		Estimates 2005/06

		Ministry of Attorney General
351,303	11	Ministry Operations	363,472
28,782	12	Treaty Negotiations Office	21,729
51,166	13	Judiciary	52,281
27,500	14	Crown Proceeding Act	27,500
1	15	British Columbia Utilities Commission	1
458,752		Total Voted Expense	464,983

17,392	(S)	Public Guardian and Trustee of British Columbia	18,048
(6,950)		Transfer from Ministry Operations Vote	(7,642)
10,442		Total Special Accounts (Statutory)	10,406

469,194		Total Expense	475,389

		Ministry of Children and Family Development
1,497,571	16	Ministry Operations	1,577,388
1,497,571		Total Voted Expense	1,577,388

1,497,571		Total Expense	1,577,388

		Ministry of Community, Aboriginal and Women’s Services
349,681	17	Ministry Operations	450,894
12,105	18	Transfer to Royal British Columbia Museum	12,105
361,786		Total Voted Expense	462,999

4,200	(S)	First Citizens Fund	4,200
3,142	(S)	University Endowment Lands Administration	3,142
7,342		Total Special Accounts (Statutory)	7,342

369,128		Total Expense	470,341

		Ministry of Education
4,920,875	19	Ministry Operations	5,059,627
4,920,875		Total Voted Expense	5,059,627

4,920,875		Total Expense	5,059,627

NOTES

*                      An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1)               For comparison purposes only, amounts shown for 2004/05 expense have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates 2004/05	Vote No*		Estimates 2005/06

		Ministry of Energy and Mines
34,325	20	Ministry Operations	43,215
28,560	21	Contracts and Funding Arrangements	33,560
62,885		Total Voted Expense	76,775

62,885		Total Expense	76,775

		Ministry of Finance
29,052	22	Ministry Operations	29,259
14,596	23	Public Sector Employers’ Council	14,596
32,204	24	Public Affairs Bureau	34,204
75,852		Total Voted Expense	78,059

75,852		Total Expense	78,059

		Ministry of Forests
387,978	25	Ministry Operations	452,868
387,978		Total Voted Expense	452,868

131,800	(S)	BC Timber Sales	166,108
1,490	(S)	Forest Stand Management Fund	—
3,000	(S)	South Moresby Forest Replacement	25,500
136,290		Total Special Accounts (Statutory)	1,91,608

524,268		Total Expense	644,476

		Ministry of Health Services
10,536,023	26	Ministry Operations	11,238,332
6,742	27	Vital Statistics (Special Operating Agency)	6,786
10,542,765		Total Voted Expense	11,245,118

147,250	(S)	Health Special Account	147,250
147,250		Total Special Accounts (Statutory)	147,250

10,690,015		Total Expense	11,392,368

NOTES

*                      An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1)               For comparison purposes only, amounts shown for 2004/05 expense have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates 2004/05	Vote No*		Estimates 2005/06

		Ministry of Human Resources
1,283,728	28	Ministry Operations	1,366,897
1,283,728		Total Voted Expense	1,366,897

1,283,728		Total Expense	1,366,897

		Ministry of Management Services
174,890	29	Ministry Operations	177,397
24,132	30	BC Public Service Agency	24,132
199,022		Total Voted Expense	201,529

199,022		Total Expense	201,529

		Ministry of Provincial Revenue
42,109	31	Ministry Operations	42,095
42,109		Total Voted Expense	42,095

25	(S)	Provincial Home Acquisition Wind Up	25
25		Total Special Accounts (Statutory)	25

42,134		Total Expense	42,120

		Ministry of Public Safety and Solicitor General
476,667	32	Ministry Operations	520,916
15,635	33	Emergency Program Act	15,628
492,302		Total Voted Expense	536,544

—	(S)	Forfeited Crime Proceeds Fund	—
1,553	(S)	Inmate Work Program	1,565
7,325	(S)	Victims of Crime Act	7,325
8,878		Total Special Accounts (Statutory)	8890

501,180		Total Expense	545,434

		Ministry of Skills Development and Labour
18,262	34	Ministry Operations	19,262
18,262		Total Voted Expense	19,262

18,262		Total Expense	19,262

NOTES

*                      An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1)               For comparison purposes only, amounts shown for 2004/05 expense have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates 2004/05	Vote No*		Estimates 2005/06

		Ministry of Small Business and Economic Development
136,993	35	Ministry Operations	517,088
136,993		Total Voted Expense	517,088

500	(S)	Northern Development Fund	500
625	(S)	Olympic Arts Fund	650
2,200	(S)	Physical Fitness and Amateur Sports Fund	2,200
3,325		Total Special Accounts (Statutory)	3,350

140,318		Total Expense	520,438

		Ministry of Sustainable Resource Management
62,649	36	Ministry Operations	95,418
1,957	37	Agricultural Land Commission	2,068
64,606		Total Voted Expense	97,486

210,620	(S)	Crown Land	141,820
210,620		Total Special Accounts (Statutory)	141,820

275,226		Total Expense	239,306

		Ministry of Transportation
804,455	38	Ministry Operations	804,945
804,455		Total Voted Expense	804,945

804,455		Total Expense	804,945

		Ministry of Water, Land and Air Protection
107,736	39	Ministry Operations	116,216
107,736		Total Voted Expense	116,216

35,705	(S)	Sustainable Environment Fund	35,705
35,705		Total Special Accounts (Statutory)	35,705

143,441		Total Expense	151,921

NOTES

*                      An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1)               For comparison purposes only, amounts shown for 2004/05 expense have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates 2004/05	Vote No*		Estimates 2005/06

		Management of Public Funds and Debt
800,000	40	Management of Public Funds and Debt	730,000
800,000		Total Voted Expense	730,000

800,000		Total Expense	730,000

		Other Appropriations
190,620	41	Contingencies (All Ministries) and New Programs	270,000
59,000	42	BC Family Bonus	39,000
1	43	Commissions on Collection of Public Funds	1
1	44	Allowances for Doubtful Revenue Accounts	1
2,820	45	Environmental Assessment Office	4,480
1,955	46	Environmental Appeal Board and Forest Appeals Commission	1,955
3,307	47	Forest Practices Board	3,607
2,600		Citizens’ Assembly	—
260,304		Total Voted Expense	319,044

—	(S)	Insurance and Risk Management	—
10	(S)	Livestock Protection	—
75	(S)	Unclaimed Property	75
85		Total Special Accounts (Statutory)	75

260,389		Total Expense	319,119

		All Appropriations
24,545,024		Total Voted Expense	26,278,929
559,962		Total Special Accounts	557,071

25,104,986		Total Expense	26,836,000

NOTES

*                      An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1)               For comparison purposes only, amounts shown for 2004/05 expense have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,
MINISTRIES AND OTHER APPROPRIATIONS

Legislation

Officers of the Legislature

Office of the Premier

Ministry of Advanced Education

Ministry of Agriculture, Food and Fisheries

Ministry of Attorney General

Ministry of Children and Family Development

Ministry of Community, Aboriginal and Women’s Services

Ministry of Education

Ministry of Energy and Mines

Ministry of Finance

Ministry of Forests

Ministry of Health Services

Ministry of Human Resources

Ministry of Management Services

Ministry of Provincial Revenue

Ministry of Public Safety and Solicitor General

Ministry of Skills Development and Labour

Ministry of Small Business and Economic Development

Ministry of Sustainable Resource Management

Ministry of Transportation

Ministry of Water, Land and Air Protection

Management of Public Funds and Debt

Other Appropriations

LEGISLATION

SUMMARY - OPERATING EXPENSE BY SUB-VOTE

$000

Estimates 2004/05	Estimates 2005/06

VOTE 1 — LEGISLATION

This vote provides for the operation of the Legislative Assembly and its committees, including basic compensation, special allowances and other allowances for Members of the Legislative Assembly, officials and staff, and for support services and other related costs. Operating costs of the Parliamentary Dining Room are partially recovered from ministries.

OPERATING EXPENSE
Members’ Services	20,426	24,634
Caucus Support Services	3,880	4,997
Office of the Speaker	372	383
Clerk of the House	712	739
Clerk of Committees	382	387
Legislative Operations	10,278	10,156
Sergeant-at-Arms	3,648	3,675
Hansard	3,666	3,741
Legislative Library	2,373	2,505
	45,737	51.217

CAPITAL EXPENDITURES
Clerk of the House	1,249	1,138

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Members’ Services	300	300

VOTE 1 - LEGISLATION	45,737	51,217

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	22,193	23,907
Operating Costs	10,621	10,727
Other Expenses	13,178	16,929
Internal Recoveries	(255)	(346)
TOTAL OPERATING EXPENSE	45,737	51,217

OFFICERS OF THE LEGISLATURE

SUMMARY
($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATIONS
Vote 2 — Auditor General	7,069	7,670
Vote 3 — Conflict of Interest Commissioner	292	292
Vote 4 — Elections BC	13,508	31,506
Vote 5 — Information and Privacy Commissioner	2,133	2,211
Vote 6 — Ombudsman	3,097	3,388
Vote 7 — Police Complaint Commissioner	985	1,290

OPERATING EXPENSE	27,084	46,357

PREPAID CAPITAL ADVANCES(2)	—	—
CAPITAL EXPENDITURES(3)	508	3,920
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)	190	187

NOTES

(1)               For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)               Details of prepaid capital advances are presented in Schedule C.

(3)               Details of capital expenditures are presented in Schedule D.

(4)               Details of loans, investments and other requirements are presented in Schedule E.

(5)               Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)               Details of FTEs are presented in Schedule G.

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Auditor General	7,069	9,970	(2,300)	7,670
Conflict of Interest Commissioner	292	292	—	292
Elections BC	13,508	31,506	—	31,506
Information and Privacy Commissioner	2,133	2,213	(2)	2,211
Ombudsman	3,097	3,389	(1)	3,388
Police Complaint Commissioner	985	1,290	—	1,290

TOTAL OPERATING EXPENSES	27,084	48,660	(2,303)	46,357

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Auditor General	200	200	—	200
Conflict of Interest Commissioner	3	—	—	—
Elections BC	195	3,600	—	3,600
Information and Privacy Commissioner	20	30	—	30
Ombudsman	65	65	—	65
Police Complaint Commissioner	25	25	—	25

TOTAL CAPITAL EXPENDITURES	508	3,920	—	3,920

Estimates 2004/05	Estimates 2005/06

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the Office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help members of the legislative assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the legislature. The Auditor General recovers the costs incurred to provide audit services to parties external to government, such as the Workers’ Compensation Board and the British Columbia Investment Management Corporation.

OPERATING EXPENSE
Auditor General	7,069	7,670

CAPITAL EXPENDITURES
Auditor General	200	200

FULLTIME EQUIVALENT (FTE) EMPLOYMENT	95	88
Auditor General

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operation of the Office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSE
Conflict of Interest Commissioner	292	292

CAPITAL EXPENDITURES
Conflict of Interest Commissioner	3	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Conflict of Interest Commissioner	2	2

Estimates 2004/05	Estimates 2005/06

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the Office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the provincial electoral process. The Chief Electoral Officer is an officer of the Legislature and is responsible for the administration of the Election Act and the Recall and Initiative Act.

OPERATING EXPENSE
Elections BC	13,508	31,506

CAPITAL EXPENDITURES
Elections BC	195	3,600

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Elections BC	39	39

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Office of the Information and Privacy Commissioner (OIPC) and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act (FOIPPA) and (effective January 1, 2004) under the Personal Information Protection Act (PIPA), with a broad mandate to protect the rights given to the public under FOIPPA and PIPA. This includes conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the lobbyist’s registry program pursuant to the Lobbyists Registration Act. Costs related to any conferences held by the OIPC are fully recovered from participants and sponsoring agencies.

OPERATING EXPENSE
Information and Privacy Commissioner	2,133	2,211

CAPITAL EXPENDITURES
Information and Privacy Commissioner	20	30

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Information and Privacy Commissioner	17	17

Estimates 2004/05	Estimates 2005/06

VOTE 6 — OMBUDSMAN

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Ombudsman. The Ombudsman is an officer of the Legislature, under the authority of the Ombudsman Act. The Ombudsman may investigate, either in response to a specific complaint or on the Ombudsman’s own initiative, the actions and decisions of government bodies. The jurisdiction of the Ombudsman extends to ministries of the province, Crown corporations, provincially appointed agencies, boards and commissions, school districts, colleges, universities, hospitals, governing bodies of professional and occupational associations, local governments, regional districts and any other authorities listed in the schedule of the Ombudsman Act. The Ombudsman may undertake initiatives to increase public understanding of the role of the Ombudsman, and to improve government’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. Internal recoveries are for costs incurred in the provision of services to other officers of the Legislature and for the distribution of materials, developed by the office, to ministries or agencies of government. External recoveries are for the cost of services provided for in the vote and for distribution of materials. This vote also provides for Case Tracker database services to other officers of the Legislature or similar agencies inside/outside British Columbia on a fee-for-service basis.

OPERATING EXPENSE
Ombudsman	3,097	3,388

CAPITAL EXPENDITURES
Ombudsman	65	65

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Ombudsman	31	34

VOTE 7 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries and benefits and expenses of the Police Complaint Commissioner and staff and the costs incurred by the Office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature, under the authority of the Police Act.

OPERATING EXPENSE
Police Complaint Commissioner	985	1,290

CAPITAL EXPENDITURES
Police Complaint Commissioner	25	25

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Police Complaint Commissioner	6	7

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	14,100	15,157
Operating Costs	8,296	8,566
Government Transfers	61	63
Other Expenses	7,012	25,016
Internal Recoveries	—	(142)
External Recoveries	(2,385)	(2,303)
TOTAL OPERATING EXPENSE	27,084	46,357

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to ensure the achievement of the New Era vision through leadership across government and Crown agencies in innovative planning, timely decision-making and effective service delivery, supported by leading-edge technology, open and transparent communications, and positive intergovernmental relations.

SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATION
Vote 8 — Office of the Premier	10,997	10,997

OPERATING EXPENSE	10,997	10,997

PREPAID CAPITAL ADVANCES(2)	—	—
CAPITAL EXPENDITURES(3)	119	119
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)	99	99

NOTES

(1)               For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)               Details of prepaid capital advances are presented in Schedule C.

(3)               Details of capital expenditures are presented in Schedule D.

(4)               Details of loans, investments and other requirements are presented in Schedule E.

(5)               Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)               Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE		Gross	External Recoveries	Net
	Net

Core Business
Intergovernmental Relations Secretariat	2,538	3,038	(500)	2,538
Crown Agencies Secretariat	2,108	2,108	—	2,108
Executive and Support Services	6,351	6,351	—	6,351

TOTAL OPERATING EXPENSES	10,997	11,497	(500)	10,997

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Intergovernmental Relations Secretariat	20	20	—	20
Crown Agencies Secretariat	18	18	—	18
Executive and Support Services	81	81	—	81

TOTAL CAPITAL EXPENDITURES	119	119	—	119

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 8 — OFFICE OF THE PREMIER

This vote provides for programs and operations described in the voted appropriations under the following three core businesses: Intergovernmental Relations Secretariat, Crown Agencies Secretariat, and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	2,538	2,538

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, inter-provincial, and international relations initiatives. This includes support for the Premier, the Minister of State for Intergovernmental Relations and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, ministerial conferences, and international conferences. The sub-vote manages “The Canada-British Columbia General Agreement on the Promotion of Official Languages”. This sub-vote also provides for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. A portion of costs associated with these services may be recovered from ministries, special offices, other levels of government, and participating bodies.

CROWN AGENCIES SECRETARIAT

Voted Appropriation
Crown Agencies Secretariat	2,108	2,108

Voted Appropriation Description: This sub-vote provides for the strategic and systematic oversight of Crown corporations, agencies, boards and commissions including analysis, advice, and co-ordination on governance, accountability, strategic priorities, performance reporting and measurement, mandate/core reviews and cross-Crown agency issues and policies. The sub-vote also provides for the recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards and commissions.

Estimates 2004/05	Estimates 2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	2,786	2,786
Executive Operations	3,565	3,565
	6,351	6,351

Voted Appropriations Description: This sub-vote provides for the offices of the Premier and the Minister of State for Intergovernmental Relations, and includes salaries, benefits, allowances, and operating expenses for the Premier, the Minister of State, and their staff; the management of cross-government issues and corporate planning and restructuring, and funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including Cabinet and government administration, as well as the salaries, benefits, allowances and operating expenses for the deputy ministers’ offices; salaries and other expenses incurred in providing policy, planning and operational support to Cabinet and its committees and for the planning and coordination of legislative priorities.

VOTE 8 — OFFICE OF THE PREMIER	10,997	10,997

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	7,956	8,050
Operating Costs	3,174	2,974
Government Transfers	259	356
Other Expenses	333	342
Internal Recoveries	(215)	(225)
External Recoveries	(510)	(500)
TOTAL OPERATING EXPENSE	10,997	10,997

MINISTRY OF ADVANCED EDUCATION

The mission of the Ministry of Advanced Education is to provide leadership and support for a top-notch advanced education and training system that provides all British Columbians with opportunities to develop the skills and knowledge they need to participate fully in the economic, social and cultural life of the province.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATION
Vote 9 — Ministry Operations	1,899,935	1,955,435

OPERATING EXPENSE	1,899,935	1,955,435

PREPAID CAPITAL ADVANCES(2)	215,400	225,700
CAPITAL EXPENDITURES (3)	4,105	1,466
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)	265,800	237,728
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)	217	219

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Educational Institutions and Organizations	1,420,697	1,484,767	(17,000)	1,467,767
Industry Training and Apprenticeship	77,281	77,281	—	77,281
Student Financial Assistance	136,291	163,165	(27,673)	135,492
Debt Service Costs and Amortization of Prepaid Capital Advances	246,750	255,859	—	255,859
Executive and Support Services	18,916	19,566	(530)	19,036

TOTAL OPERATING EXPENSES	1,899,935	2,000,638	(45,203)	1,955,435

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Educational Institutions and Organizations	215,400	225,700	—	225,700

TOTAL PREPAID CAPITAL ADVANCES	215,400	225,700	—	225,700

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	4,105	1,466	—	1,466

TOTAL CAPITAL EXPENDITURES	4,105	1,466	—	1,466

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Student Financial Assistance	265,800	300,800	(63,072)	237,728

TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	265,800	300,800	(63,072)	237,728

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 9 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Educational Institutions and Organizations, Industry Training and Apprenticeship, Student Financial Assistance, Debt Service Costs and Amortization of Prepaid Capital Advances, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,420,697	1,467,767

Voted Appropriation Description: This sub-vote provides funding to universities, university colleges, colleges, institutes, educational agencies, and other organizations to support the post secondary education system. This sub-vote also provides transfers for research, scholarships, bursaries, and other initiatives. Recoveries are received from the federal government in accordance with federal/provincial agreements.

INDUSTRY TRAINING AND APPRENTICESHIP

Voted Appropriation
Industry Training and Apprenticeship	77,281	77,281

Voted Appropriation Description: This sub-vote provides funding to the Industry Training Authority, which oversees the management of the industry training system in British Columbia.

STUDENT FINANCIAL ASSISTANCE

Voted Appropriation
Student Financial Assistance	136,291	135,492

Voted Appropriation Description: This sub-vote provides for financial, income and other assistance to and for students including interest on student loans issued by financial institutions under these programs, debt service costs on loans issued by the province, provisions for future liabilities on student loans, transfers to students, and transfers for initiatives that enhance student performance. Recoveries are received from students for student loan interest repayments.

DEBT SERVICE COSTS AND AMORTIZATION OF PREPAID CAPITAL ADVANCES

Voted Appropriations
Debt Service Costs	142,600	148,700
Amortization of Prepaid Capital Advances	104,150	107,159
	246,750	255,859

Voted Appropriations Description: This sub-vote provides for the payment of short and long term debt service costs for approved capital projects including new buildings, equipment, renovations, and improvements to existing university, university college, college, institute and agency facilities, and interest payments on matching funds relating to the Canada Foundation for Innovation Program for research infrastructure projects. Sinking fund assets, which are used to retire existing debt obligations, earn interest that is netted against debt service costs. This sub-vote also provides for amortization of funds advanced for capital projects including new buildings, renovations and improvements, and equipment purchases.

Estimates 2004/05	Estimates 2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	435	435
Program Management	18,481	18,601
	18,916	19,036

Voted Appropriations Description: This sub-vote provides for Ministry leadership and direction, establishment of policy and accountability, and provides program support for the post secondary system. This sub-vote also provides for consumer protection with respect to private post-secondary institutions and quality assessment for public and private post-secondary degree granting institutions. This sub-vote also provides for the office of the Minister of Advanced Education, and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff. Transfers are provided for post secondary development and implementation activities, research, and national and international education initiatives. Recoveries are received from participation in federal/provincial agreements and activities, and for ministry services provided for in this sub-vote. Financial, human resources, information resources, administrative services, freedom of information and privacy services, and general services and assistance are provided to the Ministry of Advanced Education by the Ministry of Education, Management Services Division.

VOTE 9 — MINISTRY OPERATIONS	1,899,935	1,955,435

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	13,413	14,418
Operating Costs	109,499	111,894
Government Transfers	1,596,657	1,663,892
Other Expenses	204,639	210,434
External Recoveries	(24,273)	(45,203)
TOTAL OPERATING EXPENSE	1,899,935	1,955,435

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

STUDENT FINANCIAL ASSISTANCE

BRITISH COLUMBIA STUDENT LOAN PROGRAM — Disbursements represent expenditures associated with loans under the British Columbia Student Assistance Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriation.

Receipts	13,600	63,072
Disbursements	279,400	300,800
Net Cash Source (Requirement)	(265,800)	(237,728)

PREPAID CAPITAL ADVANCES BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

POST SECONDARY INSTITUTIONS — Disbursements are provided to universities, university colleges, colleges, institutes and agencies for approved capital projects, including new buildings, renovations and improvements, equipment and capital leases.

Receipts	—	—
Disbursements	215,400	225,700
Net Cash Source (Requirement)	(215,400)	(225,700)

MINISTRY OF AGRICULTURE, FOOD AND FISHERIES

The mission of the Ministry of Agriculture, Food and Fisheries is to create a positive business climate for competitive, market-responsive, environmentally and socially sustainable agriculture, food and fisheries sectors and safeguard BC’s ability to provide safe and high-quality agriculture and food products for consumers.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATION
Vote 10 — Ministry Operations	43,290	46,000

STATUTORY APPROPRIATIONS
Production Insurance Special Account	—	16,000
Less: Transfer from Ministry Operations Vote	—	(5,400)

OPERATING EXPENSE	43,290	56,600

PREPAID CAPITAL ADVANCES(2)	—	—
CAPITAL EXPENDITURES(3)	1,857	1,923
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	(765)	(629)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	326	330

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Industry Competitiveness	4,540	4,858	(17)	4,841
Fisheries and Aquaculture Management	4,702	6,418	(2)	6,416
Food Safety and Quality	3,854	7,452	(3,428)	4,024
Environmental Sustainability and Resource Development	2,546	6,996	(4,499)	2,497
Risk Management (includes special account)	19,597	32,311	(1,641)	30,670
Executive and Support Services	8,051	8,227	(75)	8,152

TOTAL OPERATING EXPENSES	43,290	66,262	(9,662)	56,600

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Industry Competitiveness	22	22	—	22
Fisheries and Aquaculture Management	483	483	—	483
Food Safety and Quality	346	346	—	346
Environmental Sustainability and Resource Development	812	812	—	812
Risk Management.	172	172	—	106
Executive and Support Services	88	88	—	88

TOTAL CAPITAL EXPENDITURES	1,857	1,923	—	1,923

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Industry Competitiveness	(765)	—	(629)	(629)
Risk Management	—	—	—	—

TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(765)	—	(629)	(629)

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 10 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Industry Competitiveness, Fisheries and Aquaculture Management, Food Safety and Quality, Environmental Sustainability and Resource Development, Risk Management, and Executive and Support Services.

INDUSTRY COMPETITIVENESS

Voted Appropriation
Industry Competitiveness	4,540	4,841

Voted Appropriation Description: This sub-vote provides for agriculture, food and fisheries industry competitiveness programs and includes work in partnership with agriculture, agri-food and fisheries organizations to provide advice on competitiveness issues affecting the production, marketing and business management of the agriculture, food and fisheries sector; internal to government advocacy on behalf of the agriculture, food and fish sectors to improve the business climate in which the sector operates; assembly and dissemination of technical information to producers and other agencies; the provincial component of the 4-H program, agriculture, food and fisheries research and innovation projects, and related food quality initiatives; the administration of Industry Loan Guarantee Programs under the Financial Administration Act, and administration of Agricultural Land Development Assistance loan assets under the Miscellaneous Statutes Amendments Act, 2003. This sub-vote also provides for industry development and renewal initiatives and trusts. Recoveries are received from the federal government and parties external to government for ministry services provided for in this sub-vote.

FISHERIES AND AQUACULTURE MANAGEMENT

Voted Appropriation
Fisheries and Aquaculture Management	4,702	6,416

Voted Appropriation Description: This sub-vote provides for technical review of applications for tenure and for the licensing and enforcement of regulations as required under the Fisheries Act and the Fisheries Inspection Act, administration of relevant sections of the Fisheries Act, licensing and regulation of finfish and shellfish aquaculture; development and diversification of the fisheries and aquaculture (seafood) sectors; development and support of mechanisms to promote and improve the understanding of issues associated with fisheries management, including aquaculture in the marine environment, and with the sustainability of wild salmon stocks and aquaculture for coastal communities; and the development of strategies to create jobs and enhance the competitiveness of British Columbia’s seafood products. Recoveries are received from the federal government and parties external to government for ministry services provided for in this sub-vote.

FOOD SAFETY AND QUALITY

Voted Appropriation
Food Safety and Quality	3,854	4,024

Voted Appropriation Description: This sub-vote provides for animal and plant health diagnostic and surveillance services; for inspection and/or licensing of dairy farms, game farms, fur farms, poultry processors, apiaries and crops; licensing of sale yard operations and production and sale of veterinary drugs; transfers to various agencies for pest management, food quality/safety and veterinary services; transfers in support of agriculture and food research; assembly and dissemination of technical information (on food safety and quality and plant and animal health) to producers and other agencies; and agriculture, food and fish research and demonstration projects plus related environmental, industry competitiveness and risk management initiatives. Recoveries are received from parties external to government for ministry services provided for in this sub-vote.

ENVIRONMENTAL SUSTAINABILITY AND RESOURCE DEVELOPMENT

Voted Appropriation
Environmental Sustainability and Resource Development	2,546	2,497

Voted Appropriation Description: This sub-vote provides services and programs to initiate, plan, coordinate and implement province-wide land and water policies and services for soil management, waste management and water management; administration of the Farm Practices Protection (Right to Farm) Act, cooperation with the Ministry of Sustainable Resource Management to enhance sustainable resource development opportunities throughout the province, and support to joint planning with local governments to achieve growth of the agriculture and aquaculture sectors. Recoveries are received from the federal government and parties external to government for ministry services provided for in this sub-vote.

Estimates 2004/05	Estimates 2005/06

RISK MANAGEMENT

Voted Appropriations
National Safety Net Programs	18,603	19,079
BC Farm Industry Review Board	994	991
	19,597	20,070

Statutory Appropriation
Production Insurance Special Account	—	16,000
Transfer from Ministry Operations Vote	—	(5,400)
	19,597	30,670

Voted Appropriations Description: This sub-vote provides for management of provincial and federal-provincial agricultural risk management programs and insurance schemes and funding of programs and trusts. This sub-vote also provides for the operation of the Farm Industry Review Board which is responsible for supervising the operations of the marketing boards and commissions formed under the Natural Products Marketing (BC) Act, hearing related appeals on regulated marketing issues and for hearing complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act. Recoveries are received from the federal government and parties external to government for ministry services and programs provided for in this sub-vote. Recoveries may be received by the Farm Industry Review Board from parties external to government if costs are assessed against a party to a regulated marketing appeal.

Statutory Appropriations Description: This statutory appropriation provides for the Production Insurance Account which is governed under the Special Accounts Appropriations and Control Act. Authority to operate the Production Insurance scheme is derived from the Insurance for Crops Act.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	390	390
Corporate Services	7,661	7,762
	8,051	8,152

Voted Appropriations Description: This sub-vote provides for the minister’s office including salaries, benefits, allowances and operating expenses of the minister’s staff; the executive direction and administrative services for the operating programs of the ministry, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management and accommodation, information systems and freedom of information, protection of privacy and records management; and the establishment of strategic directions, policy development, economic and statistical analysis, legislative programs and trade and intergovernmental relations. Recoveries are received from the federal government and parties external to government for ministry services provided for in this sub-vote.

VOTE 10 — MINISTRY OPERATIONS	43,290	46,000
STATUTORY — SPECIAL ACCOUNTS	—	16,000

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	22,451	23,289
Operating Costs	10,880	11,312
Government Transfers	18,478	15,267
Other Expenses	324	16,394
External Recoveries	(8,843)	(9,662)
TOTAL OPERATING EXPENSE	43,290	56,600

SPECIAL ACCOUNT(1)

$000

PRODUCTION INSURANCE

This account is established as a special account effective April 1, 2005 by section 9.2 of the Special Account Appropriations and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. The Production Insurance Program, through an insurance scheme, stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of crop losses due to uncontrollable natural perils. The purpose of this account is to receive production insurance premiums from the federal government, the province, and producers. This account also receives interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any costs of adjustments. No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	28,000
OPERATING TRANSACTIONS
Revenue	—	16,000
Expense	—	(16,000)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	28,000

NOTES

(1)               A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)               The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on an estimate.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

INDUSTRY COMPETITIVENESS

AGRICULTURE CREDIT ACT — Receipts represent principal repayments on outstanding loans issued under the Agriculture Credit Act which was terminated on March 31,1995. The Miscellaneous Statutes Amendments Act, 2003, provides the provisions for the loan repayments.

Receipts	765	629
Disbursements	—	—
Net Cash Source (Requirement)	765	629

RISK MANAGEMENT

PRODUCTION INSURANCE STABILIZATION — Disbursements are provided to cover deficits in the Production Insurance Trust Account that may arise due to payment of indemnity claims in excess of premiums and other revenue in the trust account. These advances are fully recovered from Production Insurance Program premium revenue in subsequent years (receipts). The Production Insurance Trust Account was dissolved on March 31, 2005 and has been replaced with the Production Insurance Special Account.

Receipts	3,000	—
Disbursements	3,000	—
Net Cash Source (Requirement)	—	—

MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General and Minister Responsible for Treaty Negotiations is to be responsible in government for law reform, for the administration of justice and for seeing the public affairs are administered in accordance with the law.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATIONS
Vote 11 — Ministry Operations	351,303	363,472
Vote 12 — Treaty Negotiations Office	28,782	21,729
Vote 13 — Judiciary	51,166	52,281
Vote 14 — Crown Proceeding Act	27,500	27,500
Vote 15 — British Columbia Utilities Commission	1	1

STATUTORY APPROPRIATIONS
Public Guardian and Trustee of British Columbia Special Account	17,392	18,048
Less: Transfer from Ministry Operations Vote	(6,950)	(7,642)
OPERATING EXPENSE	469,194	475,389

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	9,083	15,278
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)	16,967	3,589
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	3,468	3,509

NOTES

(1)               For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)               Details of prepaid capital advances are presented in Schedule C.

(3)               Details of capital expenditures are presented in Schedule D.

(4)               Details of loans, investments and other requirements are presented in Schedule E.

(5)               Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)               Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Court Services	132,563	136,425	(2,817)	133,608
Legal Services	15,002	16,323	(1,400)	14,923
Prosecution Services	77,490	81,799	—	81,799
Justice Services	84,593	93,601	(2,420)	91,181
Executive and Support Services	41,655	42,248	(287)	41,961
Treaty Negotiations Office	28,782	25,051	(3,322)	21,729
Judiciary	51,166	52,281	—	52,281
Crown Proceeding Act	27,500	27,500	—	27,500
British Columbia Utilities Commission	1	5,528	(5,527)	1
Public Guardian and Trustee of British Columbia	10,442	11,599	(1,193)	10,406

TOTAL OPERATING EXPENSES	469,194	492,355	(16,966)	475,389

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Court Services	4,135	9,022	—	9,022
Legal Services	23	298	—	298
Prosecution Services	2,255	1,200	—	1,200
Justice Services	260	510	—	510
Executive and Support Services	871	1,175	—	1,175
Treaty Negotiations Office	331	31	—	31
Judiciary	402	2,236	—	2,236
British Columbia Utilities Commission	12	12	—	12
Public Guardian and Trustee of British Columbia	794	794	—	794

TOTAL CAPITAL EXPENDITURES	9,083	15,278	—	15,278

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	700	(700)	—
Treaty Negotiations Office	16,967	3,589	—	3,589
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	16,967	4,289	(700)	3,589

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 11 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Court Services, Legal Services, Prosecution Services, Justice Services, and Executive and Support Services.

COURT SERVICES

Voted Appropriation
Court Services	132,563	133,608

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, prisoner escort and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Recoveries are received from the federal and municipal governments for costs related to ticket enforcement and circuit courts, from contracted court bailiffs for civil execution services, and from parties or the public for costs associated with services provided.

LEGAL SERVICES

Voted Appropriation
Legal Services	15,002	14,923

Voted Appropriation Description: This sub-vote provides for legal and related services to the province and various agencies, boards, commissions and other organizations, including legal advice, representation in civil litigation, and drafting, preparing, filing and publishing statutes, regulations and Orders in Council. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Recoveries are received from ministries, agencies, boards, commissions, and other organizations for legal and related services provided.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	77,490	81,799

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences, advice to government on all criminal law matters, and responsibility for all other matters mandated by the Crown Counsel Act. Recoveries are received from the Victims of Crime Special Account to enable compliance with the Victims of Crime Act.

JUSTICE SERVICES

Voted Appropriation
Justice Services	84,593	91,181

Voted Appropriation Description: This sub-vote provides for the administration and management of justice services throughout the province, including civil and family law reform; administrative justice reform; legal aid and other publicly-funded legal counsel services; access to justice services; maintenance enforcement and services associated with interjurisdictional support court orders; altemative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; supervised access services; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Recoveries are received from the Ministry of Children and Family Development for mediation services relating to child protection, and from the federal government for family justice services initiatives projects.

Estimates 2004/05	Estimates 2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	626	626
Corporate Services	26,791	26,799
Agencies, Boards and Commissions	14,238	14,536
	41,655	41,961

Voted Appropriations Description: This sub-vote provides for the office of the Attorney General and Minister Responsible for Treaty Negotiations, including salaries, benefits, allowances and operating expenses of the Attorney General and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s office; policy development; and management services for the Ministry of Attorney General and Minister Responsible for Treaty Negotiations and the Ministry of Public Safety and Solicitor General; and the investigation of matters relating to the administration of the Correction Act and court services. It also provides for agencies, boards and commissions under the jurisdiction of the Attorney General, and other initiatives sponsored by the Attorney General. The operations of the Public Guardian and Trustee are partially funded by this sub-vote. Recoveries are received from parties external to government for support services.

VOTE 11 — MINISTRY OPERATIONS	351,303	363,472

Estimates 2004/05	Estimates 2005/06

VOTE 12 — TREATY NEGOTIATIONS OFFICE

This vote provides for ministry programs and operations described in the voted appropriations under the Treaty Negotiations Office core business.

TREATY NEGOTIATIONS OFFICE

Voted Appropriations
Negotiations	17,041	17,271
Treaty Settlement and Implementation Costs	4,699	4,458
Economic Development	7,042	—
	28,782	21,729

Voted Appropriations Description: This sub-vote provides for strategic management and direction of the office, including the deputy minister’s office; the province’s participation in the negotiation of treaties and other arrangements with First Nations and the federal government, including consultation with third parties and others; treaty mandate and policy development; cross-government coordination of accommodation, reconciliation and treaty implementation initiatives; assistance to First Nations and others in respect of their participation in the treaty process; treaty related measures; the resolution of land and resource issues and the enhancement of First Nation involvement in economic development; and service planning, performance measurement, and support services for the above. This vote also provides for the settlement and implementation costs of treaty agreements that have been ratified by British Columbia, Canada and First Nations; payments to the McLeod Lake Indian Band under the McLeod Lake Indian Band Treaty Number 8 Adhesion and Settlement Agreement and for third party costs; and for initiatives to enable the acquisition of lands for treaty settlement purposes. Recoveries are received from the federal government, and provincial crown agencies and commissions for costs incurred pursuant to agreements.

VOTE 12 — TREATY NEGOTIATIONS OFFICE	28,782	21,729

Estimates 2004/05	Estimates 2005/06

VOTE 13 — JUDICIARY

This vote provides for ministry programs and operations described in the voted appropriations under the Judiciary core business.

JUDICIARY

Voted Appropriations
Superior Courts	11,793	11,894
Provincial Courts	39,373	40,387
	51,166	52,281

Voted Appropriations Description:  This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

VOTE 13 — JUDICIARY	51,166	52,281

Estimates 2004/05	Estimates 2005/06

VOTE 14 — CROWN PROCEEDING ACT

This vote provides for ministry expenditures described in the voted appropriation under the Crown Proceeding Act core business.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	27,500	27,500

Voted Appropriation Description:  This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 14 — CROWN PROCEEDING ACT	27,500	27,500

Estimates 2004/05	Estimates 2005/06

VOTE 15 — BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for the programs and operations described in the voted appropriation under the British Columbia Utilities Commission core business.

BRITISH COLUMBIA UTILITIES COMMISSION

Voted Appropriation
British Columbia Utilities Commission	1	1

Voted Appropriation Description:  This sub-vote provides for the operation of the commission as outlined under the Utilities Commission Act. Costs of the commission are fully recovered from regulated entities, hearing and project applicants, and parties external to government.

VOTE 15 — BRITISH COLUMBIA UTILITIES COMMISSION	1	1

Estimates 2004/05	Estimates 2005/06

STATUTORY — PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

This statutory account provides for the programs and operations in the statutory appropriation under the Public Guardian and Trustee of British Columbia core business.

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

Statutory Appropriation
Public Guardian and Trustee of British Columbia Special Account	17,392	18,048
Transfer from Ministry Operations Vote	(6,950)	(7,642)
	10,442	10,406

Statutory Appropriations Description:  This statutory appropriation provides for the Public Guardian and Trustee of British Columbia Special Account which is governed under the Public Guardian and Trustee Act.

STATUTORY - SPECIAL ACCOUNT	17,392	18,048

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	258,929	264,142
Operating Costs	148,907	153,756
Government Transfers	90,288	89,583
Other Expenses	31,805	31,558
Internal Recoveries	(46,964)	(46,684)
External Recoveries	(13,771)	(16,966)
TOTAL OPERATING EXPENSE	469,194	475,389

SPECIAL ACCOUNT(1)

$000

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

The Public Guardian and Trustee operating account is established as a special account in the general fund of the consolidated revenue fund and is governed by Section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are client fees, commissions and charges, and transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and program administration. Recoveries are also received from clients and parties external to government.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	12,077	12,801
OPERATING TRANSACTIONS

Revenue	18,307	18,999
Expense	(19,487)	(19,241)
Internal and External Recoveries	2,095	1,193
Net Revenue (Expense)	915	951

Difference Between 2004/05 Estimates and Projected Actual Net Revenue (Expense)	(49)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(794)	(794)
Disbursements - Other	—	—
Net Cash Source (Requirement)	(794)	(794)
Working Capital Adjustments(3)	652	663
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	12,801	13,621

NOTES

(1)               A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)               The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

(3)               Estimated adjustments include those adjustments that would change the cash balance of the Special Account. This includes amortization expense, changes in accounts receivable and payable, and recognition of deferred revenues.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Receipts	700	700
Disbursements	700	700
Net Cash Source (Requirement)	—	—

TREATY NEGOTIATIONS OFFICE

TREATY SETTLEMENT AND IMPLEMENTATION COSTS — Disbursements are made to First Nations in accordance with treaty agreements and for the implementation costs of the agreements. These disbursements are amortized over the period of the capital transfer identified in legislated treaty agreements. Land is also purchased and held for treaty settlement purposes. Amortization costs are included in the Treaty Negotiations Office Vote.

Receipts	—	—
Disbursements	16,967	3,589
Net Cash Source (Requirement)	(16,967)	(3,589)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to support healthy child development, promote and develop the capacity of families and communities to care for and protect vulnerable children and youth and support adults with developmental disabilities.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATION
Vote 16 — Ministry Operations	1,497,571	1,577,388

OPERATING EXPENSE	1,497,571	1,577,388

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	11,070	21,877
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	(146)	(148)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	4,131	4,029

NOTES

(1)               For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)               Details of prepaid capital advances are presented in Schedule C.

(3)               Details of capital expenditures are presented in Schedule D.

(4)               Details of loans, investments and other requirements are presented in Schedule E.

(5)               Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)               Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Adult Community Living Services	493,942	520,628	(150)	520,478
Child and Family Development	573,369	645,791	(55,949)	589,842
Early Childhood Development, Child Care and Supports to Children with Special Needs	357,882	395,688	(100)	395,588
Provincial Services	55,106	57,519	(3,802)	53,717
Executive and Support Services	17,272	18,301	(538)	17,763
TOTAL OPERATING EXPENSES	1,497,571	1,637,927	(60,539)	1,577,388

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	11,070	21,877	—	21,877
TOTAL CAPITAL EXPENDITURES	11,070	21,877	—	21,877

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(146)	—	(148)	(148)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(146)	—	(148)	(148)

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 16 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Adult Community Living Services; Child and Family Development; Early Childhood Development, Child Care and Supports to Children with Special Needs; Provincial Services; and Executive and Support Services.

ADULT COMMUNITY LIVING SERVICES

Voted Appropriation
Adult Community Living Services	493,942	520,478

Voted Appropriation Description: This sub-vote provides for residential and day services support to adults with developmental disabilities; establishing new governance structures; funding under the Community Services Interim Authorities Act and the Community Living Act, and costs related to transformation of services. Recoveries are received from other ministries, other provinces, organizations and individuals for repayable benefits, overpayments, and third party settlement costs. The ministry will transfer authority and responsibility to a single provincial authority where government retains responsibility for funding, performance agreements, monitoring and assessing accountabilities of the authority. The authority will be responsible for directing operations, enforcing standards and managing funds and services.

CHILD AND FAMILY DEVELOPMENT

Voted Appropriation
Child and Family Development	573,369	589,842

Voted Appropriation Description: This sub-vote provides for service support, direct operating costs and local administration of community-based support services for aboriginal and non-aboriginal children, youth and families; establishing new governance structures; funding under the Community Services Interim Authorities Act or any replacement legislation, the Child, Family, and Community Service Act, the Adoption Act, the Correction Act, the Young Offenders (British Columbia) Act, the Mental Health Act and other initiatives to support children, youth and families including costs related to transformation of services. Recoveries are received from the federal government for child protection services, children in care, and youth justice services and from other ministries, other provinces, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

EARLY CHILDHOOD DEVELOPMENT, CHILD CARE AND SUPPORTS TO CHILDREN WITH SPECIAL NEEDS

Voted Appropriation
Early Childhood Development, Child Care and Supports to Children with Special Needs	357,882	395,588

Voted Appropriation Description: This sub-vote provides for service support, direct operating costs and local administration of early childhood development services, services for children and youth with special needs and their families, and child care including child care subsidies to parents and organizations that provide or support child care services. This sub-vote also provides for the administration of the Child Care BC Act and the Child Care Subsidy Act. Recoveries are received from other provinces, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

Estimates 2004/05	Estimates 2005/06

PROVINCIAL SERVICES

Voted Appropriation
Provincial Services	55,106	53,717

Voted Appropriation Description: This sub-vote provides for program support and administration for young offender services that promote rehabilitation including youth custody centres and youth forensic psychiatric services to the courts and clients, specialized provincial services under provisions of the Young Offenders (British Columbia) Act, the Correction Act, the Mental Health Act and the Forensic Psychiatry Act and services to support children and youth. Recoveries are received from the federal government for youth justice services and from ministries, other provinces, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments and costs arising from third party settlements.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriation
Ministers’ Offices	730	730
Corporate Services	16,542	17,033
	17,272	17,763

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; the office of the Minister of State for Early Childhood Development; overall direction, development and support for ministry services, including central support and advice to the areas of adult community living, child and family development, early childhood development, child care, children with special needs, provincial services, and for the administration of the Human Resource Facility Act. Recoveries are received from the federal government, organizations and individuals for contributions to service delivery, repayable benefits, overpayments and costs arising from third party settlements.

VOTE 16 — MINISTRY OPERATIONS	1,497,571	1,577,388

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	268,532	268,015
Operating Costs	86,853	88,797
Government Transfers	1,202,189	1,282,245
Other Expenses	1,474	1,294
Internal Recoveries	(2,488)	(2,424)
External Recoveries	(58,989)	(60,539)
TOTAL OPERATING EXPENSE	1,497,571	1,577,388

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social service providers, including funds under the Human Resource Facility Act.

Receipts	146	148
Disbursements	—	—
Net Cash Source (Requirement)	146	148

MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN’S SERVICES

The mission of the Ministry of Community, Aboriginal and Women’s Services is to support the development of safe, healthy communities and the achievement of full social, economic and cultural participation for British Columbians by:

- providing a policy and legislative framework, funding and advice to support local governance;

- developing the legislative and policy frameworks for housing, building, safety of regulated systems and equipment and fire prevention;

- providing policy advice and delivering services through third parties for women and their children leaving abuse, Aboriginal people, immigration and settlement, multiculturalism and anti-racism, and providing policy advice on women’s and seniors’ issues; and

- securing federal participation in provincial priorities through federal/provincial arrangements.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATIONS
Vote 17 — Ministry Operations	349,681	450,894
Vote 18 — Transfer to Royal British Columbia Museum	12,105	12,105

STATUTORY APPROPRIATIONS
First Citizens Fund Special Account	4,200	4,200
University Endowment Lands Administration Special Account	3,142	3,142

OPERATING EXPENSE	369,128	470,341

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	910	3,900
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	341	343

NOTES

(1)               For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)               Details of prepaid capital advances are presented in Schedule C.

(3)               Details of capital expenditures are presented in Schedule D.

(4)               Details of loans, investments and other requirements are presented in Schedule E.

(5)               Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)               Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net
Core Business
Local Government (includes special account)	129,992	256,562	(55,000)	201,562
Housing, Building and Safety	165,537	174,774	(30)	174,744
Aboriginal, Multiculturalism and Immigration (includes special account)	14,372	42,589	(20,327)	22,262
Women’s and Seniors’ Services	37,249	49,759	—	49,759
Executive and Support Services	9,873	9,910	(1)	9,909
Transfer to Royal British Columbia Museum	12,105	12,105	—	12,105

TOTAL OPERATING EXPENSES	369,128	545,699	(75,358)	470,341

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Local Government	90	800	—	800
Housing, Building and Safety	65	300	—	300
Aboriginal, Multiculturalism and Immigration	355	1,250	—	1,250
Women’s and Seniors’ Services	150	1,250	—	1,250
Executive and Support Services	250	300	—	300

TOTAL CAPITAL EXPENDITURES	910	3,900	—	3,900

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 17 — MINISTRY OPERATIONS

The vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Local Government; Housing, Building and Safety; Aboriginal, Multiculturalism and Immigration; Women’s and Seniors’ Services; and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	118,973	190,543
Heritage	3,691	3,691
University Endowment Lands	4,186	4,186
	126,850	198,420

Statutory Appropriation
University Endowment Lands Administration Special Account	3,142	3,142
	129,992	201,562

Voted Appropriations Description:    This sub-vote provides for the administration of the Community Charter, the Local Government Act, the Local Government Grants Act, and the Library Act, financial and other support to local governments, public libraries and related organizations, and for the operation of the University Endowment Lands. This sub-vote also provides for policy development and support for heritage protection, preservation and management and for the administration and delivery of government programs under the Heritage Conservation Act and the Klondike National Historic Park Act. Recoveries are received from internal and external parties for ministry services provided for in this sub-vote.

Statutory Appropriation Description:    This statutory appropriation provides for the University Endowment Lands Administration Special Account which is governed under the University Endowment Land Act, 1979.

HOUSING, BUILDING AND SAFETY

Voted Appropriation
Housing, Building and Safety	165,537	174,744

Voted Appropriation Description:    This sub-vote provides for housing, building and safety policy development, and administration of the British Columbia Building Code, Safety Standards Act and the Safety Authority Act. This sub-vote also provides for public safety programs including the Office of the Fire Commissioner. Government transfers are provided to the British Columbia Housing Management Commission for the protection and enhancement of the supply of adequate and affordable housing, including the Shelter Aid for Elderly Renters program and for land acquisitions intended for social housing sold at less market value by the Crown. Government transfers are also provided to the Homeowner Protection Office for assistance provided to individuals under the Provincial Sales Tax Relief Grant Program. Recoveries are received from external parties for fire prevention materials.

Estimates	Estimates
2004/05	2005/06

ABORIGINAL, MULTICULTURALISM AND IMMIGRATION

Voted Appropriations
Aboriginal Directorate	2,122	3,622
Multiculturalism and Immigration Services	7,687	13,577
Inner-City Partnerships	363	863
	10,172	18,062
Statutory Appropriation
First Citizens Fund Special Account	4,200	4,200
	14,372	22,262

Voted Appropriations Description:    This sub-vote provides for the coordination of resources and services provided to Aboriginal people, provides leadership around policy development and provides support to Aboriginal advisory bodies, including the First Citizens’ Forum and First Peoples’ Heritage, Language and Culture Council; policy and program development and delivery with respect to multiculturalism and immigration; negotiation and implementation of the Agreement for Canada-British Columbia Co-operation on Immigration; administration of the Provincial Nominee, Business Immigration and International Qualifications programs; administration of the First Citizens Fund Special Account and support of inner-city partnerships, including the Vancouver Agreement. Government transfers are provided to support Aboriginal initiatives through partnerships, Aboriginal socio-economic development projects, social, economic and capacity development projects, programs for settlement services and labour market attachment initiatives for immigrants. Recoveries are received from the federal government, pursuant to federal/provincial agreements, and from other external parties for ministry services provided for in this sub-vote.

Statutory Appropriation Description:    This statutory appropriation provides for the First Citizens Fund Special Account.

WOMEN’S AND SENIORS’ SERVICES

Voted Appropriation
Women’s and Seniors’Services	37,249	49,759

Voted Appropriation Description:    This sub-vote provides for policy development for women’s and seniors’ issues and support for women’s services, including support services to women who have experienced, or are at risk of, abuse and their dependent children and mentoring for women re-entering the workforce.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	1,093	1,093
Corporate Services	8,780	8,816
	9,873	9,909

Voted Appropriations Description:    This sub-vote provides for the offices of the Minister of Community, Aboriginal and Women’s Services, the Minister of State for Immigration and Multicultural Services and the Minister of State for Women’s and Seniors’ Services including salaries, benefits, allowances and operating expenses of the ministers’ staff. The sub-vote also provides for executive direction and administrative services for the operating programs of the ministry, including financial administration and budget coordination, strategic and business planning and reporting, information and privacy, records management, human resources, office management and accommodation and information systems. Recoveries are received from internal and external parties for ministry services provided for in this sub-vote.

VOTE 17 — MINISTRY OPERATIONS	349,681	450,894
STATUTORY — SPECIAL ACCOUNTS	7,342	7,342

Estimates 2004/05	Estimates 2005/06

VOTE 18 — TRANSFER TO ROYAL BRITISH COLUMBIA MUSEUM

The vote provides for programs and operations described in the voted appropriations under the following core business: Royal British Columbia Museum.

TRANSFER TO ROYAL BRITISH COLUMBIA MUSEUM

Voted Appropriation
Transfer to Royal British Columbia Museum	12,105	12,105

Voted Appropriation Description:    This sub-vote provides for a transfer towards the operating costs of the Royal British Columbia Museum Crown agency.

VOTE 18 — TRANSFER TO ROYAL BRITISH COLUMBIA MUSEUM	12,105	12,105

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	26,727	26,960
Operating Costs	12,755	12,776
Government Transfers	400,824	505,842
Other Expenses	3,285	3,264
Internal Recoveries	(3,143)	(3,143)
External Recoveries	(71,320)	(75,358)
TOTAL OPERATING EXPENSE	369,128	470,341

SPECIAL ACCOUNT(1)

$000

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act, 1969, was continued under the Funds Control Act, 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act, 1988.

The account promotes the economic, social and cultural well being of Aboriginal People who are residents of British Columbia. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational and economic opportunities including student bursaries, heritage, language and culture programs, Aboriginal friendship centre operations, and economic/business development programs. The account also provides funds for the administrative costs of social and economic development programs and for the Native Economic Development Advisory Board. All other administration costs are provided through the Ministry Operations Vote. The account balance was increased by $9 million effective before April 1,2002 and by $9 million effective on April 1,2002 and on each subsequent April 1, up to and including April 1,2004, under the authority of the Special Accounts Appropriation and Control Act, 2001.

No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	6,069	15,069
OPERATING TRANSACTIONS
Revenue	4,200	4,200
Expense	(4,200)	(4,200)
Net Revenue (Expense)	—	—
Transfer from the General Fund	9,000	—
FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	15,069	15,069

NOTES

(1)               A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)               The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act, was continued under the University Endowment Land Act, 1979, and became a Special Account under the Special Appropriations Act, 1982. The account provides for services to residents of the University Endowment Lands.

Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licenses and property taxes. Other revenue sources (net of direct costs) include land sales and rent from land tenures. Expenses represent the transfer to the Ministry Operations Vote of the ratepayers’ portion of the costs of providing services.

No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	20,932	20,932
OPERATING TRANSACTIONS
Revenue	3,142	3,142
Expense	(3,142)	(3,142)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	20,932	20,932

NOTES

(1)               A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)               The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

MINISTRY OF EDUCATION

The mission of the Ministry of Education is to enable all learners to develop their individual potential and to acquire the knowledge, skills and attitudes needed to contribute to a healthy society and a prosperous and sustainable economy.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATION
Vote 19 — Ministry Operations	4,920,875	5,059,627

OPERATING EXPENSE	4,920,875	5,059,627

PREPAID CAPITAL ADVANCES (2)	134,500	170,300
CAPITAL EXPENDITURES (3)	14,410	9,745
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	313	313

NOTES

(1)               For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)               Details of prepaid capital advances are presented in Schedule C.

(3)               Details of capital expenditures are presented in Schedule D.

(4)               Details of loans, investments and other requirements are presented in Schedule E.

(5)               Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)               Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Public Schools	4,130,563	4,277,840	(8,807)	4,269,033
Independent Schools	176,777	186,629	—	186,629
Debt Service and Amortization	564,955	546,797	(412)	546,385
Management Services	13,346	14,075	(729)	13,346
Executive and Support Services	35,234	48,709	(4,475)	44,234

TOTAL OPERATING EXPENSES	4,920,875	5,074,050	(14,423)	5,059,627

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Public Schools	134,500	170,300	—	170,300

TOTAL PREPAID CAPITAL ADVANCES	134,500	170,300	—	170,300

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Management Services	310	95	—	95
Executive and Support Services	14,100	9,650	—	9,650

TOTAL CAPITAL EXPENDITURES	14,410	9,745	—	9,745

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 19 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Public Schools, Independent Schools, Debt Service and Amortization, Management Services, and Executive and Support Services.

PUBLIC SCHOOLS

Voted Appropriation
Public Schools	4,130,563	4,269,033

Voted Appropriation Description: This sub-vote provides for transfers to school districts and others to support the public school system. Recoveries are received from the federal government for expenditures primarily relating to the Official Languages in Education Protocol.

INDEPENDENT SCHOOLS

Voted Appropriation
Independent Schools	176,777	186,629

Voted Appropriation Description: This sub-vote provides for transfers to eligible independent schools and others to support the independent school system.

DEBT SERVICE AND AMORTIZATION

Voted Appropriations
Debt Service Costs	354,700	345,900
Amortization of Prepaid Capital Advances	210,255	200,485
	564,955	546,385

Voted Appropriations Description: This sub-vote provides for the payment of short and long term debt service costs for approved capital construction projects, buses and equipment purchases. Sinking fund assets, which are used to pay off existing debt obligations, earn interest that is netted against debt service costs. This sub-vote also provides for the amortization of funds advanced for capital projects including school sites, portables, capital leases, buses, and equipment purchases. Recoveries are received from the federal government for expenditures relating to the Official Languages in Education Protocol.

MANAGEMENT SERVICES

Voted Appropriation
Management Services	13,346	13,346

Voted Appropriation Description: This sub-vote provides for corporate support services to operating programs including financial, human resources, information management, administrative services, freedom of information and privacy services, and general services and assistance to ministries, boards, agencies and commissions including the Ministry of Advanced Education, the Ministry of Education and the Ministry of Skills Development and Labour. Recoveries are received from miscellaneous sources such as cost recovery for Freedom of Information requests and include costs related to supporting the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services in the Ministry of Skills Development and Labour.

Estimates 2004/05	Estimates 2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	489	489
K-12 Education Programs	34,745	43,745
	35,234	44,234

Voted Appropriations Description: This sub-vote provides for executive direction for the ministry and management and program support for K-12 education programs. This sub-vote also provides for the office of the Minister of Education and includes salaries, benefits, allowances, and operating expenses of the minister and minister’s staff. Transfers are provided for education development and implementation activities. Recoveries are received from Common Student Information System fees to public and independent schools, general education development test fees, participation in federal/provincial agreements and activities, other governments, and other sources such as exam fees and ministry reports.

VOTE 19 — MINISTRY OPERATIONS	4,920,875	5,059,627

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	19,455	20,420
Operating Costs	240,402	242,852
Government Transfers	4,316,371	4,464,693
Other Expenses	354,864	346,085
External Recoveries	(10,217)	(14,423)
TOTAL OPERATING EXPENSE	4,920,875	5,059,627

PREPAID CAPITAL ADVANCES BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

PUBLIC SCHOOLS

SCHOOLS — Disbursements are provided for approved school capital projects including construction, school sites, portables, capital leases, and bus and equipment purchases.

Receipts	—	—
Disbursements	134,500	170,300
Net Cash Source (Requirement)	(134,500)	(170,300)

MINISTRY OF ENERGY AND MINES

The mission of the Ministry of Energy and Mines is to facilitate investment in the responsible development of British Columbia’s energy and mineral resources to benefit British Columbians.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATIONS
Vote 20 — Ministry Operations	34,325	43,215
Vote 21 — Contracts and Funding Arrangements	28,560	33,560

OPERATING EXPENSE	62,885	76,775

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	1,807	1,450
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	50,000	50,000
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	242	268

NOTES

(1)               For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)               Details of prepaid capital advances are presented in Schedule C.

(3)               Details of capital expenditures are presented in Schedule D.

(4)               Details of loans, investments and other requirements are presented in Schedule E.

(5)               Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)               Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES

OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Oil and Gas	15,170	11,937	—	11,937
Offshore Oil and Gas	5,800	5,752	—	5,752
Mining and Minerals	7,868	13,282	—	13,282
Electricity and Alternative Energy	1,134	1,333	—	1,333
Executive and Support Services	4,353	10,911	—	10,911
Contracts and Funding Arrangements	28,560	33,560	—	33,560

TOTAL OPERATING EXPENSES	62,885	76,775	—	76,775

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	471	275	—	275
Mining and Minerals	1,026	885	—	865
Executive and Support Services	310	310	—	310

TOTAL CAPITAL EXPENDITURES	1,807	1,450	—	1,450

LOANS. INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Contract and Funding Arrangements	50,000	50,000	—	50,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	50,000	50,000	—	50,000

REVENUE COLLECTED FOR, AND TRANSFERRED TO. OTHER ENTITIES	Net	Disbursements	Net	Receipts

Core Business
Executive and Support Services	—	25,690	(25,690)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	25,690	(25,690)	—

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 20 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Oil and Gas, Offshore Oil and Gas, Mining and Minerals, Electricity and Alternative Energy, and Executive and Support Services.

OIL AND GAS

Voted Appropriation
Oil and Gas Division	15,170	11,937

Voted Appropriation Description: This sub-vote provides for management of the province’s natural gas and petroleum resources, including selling and administering petroleum and natural gas rights; facilitating infrastructure development to improve access to oil and gas resources; undertaking economic and financial analysis to develop policies and programs; identifying, stimulating and facilitating development opportunities; providing information to the public; streamlining provincial regulations that apply to the oil and gas sector; representing the province’s interests before energy regulatory tribunals and developing and maintaining petroleum geology databases.

OFFSHORE OIL AND GAS

Voted Appropriation
Offshore Oil and Gas	5,800	5,752

Voted Appropriation Description: This sub-vote provides for the office of the deputy minister and includes salaries, benefits and operating expenses related to government’s management of offshore oil and gas resources. This sub-vote also includes expenses for developing policies and programs to identify, stimulate, market and facilitate British Columbia’s offshore oil and gas development opportunities; external relations; consulting with First Nations and other stakeholders and providing information to the public. This sub-vote also provides for negotiating and implementing agreements with other governments, First Nations and non-governmental organizations regarding the fiscal, regulatory, scientific, health and safety, environmental, socio-economic and financial aspects of offshore oil and gas development and ocean management.

MINING AND MINERALS

Voted Appropriation
Mining and Minerals	7,868	13,282

Voted Appropriation Description: This sub-vote provides for management of the province’s mining resources and regulation of the industries that explore for, and develop, these resources by regulating mineral, coal, industrial mineral and aggregate industries for health and safety and environmental responsibility; promoting the mining industry; issuing and administering mineral exploration and mining tenures; permitting exploration and mining operations; enforcing provincial legislation and regulations; reviewing and developing legislation, regulations and policies; providing a regulatory framework to protect the public interest; providing information to the public; developing and delivering geoscience databases; working with industry and providing financial assistance to other organizations to collect and publish baseline geoscience information; providing assistance and advice to prospectors and exploration companies; and undertaking economic and financial analysis to provide measures to enhance exploration and mining investment attractiveness.

Estimates 2004/05	Estimates 2005/06

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	1,134	1,333

Voted Appropriation Description: This sub-vote provides for development of legislation, policies and programs to support all forms of electrical power generation, alternative energy sources, energy conservation and efficiency measures and leading edge technologies, including providing policy advice or direction to electric utilities and the regulator, the British Columbia Utilities Commission; fostering private sector investment in new electricity resources; and providing resource information and support for independent power producers.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	831	819
Corporate Services	2,570	5,872
External Relations	952	4,220
	4,353	10,911

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Energy and Mines and the Minister of State for Mining and includes salaries, benefits, allowances and operating expenses for the ministers and the ministers’ staff; administration and executive support including the deputy minister’s office, external relations, strategic human resources and correspondence, and aboriginal policy and programs. Under an agreement, the Ministry of Small Business and Economic Development provides administrative support services to the ministry.

VOTE 20 — MINISTRY OPERATIONS	34,325	43,215

Estimates 2004/05	Estimates 2005/06

VOTE 21 — CONTRACTS AND FUNDING ARRANGEMENTS

This vote provides for programs and operations described in the voted appropriations under the Contracts and Funding Arrangements core business.

CONTRACTS AND FUNDING ARRANGEMENTS

Voted Appropriations
Resource Revenue Sharing Agreements	2,500	2,500
Vancouver Island Natural Gas Pipeline Agreement	24,060	29,060
Columbia Basin Trust	2,000	2,000
	28,560	33,560

Voted Appropriations Description: This sub-vote provides for transfers to First Nations, to share revenue received from petroleum, natural gas and minerals extraction in accordance with the federal/provincial agreement, as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act and agreements with other First Nations; transfers to the Columbia Basin Trust for a portion of operating expenses; and for payments required under the Vancouver Island Natural Gas Pipeline Agreement.

VOTE 21 — CONTRACTS AND FUNDING ARRANGEMENTS	28,560	33,560

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	16,774	22,387
Operating Costs	14,277	16,475
Government Transfers	31,834	37,913
TOTAL OPERATING EXPENSE	62,885	76,775

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

CONTRACT AND FUNDING ARRANGEMENTS

COLUMBIA BASIN ACCORD — Disbursements are for an investment in the Columbia Power Corporation and the Columbia Basin Trust for power projects to be undertaken pursuant to the province’s agreements with the Columbia Basin Trust.

Receipts	—	—
Disbursements	50,000	50,000
Net Cash Source (Requirement)	(50,000)	(50,000)

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

EXECUTIVE AND SUPPORT SERVICES

OIL AND GAS COMMISSION ACT — Disbursements are provided by the province to the Oil and Gas Commission under the Oil and Gas Commission Act with respect to oil and gas industry fees collected on behalf of the Commission under the Petroleum and Natural Gas Act and the Pipeline Act, and the levy assessed and collected on behalf of the Commission under the Oil and Gas Commission Levy Regulation.

Receipts	24,600	25,690
Disbursements	24,600	25,690
Net Cash Source (Requirement)	—	—

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide sustainable fiscal policies and regulatory frameworks that support a strong and vibrant provincial economy.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATIONS
Vote 22 — Ministry Operations	29,052	29,259
Vote 23 — Public Sector Employers’ Council	14,596	14,596
Vote 24 — Public Affairs Bureau	32,204	34,204

OPERATING EXPENSE	75,852	78,059

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	6,006	6,019
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	723	737

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Financial and Economic Performance and Analysis	5,741	6516	(4)	6,512
Financial Governance, Accounting and Reporting	6,071	7,106	(150)	6,956
Treasury	1	11 961	(11 960)	1
Financial and Corporate Sector Services	4,205	20,933	(19,580)	1,353
Executive and Support Services	13,034	14,827	(390)	14,437
Public Sector Employers’ Council	14,596	14674	(78)	14,596
Public Affairs Bureau	32,204	34,330	(126)	34,204

TOTAL OPERATING EXPENSES	75,852	110,347	(32,288)	78,059

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Financial and Economic Performance and Analysis	45	45	—	45
Financial Governance, Accounting and Reporting	215	215	—	215
Treasury	2,032	1,631	—	1,631
Financial and Corporate Sector Services	2,301	2,604	—	2,604
Executive and Support Services	830	1,036	—	1,036
Public Sector Employers’ Council	98	3	—	3
Public Affairs Bureau	485	485	—	485

TOTAL CAPITAL EXPENDITURES	6,006	6,019	—	6,019

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 22 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core business: Financial and Economic Performance and Analysis; Financial Governance; Accounting and Reporting; Treasury; Financial and Corporate Sector Services; and Executive and Support Services.

FINANCIAL AND ECONOMIC PERFORMANCE AND ANALYSIS

Voted Appropriation
Treasury Board Staff Operations	5,741	6,512

Voted Appropriation Description: This sub-vote provides for the operations of Treasury Board Staff. Services include: financial management, economic, revenue, capital, taxation and intergovernmental fiscal relations advice to government. This sub-vote also provides for: development and management of the provincial government’s budget and three year fiscal plan; production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports and other related documents; development of economic, revenue and spending forecasts; and advice and recommendations to Treasury Board on financial management issues. Costs are partially recovered from ministries, Crown corporations and parties external to government for services provided within this sub-vote.

FINANCIAL GOVERNANCE, ACCOUNTING AND REPORTING

Voted Appropriations
Comptroller General Operations	6,070	6,955
Internal Audit and Advisory Services	1	1
	6,071	6,956

Voted Appropriations Description: This sub-vote provides for the operation of the Office of the Comptroller General. Major responsibilities include: reporting on financial transactions, including ad hoc, monthly and quarterly financial reporting and Public Accounts; governance over financial management and procurement legislation, policy and procedures; analysis and advice on financial administration, accounting and procurement policy issues and process improvements; post payment compliance and payment diversion; activity based management reviews; internal audit and management advisory services pertaining to internal financial and management controls; performance management, accountability, and risk management; special audit investigations; and pre- and post-implementation reviews of major information technology systems. Recoveries are received from ministries and Crown corporations for internal audit services, activity based management reviews, accounting analysis provided by Financial Reporting and Advisory Services and from the Unclaimed Property Special Account for administration costs.

TREASURY

Voted Appropriation
Provincial Treasury Operations	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to the government, government bodies and other authorized organizations. Debt management services include: management of the government’s borrowing and fiscal agency loan programs; advisory services in relation to corporate and project finance initiatives; accounting, reporting, forecasting and analysis services relating to the debt of the government reporting entity and the organizations within it; and other related services. Banking and cash management services include: negotiation and management of banking agreements and other credit arrangements; development of government banking policy; cash management of the Consolidated Revenue Fund and other funds; payment and revenue consolidation services; advisory services and support in relation to electronic banking and payments; and other related services. The costs of services described in this sub-vote are recovered from ministries (including from the Management of the Public Funds and Debt Vote), government bodies and other organizations receiving those services.

Estimates 2004/05	Estimates 2005/06

FINANCIAL AND CORPORATE SECTOR SERVICES

Voted Appropriations
Financial and Corporate Sector Policy Branch	891	1,351
Financial Institutions Commission	1	1
Registries	3,313	1
	4,205	1,353

Voted Appropriations Description: This sub-vote provides for policy analysis and advice to government respecting the legislative frameworks for the regulation of the securities industry and the financial services sector, including credit unions, trust companies, insurance companies, insurance distribution intermediaries, captive insurance companies, mortgage brokers, real estate licensees and the real estate market, as well as the legislative frameworks applicable to pension plans, companies, societies, partnerships, condominiums, and the use of personal property as collateral for loans and various liens.

This sub-vote also provides for operation of the Financial Institutions Commission, the Credit Union Deposit Insurance Corporation and the Financial Services Tribunal. It provides for the administrative costs of regulating credit unions, trust companies, insurance companies, captive insurance companies, provincial pension plans, mortgage brokers, sub-mortgage brokers, and multi-family real estate developments. It also provides for the oversight of regulated real estate professionals and for the administration of strata property approvals.

This sub-vote also provides for: the registration of all business entities, non-profit organizations and cooperatives that operate in British Columbia; the registration and maintenance of security interests (liens) against personal property; the registration of ownership and location of manufactured homes in the province; and the operation of the Auditor Certification Board under the Business Corporations Act. In addition the sub-vote provides for the operation of the BC Business Registry providing one stop business registration with multiple public sector agencies; one stop business change of address with multiple agencies; and the operation of the BC Business Number Hub providing a unique business number identifier for business to interact with all levels of government. This sub-vote also provides for Registry and Business Number Hub services to other governments or their agencies on a fee-for services basis.

Full and partial recoveries are received from parties internal and external to government for services provided within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	447	451
Corporate Services	12,587	13,986
	13,034	14,437

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance, for executive, strategic and administrative support for the ministry, including financial, human resources, business planning, information and systems management, freedom of information and privacy services, records services and funding in support of Partnerships British Columbia. Corporate services are provided to the Ministry of Management Services, Ministry of Provincial Revenue, Office of the Premier, and other entities. This sub-vote also provides for payment of travel expenses, including prescribed allowances to members of the Executive Council, Parliamentary Secretaries and related staff pursuant to Section 7 of the Legislative Assembly Allowance and Pensions Act. This sub-vote also provides for corporate service expenses incurred for the Executive Council, Intergovernmental Relations, Ministers’ offices and other offices. This sub-vote also provides support for Government House. Recoveries are received from parties external and internal to government for services provided within this sub-vote.

VOTE 22 — MINISTRY OPERATIONS	29,052	29,259

Estimates 2004/05	Estimates 2005/06

VOTE 23 — PUBLIC SECTOR EMPLOYERS’ COUNCIL

This vote provides for programs and operations described in the voted appropriations under the core business Public Sector Employers’ Council.

PUBLIC SECTOR EMPLOYERS’ COUNCIL

Voted Appropriations
Public Sector Employers’ Council	1,842	1,842
Employer Associations	12,754	12,754
	14,596	14,596

Voted Appropriations Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act (PSEA), and includes salaries and remuneration of the secretariat staff, government’s financial contributions to employers’ associations established under the PSEA and related expenses. The council sets and coordinates strategic directions in human resource management and labour relations, and advises government with respect to labour relations, pensions and compensation-related issues in the public sector. Costs are partially recovered from pension boards.

VOTE 23 — PUBLIC SECTOR EMPLOYERS’ COUNCIL	14,596	14,596

Estimates 2004/05	Estimates 2005/06

VOTE 24 — PUBLIC AFFAIRS BUREAU

This vote provides for programs and operations described in the voted appropriations under the core business Public Affairs Bureau.

PUBLIC AFFAIRS BUREAU

Voted Appropriation
Public Affairs Bureau	32,204	34,204

Voted Appropriation Description: This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries, special offices, and certain public bodies. Transfers may be provided to Crown corporations, ministries, other levels of government, special offices and private bodies for communications related activities. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

VOTE 24 — PUBLIC AFFAIRS BUREAU	32,204	34,204

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION

Salaries and Benefits	48,964	55,834
Operating Costs	42,945	45,039
Government Transfers	16,024	15,246
Other Expenses	8,783	11,641
Internal Recoveries	(15,554)	(17,413)
External Recoveries	(25,310)	(32,288)
TOTAL OPERATING EXPENSE	75,852	78,059

MINISTRY OF FORESTS

The mission of the Ministry of Forests is to protect, manage and conserve forest and range values through a high performing organization.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATION
Vote 25 — Ministry Operations	387,978	452,868

STATUTORY APPROPRIATIONS
BC Timber Sales Special Account	131,800	166,108
Forest Stand Management Fund Special Account	1,490	—
South Moresby Forest Replacement Special Account	3,000	25,500

OPERATING EXPENSE	524,268	644,476

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	13,060	24,130
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	72,491	66,392
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	2,942	3,245

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Forest Protection	96,638	122,889	(13,851)	109,038
Stewardship of Forest Resources (includes special accounts)	41,078	97,161	(7,583)	89,578
Compliance and Enforcement	25,609	25,609	—	25,609
Forest Investment	85,000	93,250	(4,250)	89,000
Pricing and Selling Timber	96,155	124,132	(6,977)	117,155
Executive and Support Services	47,988	48,053	(65)	47,988
BC Timber Sales	131,800	166,415	(307)	166,108

TOTAL OPERATING EXPENSES	524,268	677,509	(33,033)	644,476

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Forest Protection	2,430	3,360	—	3,360
Stewardship of Forest Resources	2,498	6,323	—	6,323
Compliance and Enforcement	1,911	1,911	—	1,911
Pricing and Selling Timber	3,848	3,848	—	3,848
Executive and Support Services	1,383	7,698	—	7,698
BC Timber Sales	990	990	—	990

TOTAL CAPITAL EXPENDITURES	13,060	24,130	—	24,130

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
BC Timber Sales	72,491	66,392	—	66,392
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	72,491	66,392	—	66,392

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 25 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Forest Protection, Stewardship of Forest Resources, Compliance and Enforcement, Forest Investment, Pricing and Selling Timber, and Executive and Support Services.

FOREST PROTECTION

Voted Appropriations
Direct Fire	55,380	55,380
Fire Preparedness	40,263	52,663
Forest Health	995	995
	96,638	109,038

Voted Appropriations Description: This sub-vote provides for forest protection, including fire prevention control in accordance with applicable legislation throughout the province, including: (a) Direct Fire - provides for control and suppression of wild fires, ex gratia payments related to these activities and rehabilitation costs. Costs related to the provision of supplies and services are recovered from agencies and other levels of government, provinces, countries, companies, organizations, and individuals; (b) Fire Preparedness - provides for fire prevention, the infrastructure, personnel, equipment and supplies required to maintain a consistent state of readiness to control and suppress wild fires and associated research and development. Transfers are provided to promote fire safety and awareness. Costs of supplies and services may be recovered from other agencies and levels of government, provinces, countries, companies, organizations, and individuals, and from annual rents paid into the Consolidated Revenue Fund by timber licence holders; and (c) Forest Health - provides for forest health activities in parks and protected areas, some viewscapes, urban areas, crown land and other special sites.

STEWARDSHIP OF FOREST RESOURCES

Voted Appropriation
Stewardship of Forest Resources	36,588	64,078

Statutory Appropriations
Forest Stand Management Fund Special Account	1,490	—
South Moresby Forest Replacement Special Account	3,000	25,500
	41,078	89,578

Voted Appropriation Description: This sub-vote provides for provincial forest and rangeland stewardship and management at provincial, regional and district levels including forest and range reforestation practices, timber supply planning and determination, range planning and management, control of invasive alien plants, recreation, forest health management, applied research and forest gene resource management and reforestation on land under crown responsibility. Transfers are provided to promote forest and rangeland stewardship and management. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals.

Statutory Appropriations Description: This statutory appropriation provides for the Forest Stand Management Fund Special Account and for the South Moresby Forest Replacement Special Account.

COMPLIANCE AND ENFORCEMENT

Voted Appropriation
Compliance and Enforcement	25,609	25,609

Voted Appropriation Description: This sub-vote provides for all activities related to upholding British Columbia laws to protect the province’s forest and range resource under the jurisdiction of the Ministry of Forests including: enforcing environmental standards for forest and range management for government and forest and range tenure holders; enforcing revenue policies; combating forest crimes; enforcing regulations to minimize fires, pests, and other agents; and enforcing rules governing the use of forest service recreation sites and trails.

Estimates 2004/05	Estimates 2005/06

FOREST INVESTMENT

Voted Appropriation
Forest Investment	85,000	89,000

Voted Appropriation Description: This sub-vote provides for investments in enhanced forest management; resource planning; forest research; silviculture treatments of damaged forests; development and provision of reforestation material and conservation of forest gene resources; forest, range and recreation conservation and protection; the Crown portion of Woodlot licence and Community Forest Agreement areas; strategic land use and sustainable resource management planning; product development; development of markets for British Columbia forest products; and forest sector reform. Planning, administration and delivery is provided through ministries, licensees and third-party agreements. Transfers are provided for the promotion of forest investment. Costs of supplies and services may be recovered from other levels of government, agencies, organizations, and individuals.

PRICING AND SELLING TIMBER

Voted Appropriations
Pricing and Selling Timber	66,155	77,155
First Nations’ Participation	30,000	40,000
	96,155	117,155

Voted Appropriations Description: This sub-vote provides for headquarters, regional, and district activities related to timber tenure administration, timber pricing, and access to markets; meeting obligations with First Nations; First Nations’ participation in the forest economy; and building and maintaining forest service road and bridge infrastructure to provide access to timber. Transfers are provided for the promotion of integrated management of forest and rangelands and to promote economic diversification projects. Costs of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations, individuals, and for fees received from log exports.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	968	968
Corporate Governance	47,020	47,020
	47,988	47,988

Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry including the offices of the Minister of Forests and the Minister of State for Forestry Operations, including salaries, benefits, allowances, and operating expenses of the ministers and the ministers’ staff; and corporate governance and service delivery activities for strategic policy, performance management, legislation development, finance, human resources, freedom of information, executive and executive support, regional and district management, continuous improvement, best practices initiatives, and information technology strategy and central infrastructure. Transfers are provided for the integrated management of forest and rangelands. Costs of supplies and services may be recovered from ministries, other levels of governments, agencies, organizations, and individuals.

VOTE 25 — MINISTRY OPERATIONS	387,978	452,868
STATUTORY — SPECIAL ACCOUNTS	4,490	25,500

Estimates 2004/05	Estimates 2005/06

STATUTORY — BC TIMBER SALES

This statutory account provides for program and operations described in the statutory appropriation under the core business BC Timber Sales.

BC TIMBER SALES

Statutory Appropriation
BC Timber Sales Special Account	131,800	166,108

Statutory Appropriation Description:  This statutory appropriation provides for the BC Timber Sales Special Account.

STATUTORY - SPECIAL ACCOUNT	131,800	166,108

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	173,772	222,248
Operating Costs	341,689	379,541
Government Transfers	32,855	78,451
Other Expenses	4,080	18,444
Internal Recoveries	(4,997)	(21,175)
External Recoveries	(23,131)	(33,033)
TOTAL OPERATING EXPENSE	524,268	644,476

SPECIAL ACCOUNT(1)

$000

BC TIMBER SALES

This account was established in 1988 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program.

Revenue is collected from the following sources: upset stumpage, bonus stumpage, annual fees and billings (annual rent, trespass charges, scaling fees and registration fees) incidental to the operation of the program, and sales of logs.

Expenses are for: preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads and bridges; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals.

Revenue in excess of current expenses and outstanding obligations is transferred to the General Fund.

Disbursements reflect capitalizable costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

	Estimates 2004/05	Estimates 2005/06

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	98,157	117,772
OPERATING TRANSACTIONS
Revenue	252,857	286,785
Expense	(131,800)	(166,415)
Internal and External Recoveries	—	307
Net Revenue (Expense)	121,057	120,677

Difference Between 2004/05 Estimates and Projected Actual Net Revenue (Expense)	9,238

Transfer to the General Fund	(37,565)	(715)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(990)	(990)
Disbursements - Other	(72,491)	(66,392)
Net Cash Source (Requirement)	(73,481)	(67,382)
Working Capital Adjustments(3)	366	1763
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	117,772	172,115

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

(3)          Estimated adjustments include those adjustments that would change the cash balance of the Special Account. This includes amortization expense, changes in accounts receivable and payable, and recognition of deferred revenues.

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986, and was changed to a Special Account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, for silviculture work and costs related to environmental remediation performed in accordance with applicable legislation, for the costs of investigating contravention of applicable legislation, for fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, for reforestation and road deactivation in areas subject to stumpage levies. Recoveries are collected in accordance with applicable legislation; penalties levied in accordance with applicable legislation; and stumpage levies.

No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	16,131	16,614
OPERATING TRANSACTIONS

Revenue	4,646	—
Expense	(1,490)	(5,093)
Internal and External Recoveries	—	5,093
Net Revenue (Expense)	3,156	—

Difference Between 2004/05 Estimates and Projected Actual Net Revenue (Expense)	(2,673)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	16,614	16,614

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

SOUTH MORESBY FOREST REPLACEMENT

This account was established by the South Moresby Implementation Act in 1988. The purpose of this account is to offset the decrease in forest land available for harvest due to the creation of the South Moresby National Park by funding incremental silviculture and other activities on coastal forest lands. This account may receive contributions from the Consolidated Revenue Fund, the federal government and accrued interest. No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	25,929	25,340
OPERATING TRANSACTIONS

Revenue	711	160
Expense	(3,000)	(25,500)
Net Revenue (Expense)	(2,289)	(25,340)

Difference Between 2004/05 Estimates and Projected Actual Net Revenue (Expense)	1,700

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	25,340	—

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

MINISTRY OF HEALTH SERVICES

The mission of the Ministry of Health Services is to guide and enhance the province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATIONS
Vote 26 — Ministry Operations	10,536,023	11,238,332
Vote 27 — Vital Statistics (Special Operating Agency)	6,742	6,786

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSE	10,690,015	11,392,368

PREPAID CAPITAL ADVANCES (2)	379,700	280,000
CAPITAL EXPENDITURES (3)	19,606	60,550
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	(2,034)	(769)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	2,785	2,773

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Services Delivered by Partners	10,369,151	11,157,692	(129,188)	11,028,504
Services Delivered by Ministry	227,344	261,345	(1,036)	260,309
Recoveries from Health Special Account	—	—	—	—
Executive and Support Services	93,520	103,655	(100)	103,555

TOTAL OPERATING EXPENSES	10,690,015	11,522,692	(130,324)	11,392,368

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Services Delivered by Partners	379,700	280,000	—	280,000

TOTAL PREPAID CAPITAL ADVANCES	379,700	280,000	—	280,000

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Services Delivered by Ministry	11,556	16,040	—	16,040
Recoveries from Health Special Account	—	—	—	—
Executive and Support Services	8,050	44,510	—	44,510

TOTAL CAPITAL EXPENDITURES	19,606	60,550	—	60,550

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Services Delivered by Partners	(2,034)	—	(769)	(769)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(2,034)	—	(769)	(769)

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 26 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services Delivered by Partners, Services Delivered by Ministry, Recoveries from Health Special Account, and Executive and Support Services.

SERVICES DELIVERED BY PARTNERS

Voted Appropriations
Regional Health Sector Funding	6,683,305	7,157,982
Medical Services Plan	2,525,057	2,630,354
Pharmacare	830,355	889,547
Debt Service Costs	173,500	169,500
Amortization of Prepaid Capital Advances	136,677	152,908
Health Benefits Operations	20,257	28,213
	10,369,151	11,028,504

Voted Appropriations Description: This sub-vote provides funding for, or on behalf of, system partners who are responsible for the administration, operation, and delivery of health programs and services. Regional Health Sector Funding provides for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, provincial programs and home and community care services. This includes funding for operations, minor equipment and minor capital improvements. Recoveries are received from other levels of government and organizations for services provided or funded by the ministry.

Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners and diagnostic facilities, on a fee-for-service basis or alternative contractual basis and other recruitment, retention, training and planning initiatives with respect to physicians. Payments for these services and initiatives are in accordance with the Medicare Protection Act and agreements with professional associations and health authorities. Recoveries are received to reimburse the Medical Services Plan for claims that are the responsibility of the Insurance Corporation ol British Columbia, Workers’ Compensation Board and other third parties and from other levels of government for services provided by the ministry.

Pharmacare provides funding to individuals, agencies or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, ostomy supplies, prosthetic appliances and other approved items, as well as for services that complement Pharmacare programs. Recoveries are received from individuals as part of the PharmaCare Monthly Deductible Payment Option Plan.

Debt Service Costs provides for the provincial government’s share of debt servicing costs related to approved health facility and equipment capital projects. Sinking fund assets, which are used to retire existing debt obligations, earn interest that is netted against approved debt service costs. Amortization of Prepaid Capital Advances provides for the amortization of funds advanced for health facility and equipment capital projects.

Health Benefits Operations provides for the administration of the Medical Services Plan and Pharmacare programs, including the enrollment of eligible British Columbia residents to ensure they have access to publicly funded health care, managing the premium assistance program, processing claims for medically required services provided by physicians, diagnostic and laboratory facilities, supplementary benefits practitioners, and eligible prescription drugs and designated medical supplies. Recoveries are received from other agencies, such as the Workers’ Compensation Board and other third party insurers, for the processing costs of claims covered by these parties.

SERVICES DELIVERED BY MINISTRY

Voted Appropriation
Emergency Health Services	220,602	253,523

Voted Appropriation Description: This sub-vote provides funding for the administration, operation and delivery of specified services delivered directly to the public. Emergency Health Services provides for the administration, operation and delivery of emergency health services, including ground and air ambulance services, as well as for training, examination of emergency medical personnel, and amortization expense related to capital assets. Recoveries are received from organizations for the use of ambulances and attendants and from the Medical Services Plan for medical services provided on a contractual basis.

Estimates 2004/05	Estimates 2005/06

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Statutory Appropriation
Health Special Account	147,250	147,250
	—	—

Voted Appropriation Description:    This sub-vote provides for recoveries from the Health Special Account.

Statutory Appropriation Description:    This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	778	781
Stewarship and Corporate Management	92,742	102,774
	93,520	103,555

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Health Services and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff, salaries, benefits and allowances for the Minister of State for Mental Health and Addiction Services and the minister’s staff. This sub-vote also provides for stewardship and corporate management functions such as direction to health authorities and other health providers; support to partners in delivering health care services; monitoring of health authority compliance and performance; central financial and operational management services of the ministry; general services to support program delivery; development of the policy and legislative framework for the health system; development of long-term health care plans; monitoring and regulation of professional associations; and public health reports on population health through the Provincial Health Officer. Recoveries are received from other levels of government for services provided by the ministry.

VOTE 26 — MINISTRY OPERATIONS	10,536,023	11,238,332
STATUTORY — SPECIAL ACCOUNT	147,250	147,250

Estimates 2004/05	Estimates 2005/06

VOTE 27 — VITAL STATISTICS (SPECIAL OPERATING AGENCY)

This vote provides for programs and operations described in the voted appropriations under the core business Services Delivered by the Ministry.

SERVICES DELIVERED BY MINISTRY

Voted Appropriation
Vital Statistics	6,742	6,786

Voted Appropriation Description: This sub-vote provides for expenses of the Special Operating Agency responsible for the administration, registration, record maintenance, certification, statistical analysis and reporting of births, deaths and marriages occurring in the province. Recoveries are received as a result of the provision of services for genealogy, pre-adoption records, non-statutory certifications and data extraction, to provincial government ministries, to agencies, to other levels of government and to the public; and, as a result of royalties on the sale of Agency developed intellectual property.

VOTE 27 — VITAL STATISTICS (SPECIAL OPERATING AGENCY)	6,742	6,786

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	208,323	223,103
Operating Costs	265,147	327,313
Government Transfers	10,169,204	10,802,720
Other Expenses	321,198	317,084
Internal Recoveries	(147,558)	(147,528)
External Recoveries	(126,299)	(130,324)
TOTAL OPERATING EXPENSE	10,690,015	11,392,368

SPECIAL ACCOUNT(1)

$000

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act, 1992. Administered by the Ministry of Health Services, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care, health research, health promotion and health education services. Expenses of the Special Account represent transfers to the Ministry Operations Vote. No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	—
OPERATING TRANSACTIONS

Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	—

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

SERVICES DELIVERED BY PARTNERS

HEALTH INNOVATION INCENTIVE PROGRAM — Loans (disbursements) are no longer provided to health authorities or other health agencies. Receipts represent repayment by health authorities of the loans (disbursements) made in previous years. Administration costs are funded through the ministry’s voted appropriations.

Receipts	2,034	769
Disbursements	—	—
Net Cash Source (Requirement)	2,034	769

PREPAID CAPITAL ADVANCES BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

SERVICES DELIVERED BY PARTNERS

HEALTH FACILITIES — Disbursements are provided for approved health facilities and equipment capital projects.

Receipts	—	—
Disbursements	379,700	280,000
Net Cash Source (Requirement)	(379,700)	(280,000)

MINISTRY OF HUMAN RESOURCES

The mission of the Ministry of Human Resources is to provide services that move people towards sustainable employment and assist individuals and families in need.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATION
Vote 28 — Ministry Operations	1,283,728	1,366,897

OPERATING EXPENSE	1,283,728	1,366,897

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	21,547	18,961
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	1,986	1,986

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Employment Programs	71,475	81,121	(1)	81,120
Temporary Assistance	391,176	359,671	(984)	358,687
Disability Assistance	483,158	580,853	(1,350)	579,503
Supplementary Assistance	165,180	182,192	(3,786)	178,406
Employment and Assistance Appeal Tribunal	2,422	1,819	—	1,819
Executive and Support Services	170,317	167,372	(10)	167,362

TOTAL OPERATING EXPENSES	1,283,728	1,373,028	(6,131)	1,366,897

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Employment and Assistance Appeal Tribunal	35	35	—	35
Executive and Support Services	21,512	18,926	—	18,926

TOTAL CAPITAL EXPENDITURES	21,547	18,961	—	18,961

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 28 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Employment Programs, Temporary Assistance, Disability Assistance, Supplementary Assistance, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

EMPLOYMENT PROGRAMS

Voted Appropriation
Employment Programs	71,475	81,120

Voted Appropriation Description: This sub-vote provides for programs to assist eligible individuals to find sustainable employment and may include directed job search, job placement programs and/or specific training for employment. It also provides for specialized employment programs that support individuals with disabilities or persistent multiple barriers to employment. This sub-vote also provides for salaries and benefits for individuals with disabilities receiving on the job training under the public service training program. Recoveries are received from other ministries and from parties external to government under cost sharing agreements for programs.

TEMPORARY ASSISTANCE

Voted Appropriation
Temporary Assistance	391,176	358,687

Voted Appropriation Description: This sub-vote provides for temporary assistance in accordance with the Employment and Assistance Act for the family units of eligible individuals who are capable of financial independence through employment or are unable to seek work because of a prescribed short-term medical or other condition, or who have persistent multiple barriers to employment. Recoveries are received from assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

DISABILITY ASSISTANCE

Voted Appropriation
Disability Assistance	483,158	579,503

Voted Appropriation Description: This sub-vote provides for disability assistance in accordance with the Employment and Assistance for Persons with Disabilities Act for the family units of eligible individuals with disabilities who are not expected to gain financial independence through employment or who are seeking work. Recoveries are received from assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

SUPPLEMENTARY ASSISTANCE

Voted Appropriation
Supplementary Assistance	165,180	178,406

Voted Appropriation Description: This sub-vote provides for health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and Employment and Assistance for Persons with Disabilities Act, and for programs that promote the purposes of the legislation. Recoveries are received from Bus Pass Program user fees, from assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, from repayable assistance and overpayments. This sub-vote also provides for planning and coordinating emergency social services and provides short-term assistance to British Columbians during an emergency or disaster in British Columbia authorized by the Emergency Program Act.

Estimates 2004/05	Estimates 2005/06

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	2,422	1,819

Voted Appropriation Description:    This sub-vote provides for salaries, benefits, allowances, operating and related expenses for a single-level, regionally based appeal system through the Employment and Assistance Appeal Tribunal established under the Employment and Assistance Act.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	420	423
Corporate Services	28,653	34,956
Program Management	141,244	131,983
	170,317	167,362

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Human Resources. It provides for leadership, direction and administrative support services for the operating programs of the ministry. This includes strategic and business planning, financial administration and budget co-ordination, human resources, asset and risk management, prevention, compliance and enforcement, information technology, records management, freedom of information, and protection of privacy. It also provides for corporate and community based service delivery, including services provided by other ministries and agencies on behalf of the ministry. Costs are recovered from ministries and from parties external to government for services provided for in this sub-vote.

VOTE 28 — MINISTRY OPERATIONS	1,283,728	1,366,897

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	114,381	111,514
Operating Costs	59,578	59,382
Government Transfers	1,110,281	1,195,452
Other Expenses	5,693	7,243
Internal Recoveries	(340)	(563)
External Recoveries	(5,865)	(6,131)
TOTAL OPERATING EXPENSE	1,283,728	1,366,897

MINISTRY OF MANAGEMENT SERVICES

The mission of the Ministry of Management Services is to champion the transformation of government service delivery to respond to the everyday needs of citizens, businesses and the public sector.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATIONS
Vote 29 — Ministry Operations	174,890	177,397
Vote 30 — BC Public Service Agency	24,132	24,132

OPERATING EXPENSE	199,022	201,529

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	53,244	78,043
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	2,021	1,842

NOTES

(1)               For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)               Details of prepaid capital advances are presented in Schedule C.

(3)               Details of capital expenditures are presented in Schedule D.

(4)               Details of loans, investments and other requirements are presented in Schedule E.

(5)               Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)               Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Service Delivery to Citizens and Businesses	21,891	26,366	(5,091)	21,275
Service Delivery to the Public Sector	136,702	210,513	(73,811)	136,702
Service Transformation	1,651	2,814	(20)	2,794
Governance	9,890	13,035	(1,165)	11,870
Executive and Support Services	4,756	4,756	—	4,756
Leadership and Development	699	699	—	699
Employee Relations	2,834	2,834	—	2,834
Compensation	1,486	1,486	—	1,486
Client Services	17,549	18,249	(700)	17,549
Employee Benefits	1	23,058	(23,057)	1
Executive and Support Services (Agency)	1,563	1,563	—	1,563

TOTAL OPERATING EXPENSES	199,022	305,373	(103,844)	201,529

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Service Delivery to Citizens and Businesses	1,363	1,613	—	1,613
Service Delivery to the Public Sector	47,165	72,619	—	72,619
Service Transformation	—	95	—	95
Governance	1410	410	—	410
Executive and Support Services	6	6	—	6
Executive and Support Services (Agency)	3,300	3,300	—	3,300

TOTAL CAPITAL EXPENDITURES	53,244	78,043	—	78,043

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 29 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Service Delivery to Citizens and Businesses; Service Delivery to the Public Sector; Service Transformation; Governance; and Executive and Support Services.

SERVICE DELIVERY TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	20,886	20,270
Service BC Planning and Development	441	441
Service BC Online Channel Office	564	564
	21,891	21,275

Voted Appropriations Description: This sub-vote provides for service delivery and cross government coordination of Service Delivery initiatives that improve services to Citizens and Businesses, including planning and development, over the counter, telephone and online channel services. Activities include information and transaction services provided over the counter through government agents branches, a government-wide telephone contact center, management of common web services for government’s enterprise portal and provision of online access to a variety of products and services. Recoveries are received from ministries, Crown agencies, and external organizations for services provided within this sub-vote.

SERVICE DELIVERY TO THE PUBLIC SECTOR

Voted Appropriations
Solutions BC Common IT Services	134,913	134,913
Solutions BC Common Business Services	794	794
BC Stats	995	995
	136,702	136,702

Voted Appropriations Description: This sub-vote provides for service delivery and administration of government’s shared services provider, Solutions BC. Activities include common business services including corporate procurement and supply services, strategic acquisitions, and management of intellectual property; financial services including the corporate accounting service and payroll services; common information technology services including client and corporate operations, workstation support, network, hosting, and applications and service integration; and communications infrastructure. This sub-vote also provides for the production of economic, social, business and demographic statistical information along with data dissemination, survey and analytic services for government under the Statistics Act. Recoveries are received from ministries, Crown agencies, Boards and Commissions, other public sector organizations, the public and private organizations for products and services provided within this sub-vote.

SERVICE TRANSFORMATION

Voted Appropriations
Service BC Service Delivery Initiative	593	1,736
NetWork BC	1	1
IT and Telecommunications Strategy	1,057	1,057
	1,651	2,794

Voted Appropriations Description: This sub-vote provides for assistance to clients in developing alternative ways for providing and delivering services such as e-govemment, critical business and other initiatives; service transformation activities, including developing, and promoting the use of IT infrastructure dedicated to improving service delivery to clients and customers; and governance and opportunity-identification for ministries and other levels of government to collaborate and integrate services. Recoveries are received from ministries, Crown agencies, and external organizations for Network BC activities and IT and management library services.

Estimates 2004/05	Estimates 2005/06

GOVERNANCE

Voted Appropriations
Office of the Chief Information Officer	6,313	7,763
Government Information Strategies, Policy and Legislation	3,577	4,107
	9,890	11,870

Voted Appropriations Description: This sub-vote provides for overall government information technology strategic planning as well as the development of policies and programs to support government initiatives and corporate activities and programs that support cross-government specialized functions including long term technology planning, information management, IT Security, records management and privacy protection and information access. Activities include managing legislation, and providing policy and professional advice, resources and services that enhance decision-making. Recoveries are received from ministries, Crown agencies, Boards and Commissions, other public sector organizations, the public and private organizations for IT records, IT security, privacy and information access and storage services.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	418	418
Corporate Services	4,338	4,338
	4,756	4,756

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Management Services, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. It also provides for executive direction of the ministry and administrative support services including financial, human resources, information systems, freedom of information and privacy services, records services and other services to ministry operations and programs. Recoveries are received from ministries for services provided within this sub-vote.

VOTE 29 — MINISTRY OPERATIONS	174,890	177,397

Estimates 2004/05	Estimates 2005/06

VOTE 30 — BC PUBLIC SERVICE AGENCY

This vote provides for the British Columbia Public Service Agency programs and operations described in the voted appropriations under the following six core businesses: Leadership and Developement; Employee Relations; Compensation; Client Services; Employee Benefits and Executive Support Services.

LEADERSHIP AND DEVELOPMENT

Voted Appropriation
Leadership and Development	699	699

Voted Appropriation Description: This sub-vote provides for a wide range of human resource services to/for executives and senior leaders including resource policy development, executive development, orientation programs, corporate recruitment, retention and succession planning, government-wide training and development, performance management and recognition, incentives, and rewards. Recoveries are received from ministries for services provided within this sub-vote.

EMPLOYEE RELATIONS

Voted Appropriation
Employee Relations	2,834	2,834

Voted Appropriation Description: This sub-vote provides for the negotiation and administration of collective agreements on behalf of government, labour relations, workforce adjustment activities, terms and conditions, settlement payments for grievances, other personnel related settlements, and payment for legal and arbitration services.

COMPENSATION

Voted Appropriation
Compensation	1,486	1,486

Voted Appropriation Description: This sub-vote provides for the development, implementation, maintenance, and administration of classification and compensation plans, classification dispute resolution, advisory services related to the terms and conditions of employment for excluded employees, and management of compensation workflow and service delivery.

CLIENT SERVICES

Voted Appropriation
Regional Operations	17,549	17,549

Voted Appropriation Description: This sub-vote provides for a broad range of human resource services to government and other clients including: advisory services on organizational design, compensation, staffing, employee relations, occupational safety and health, workforce adjustment, and other activities related to human resource management. Recoveries are received from ministries, Crown corporations and other public sector employers for services provided within this sub-vote.

Estimates 2004/05	Estimates 2005/06

EMPLOYEE BENEFITS

Voted Appropriations
Provincial Pensions	99,231	100,813
Miscellaneous and Statutory Items	7,547	6,258
Canada Pension	45,788	50,829
Death and Retiring Benefits	9,065	8,492
Extended Health and Dentel Benefits	47,803	48,188
Group Insurance	3,990	4,052
Medical Services Plan	22,297	22,734
Long Term Disability	35,781	34,450
Employment Insurance	25,839	25,920
Workers’ Compensation	9,981	8,718
Employee and Family Asistance Program	885	1,002
Other Benefits	34,594	52,096
Recoveries	(342,800)	(363,551)
	1	1

Voted Appropriations Description: This sub-vote provides for management and administration of employee benefit plans, the payment of federal and provincial employer contributions, and other corporate programs. Recoveries are received from ministries, crown corporations, agencies, boards, commissions and other public sector employers for services provided within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES (Agency)

Voted Appropriations
Deputy Minister’s Office	112	112
Policy and Research	762	762
e-Business and Business Transformation	688	688
Corporate Services	1	1
	1,563	1,563

Voted Appropriations Description: This sub-vote provides for the executive direction of the BC Public Service Agency and administrative support services including financial, human resources, information systems and freedom of information and privacy. It also provides for merit office activities, policy and program development, performance measurement, communications, and e-business. Recoveries are received from ministries for services provided within this sub-vote.

VOTE 30 — BC PUBLIC SERVICE AGENCY	24,132	24,132

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	473,824	483,498
Operating Costs	229,659	246,083
Government Transfers	517	625
Other Expenses	70,545	69,613
Internal Recoveries	(475,300)	(494,446)
External Recoveries	(100,223)	(103,844)
TOTAL OPERATING EXPENSE	199,022	201,529

MINISTRY OF PROVINCIAL REVENUE

The mission of the Ministry of Provincial Revenue is to provide fair, efficient and equitable revenue and debt collection, which supports public services to meet the needs of British Columbians.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATION
Vote 31 — Ministry Operations	42,109	42,095

STATUTORY APPROPRIATION
Provincial Home Acquisition Wind Up Special Account	25	25

OPERATING EXPENSE	42,134	42,120

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	13,297	34,683
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	(910)	1,590
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	1,054	837

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Revenue Programs	18,370	44,979	(26,609)	18,370
Revenue Services	8,477	36,099	(27,636)	8,463
Executive and Support Services	15,287	37,432	(22,145)	15,287

TOTAL OPERATING EXPENSES	42,134	118,510	(76,390)	42,120

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Revenue Services	—	21,348	—	21,348
Executive and Support Services	13,297	13,335	—	13,335

TOTAL CAPITAL EXPENDITURES	13,297	34,683	—	34,683

LOANS. INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	(900)	28,600	(27,000)	1,600
Revenue Services	(10)	40	(50)	(10)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(910)	28,640	(27,050)	1,590

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	—	960,800	(960,800)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	960,800	(960,800)	—

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 31 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Revenue Programs, Revenue Services, and Executive and Support Services.

REVENUE PROGRAMS

Voted Appropriation
Revenue Programs	18,370	18,370

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of tax statutes administered by the ministry, and revenue and benefit programs that are the responsibility of the Ministry of Provincial Revenue. This sub-vote also provides for payment of interest or refunds of taxation revenues under statutes administered by the ministry. Costs are partially recovered from revenues administered by the ministry.

REVENUE SERVICES

Voted Appropriation
Revenue Services	8,452	8,438

Statutory Appropriation
Provincial Home Acquisition Wind Up Special Account	25	25
	8,477	8,463

Voted Appropriation Description:    This sub-vote provides for accounts receivable collection, loan administration, revenue programs, including premiums and fees for the Medical Services Plan for the Ministry of Health Services, and administration services through a combination of in-house service providers and a private sector partner. Costs are partially recovered from within the Consolidated Revenue Fund or deducted from collected proceeds and revenues administered by the ministry.

Statutory Appropriation Description:    This statutory appropriation provides for the Provincial Home Acquisition Wind Up Special Account.

Estimates 2004/05	Estimates 2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	430	430
Corporate Services	14,857	14,857
	15,287	15,287

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Provincial Revenue, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. It also provides for executive strategic direction of the ministry and administrative support services; tax appeal management and administration; and policy and legislation. Costs are partially recovered from revenues administered by the ministry.

VOTE 31 — MINISTRY OPERATIONS	42,109	42,095
STATUTORY — SPECIAL ACCOUNT	25	25

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	64,366	60,258
Operating Costs	70,281	70,700
Government Transfers	500	500
Other Expenses	3,527	3,527
Internal Recoveries	(15,251)	(16,475)
External Recoveries	(81,289)	(76,390)
TOTAL OPERATING EXPENSE	42,134	42,120

SPECIAL ACCOUNT (1)

$000

PROVINCIAL HOME ACQUISITION WIND UP

This account is established under the Special Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act and the Provincial Home Acquisition Act.  The latter Acts are repealed effective March 31,2004.

Revenue consists of interest on outstanding mortgage principal.  Expenses include statutory rebates and other miscellaneous program costs.  Receipts represent repayment of outstanding mortgage loan principal.  Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

	Estimates 2004/05	Estimates 2005/06

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	15,000	15,010
OPERATING TRANSACTIONS

Revenue	25	35
Expense	(25)	(25)
Net Revenue (Expense)	—	10

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	50	50
Disbursements - Capital	—	—
Disbursements - Other	(40)	(40)
Net Cash Source (Requirement)	10	10
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	15,010	15,030

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.  As this account was established in 2004/05, the Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2004/05 Estimates.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

REVENUE PROGRAMS

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf by the Ministry of Provincial Revenue.  Administration costs are funded through the ministry’s voted appropriations.

Receipts	5,800	6,000
Disbursements	4,400	4,600
Net Cash Source (Requirement)	1,400	1,400

LAND TAX DEFERMENT ACT — Disbursements are made to local governments to reimburse them for property taxes of those property owners over 60 years of age and other qualified property owners that are deferred under this Act.  The property owner or the estate is required to repay to the province all deferred taxes together with interest, on the termination of the agreement.  Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest).  Interest and fee revenue are credited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	19,500	21,000
Disbursements	20,000	24,000
Net Cash Source (Requirement)	(500)	(3,000)

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

REVENUE PROGRAMS

BRITISH COLUMBIA TRANSIT ACT (MOTOR FUEL TAX) — Disbursements are provided to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf by the Ministry of Provincial Revenue.  Administration costs are funded through the ministry’s voted appropriations.

Receipts	7,900	8,200
Disbursements	7,900	8,200
Net Cash Source (Requirement)	—	—

GREATER VANCOUVER TRANSPORTATION AUTHORITY ACT (MOTOR FUEL AND SOCIAL SERVICE TAXES) — Disbursements are provided to the Greater Vancouver Transportation Authority (GVTA) in respect of the fuel tax (receipts) and the social service tax (receipts) on parking collected or GVTA’s behalf under the Greater Vancouver Transportation Authority Act by the Ministry of Provincial Revenue.  Administration costs are funded through the ministry’s voted appropriations.

Receipts	260,000	279,100
Disbursements	260,000	279,100
Net Cash Source (Requirement)	—	—

Estimates 2004/05	Estimates 2005/06

RURAL AREA PROPERTY TAXES — Disbursements are provided to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf by the Ministry of Provincial Revenue.  Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	195,000	205,000
Disbursements	195,000	205,000
Net Cash Source (Requirement)	—	—

TOBACCO TAX AMENDMENT ACT — Disbursements are provided to the Cowichan Tribes in respect of the Cowichan Tribes Agreement for tobacco tax (receipts) collected on their behalf.  Administration costs are funded through the ministry’s voted appropriations.

Receipts	2,000	2,000
Disbursements	2,000	2,000
Net Cash Source (Requirement)	—	—

TOURISM BRITISH COLUMBIA (HOTEL ROOM TAX ACT) — Disbursements are provided by the province to Tourism British Columbia in respect of the Tourism British Columbia Act hotel room tax (receipts) collected on the corporation’s behalf by the Ministry of Provincial Revenue.  Administration costs are funded through the ministry’s voted appropriations.

Receipts	24,500	26,300
Disbursements	24,500	26,300
Net Cash Source (Requirement)	—	—

TRANSPORTATION ACT (MOTOR FUEL AND SOCIAL SERVICE TAXES) — Disbursements are provided to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the social service tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act by the Ministry of Provincial Revenue.  Administration costs are funded through the ministry’s voted appropriations.

Receipts	425,300	(440,200)
Disbursements	425,300	(440,200)
Net Cash Source (Requirement)	—	—

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to ensure the security and economic vitality of communities through effective policing, corrections, liquor and gaming control and other protective and regulatory programs.

MINISTRY SUMMARY

($000)

	Estimates 2004/05 (1)	Estimates 2005/06
VOTED APPROPRIATIONS
Vote 32 — Ministry Operations	476,667	520,916
Vote 33 — Emergency Program Act.	15,635	15,628

STATUTORY APPROPRIATIONS
Forfeited Crime Proceeds Fund Special Account	—	—
Inmate Work Program Special Account	1,553	1,565
Victims of Crime Act Special Account	7,325	7,325

OPERATING EXPENSE	501,180	545,434

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	7,551	9,183
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	1,069	(556)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	2,638	2,715

NOTES

(1)               For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates.  Schedule A presents a detailed reconciliation.

(2)               Details of prepaid capital advances are presented in Schedule C.

(3)               Details of capital expenditures are presented in Schedule D.

(4)               Details of loans, investments and other requirements are presented in Schedule E.

(5)               Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)               Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net
Core Business
Corrections	173,039	188,189	(7,141)	181,048
Policing and Community Safety	249,553	308,316	(21,915)	286,401
Compliance and Consumer Services	35,521	36174	(1,021)	35,153
Gaming Policy and Enforcement	14,892	226,434	(211,828)	14,606
Liquor Control and Licensing	1	8,945	(8,944)	1
Executive and Support Services	3,661	3,707	—	3,707
Emergency Program Act	15,635	15,628	—	15,628
Statutory Services	8,878	8890	—	8,890

TOTAL OPERATING EXPENSES	501,180	796,283	(250,849)	545,434

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Corrections	2,324	2,776	—	2,776
Policing and Community Safety	1,679	1,214	—	1,214
Compliance and Consumer Services	2,655	3,330	—	3,330
Gaming Policy and Enforcement	320	370	—	370
Liquor Control and Licensing	330	1,150	—	1,150
Executive and Support Services	150	250	—	250
Statutory Services	93	93	—	93

TOTAL CAPITAL EXPENDITURES	7,551	9,183	—	9,183

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Compliance and Consumer Services	1,500	—	(100)	(100)
Gaming Policy and Enforcement	(431)	—	(456)	(456)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	1,069	—	(556)	(556)

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 32 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Corrections, Policing and Community Safety, Compliance and Consumer Services, Gaming Policy and Enforcement, Liquor Control and Licensing, and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	173,039	181,048

Voted Appropriation Description:  This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, Keep of Prisoners, immigration detainees, non-criminally charged intoxicated persons, and for planning and management of correctional programs.  Electronic monitoring technology is used to assist in the supervision of parolees and offenders on conditional sentences.  External recoveries are received from other levels of government for purposes which include housing and supervision of federal inmates, immigration detainees, costs related to provision of municipal lockup, community services required for Vancouver Drug Treatment Court, Native Courtworker Programs, and for services provided to other jurisdictions in community supervision of offenders.  Internal recoveries are received from other ministries for purposes including medical sessions and systems related costs.

POLICING AND COMMUNITY SAFETY

Voted Appropriations
Police Services	213,900	249,883
Provincial Emergency Program	4,497	4,555
Coroners Service	8,237	9,663
Victims Services and Community Programs	22,919	22,300
	249,553	286,401

Voted Appropriations Description:  This sub-vote provides for superintending law enforcement in the province, for providing victims of crime with services and benefits, and for assisting communities with community support and crime prevention programs, as well as for providing coroner services, province-wide emergency preparedness, security industry regulations, and other protective programs.  External recoveries are received from other levels of government, the Insurance Corporation of British Columbia, the British Columbia Lottery Corporation, the Vancouver Port Corporation, and individuals and organizations covered by the Criminal Records Review Act for the purposes provided for in this sub-vote.  Internal recoveries are received from other ministries and from the Victims of Crime Act Special Account.

COMPLIANCE AND CONSUMER SERVICES

Voted Appropriations
Office of the Superintendent of Motor Vehicles	7,174	8,223
Commercial Vehicle Safety and Enforcement	19,550	19,580
Residential Tenancy	6,089	5,591
Consumer Services	1,512	574
Film Classification	1,196	1,185
	35,521	35,153

Voted Appropriations Description:  This sub-vote provides for the administration of driver regulatory and traffic safety programs, the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, residential tenancy information and landlord-tenant dispute resolution services, film and adult video classification services and licensing of theatres and distributors.  Payments are received from the federal government pursuant to a contribution agreement for costs associated with the use of advanced technology for National Safety Code enforcement; and recoveries are received from parties external to the ministry for services provided on their behalf.

Estimates 2004/05	Estimates 2005/06

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	14,891	14,605
Distribution of Gaming Proceeds	1	1
	14,892	14,606

Voted Appropriations Description:   This sub-vote provides for the administration of gaming (including horse racing) in the province and includes development and administration of policy, standards, regulation, registration, audit, investigation and enforcement activities concerning legal gaming venues and illegal gaming, the management of the province’s gaming initiatives, the problem gaming program, and the distribution of gaming proceeds.  Recoveries are received from revenues paid into the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for the gaming event licence applications, from the Canadian Pari-Mutual Agency for horse race testing, from gaming registrants for direct costs incurred in investigations, and from Police Services for illegal gaming initiatives.

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description:   This sub-vote provides for overall policy development, administration, licensing and enforcement in support of the Liquor Control and Licensing Act and Regulations.  Recoveries are received from licensing application, renewal, and change request fees.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	469	466
Corporate Services	3,192	3,241
	3,661	3,707

Voted Appropriations Description:   This sub-vote provides for the costs related to the offices of the Solicitor General and the Deputy Solicitor General including salaries, benefits, allowances, operating and other expenses of these offices and secondary support and operations of the Ministry of Public Safety and Solicitor General.  Management services are provided by the Ministry of Attorney General.  This sub-vote also provides for the Board of Parole for the Province of British Columbia and other initiatives sponsored by the Solicitor General, including ministry policy development.

VOTE 32 — MINISTRY OPERATIONS	476,667	520,916

Estimates 2004/05	Estimates 2005/06

VOTE 33 — EMERGENCY PROGRAM ACT

This vote provides for ministry programs and operations described in the voted appropriation under the Emergency Program Act core business.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	15,635	15,628

Voted Appropriation Description:  This sub-vote provides for ministry programs and operations described in the voted appropriation for the Emergency Program Act, which provides for response to, and recovery from, emergencies and disasters, and for disaster mitigation initiatives.

VOTE 33 — EMERGENCY PROGRAM ACT	15,635	15,628

Estimates 2004/05	Estimates 2005/06

STATUTORY — STATUTORY SERVICES

This statutory appropriation provides for the programs and operations under the Statutory Services core business which includes the Forfeited Crime Proceeds Fund Special Account, the Inmate Work Program Special Account, and the Victims of Crime Act Special Account.

STATUTORY SERVICES

Statutory Appropriations
Forfeited Crime Proceeds Fund Special Account	—	—
Inmate Work Program Special Account	1,553	1,565
Victims of Crime Act Special Account	7,325	7,325
	8,878	8,890

Statutory Appropriations Description:  This statutory appropriation provides for the Forfeited Crime Proceeds Fund Special Account, the Inmate Work Program Special Account, and the Victims of Crime Act Special Account.

STATUTORY - SPECIAL ACCOUNT	8,878	8,890

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	160,157	166,683
Operating Costs	101,581	99,775
Government Transfers	470,420	526,471
Other Expenses	6,288	7,404
Internal Recoveries	(4,000)	(4,050)
External Recoveries	(233,266)	(250,849)
TOTAL OPERATING EXPENSE	501,180	545,434

SPECIAL ACCOUNT(1)

$000

FORFEITED CRIME PROCEEDS FUND

This account was established by the Special Accounts Appropriation and Control Act, 1988 as amended by the Attorney General Amendment Act, 1989.  The purpose of this account is to dispose of property forfeited from criminal offenses in a manner to facilitate the administration of criminal justice and law enforcement in the province.  Revenue represents forfeited proceeds of crimes.  The Solicitor General determines expenses to be made from the account; however, under the terms of a protocol agreement, expenses from previous years’ revenues can be made only with the approval of the Minister of Finance.  Administration costs are funded through the ministry’s voted appropriations.

No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	500	500
OPERATING TRANSACTIONS

Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	500	500

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.  The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

INMATE WORK PROGRAM

This account was established by the Miscellaneous Statutes Amendment Act (No.2), 1987.  The purpose of this account is to assist inmates in acquiring skills and to encourage them to develop good work habits.  Revenue represents proceeds from the sale of goods and services produced by inmates.  Expenses are for supplies and costs directly related to the production and sale of goods and services within the Inmate Work Program.  Administration costs are funded through the ministry’s voted appropriations.

	Estimates 2004/05	Estimates 2005/06

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	1,992	2,321
OPERATING TRANSACTIONS

Revenue	1,560	1,360
Expense	(1,553)	(1,565)
Net Revenue (Expense)	7	(205)

Difference Between 2004/05 Estimates and Projected Actual Net Revenue (Expense)	354

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(93)	(93)
Disbursements - Other	—	—
Net Cash Source (Requirement)	(93)	(93)
Working Capital Adjustments(3)	61	63
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	2,321	2,086

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.  The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

(3)          Estimated adjustments include those adjustments that would change the cash balance of the Special Account.  This includes amortization expense, changes in accounts receivable and payable, and recognition of deferred revenues.

VICTIMS OF CRIME ACT

This account was established by the Victims of Crime Act, 1995.  The purpose of this account is to fund services to victims of crime as provided for in the Act.  Revenue represents proceeds from a victim surcharge levy on fines from all provincial offenses, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offenses imposed by the court under the Criminal Code of Canada. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and Minister Responsible for Treaty Negotiations and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations.

No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	22,186	26,095
OPERATING TRANSACTIONS

Revenue	8,350	10,780
Expense	(7,325)	(7,325)
Net Revenue (Expense)	1,025	3,455

Difference Between 2004/05 Estimates and Projected Actual Net Revenue (Expense)	2,884

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	26,095	29,550

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Employment Standards	9,765	10,017	(100)	9,917
Industrial Relations	5,448	6,086	(315)	5,771
Workers’ Compensation	1	30,899	(30,898)	1
Executive and Support Services	3,048	3,573	—	3,573

TOTAL OPERATING EXPENSES	18,262	50,575	(31,313)	19,262

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Employment Standards	677	677	—	677
Industrial Relations	20	20	—	20
Workers’ Compensation	2,815	2,815	—	2,815

TOTAL CAPITAL EXPENDITURES	3,512	3,512	—	3,512

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 34 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Employment Standards, Industrial Relations, Workers’ Compensation, and Executive and Support Services.

EMPLOYMENT STANDARDS

Voted Appropriation
Employment Standards	9,765	9,917

Voted Appropriation Description: This sub-vote provides for services promoting harmonious labour and employment relations including administration of the Employment Standards Act and support services to the Labour Relations Board.  Recoveries are received for the costs of client education, investigations, ministry record searches and for ministry services provided for in this sub-vote.

INDUSTRIAL RELATIONS

Voted Appropriation
Industrial Relations	5,448	5,771

Voted Appropriation Description: This sub-vote provides for the operations of the Labour Relations Board, an agency established under the Labour Relations Code to promote harmonious labour relations in British Columbia, and for other labour relations initiatives.  This sub-vote also provides for the administration of some sections of the Employment Standards Act. Recoveries are received for the costs of adjudication and mediation services, appeals and for ministry services provided for in this sub-vote.

WORKERS’ COMPENSATION

Voted Appropriation
Workers’Compensation	1	1

Voted Appropriation Description: This sub-vote provides for the operations of the Workers’ Compensation Appeal Tribunal, an independent agency established under the Workers’ Compensation Act to hear appeals from decisions made by the Workers’ Compensation Board and other matters, and for Compensation Advisory Services which provides information and advice to employers and workers respecting workers’ compensation matters.  Costs associated with this sub-vote are fully recovered from the Accident Fund established pursuant to the Workers’ Compensation Act and for ministry services provided for in this sub-vote.

Estimates 2004/05	Estimates 2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	517	517
Program Management	2,531	3,056
	3,048	3,573

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Skills Development and Labour, and includes salaries, benefits, allowances, operating and other expenses of the minister and the minister’s staff.  It provides for administration and executive direction of the ministry, including the deputy minister’s office and policy and skills development. It also provides for consultation with key stakeholders to set policy direction that promotes harmonious and productive labour relations and labour stability in the province.  Other administrative services, including financial, human resources, information systems, facilities management, and freedom of information and protection of privacy, are provided by the Ministry of Education.

VOTE 34 — MINISTRY OPERATIONS	18,262	19,262

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	33,089	34,367
Operating Costs	16,717	16,135
Government Transfers	15	—
Other Expenses	108	73
External Recoveries	(31,667)	(31,313)
TOTAL OPERATING EXPENSE	18,262	19,262

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

COMPLIANCE AND CONSUMER SERVICES

CONSUMER PROTECTION ACT — Receipts and Disbursements are for a loan provided by the province to the Business Practices and Consumer Protection Authority under the Business Practices and Consumer Protection Authority Act for the delivery of consumer protection services.

Receipts	—	100
Disbursements	1,500	—
Net Cash Source (Requirement)	(1,500)	100

GAMING POLICY AND ENFORCEMENT

HASTINGS PARK RACE TRACK — Receipts represent the repayment of the principal for a loan provided to an external party for the purchase of Hastings Park Race Track.  This loan will be fully repaid by December 31, 2012.

Receipts	431	456
Disbursements	—	—
Net Cash Source (Requirement)	431	456

MINISTRY OF SKILLS DEVELOPMENT AND LABOUR

The mission of the Ministry of Skills Development and Labour is to create an employment environment with dynamic workplaces that meet the needs of workers, employers and unions.  Vulnerable workers will be protected.  The Ministry will ensure that British Columbians have the tools they need to foster working relationships in safe and healthy workplaces.  It will develop programs and legislation that contribute to provincial competitiveness and prosperity.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06

VOTED APPROPRIATION
Vote 34 — Ministry Operations	18,262	19,262

OPERATING EXPENSE	18,262	19,262

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	3,512	3,512
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	443	447

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates.  Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

MINISTRY OF SMALL BUSINESS AND ECONOMIC DEVELOPMENT

The mission of the Ministry of Small Business and Economic Development is to promote strategic leadership in government to create a strong, prosperous and diverse economy in all regions.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATION
Vote 35 — Ministry Operations	136,993	517,088

STATUTORY APPROPRIATIONS
Northern Development Fund Special Account	500	500
Olympic Arts Fund Special Account	625	650
Physical Fitness and Amateur Sports Fund Special Account	2,200	2,200

OPERATING EXPENSE	140,318	520,438

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	470	875
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	157	157

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Improving British Columbia’s Investment Climate and Competitiveness (includes special account)	3,478	5,567	—	5,567
Marketing and Promoting British Columbia	2,806	3,836	(10)	3,826
Enhancing Economic Development Throughout British Columbia	18,033	236,762	—	236,762
BC Olympic Games Secretariat, Sport and Culture (includes special accounts)	30,503	145,903	(1)	145,902
Securities, Regulatory Reform and Special Projects	373	400	—	400
Executive and Support Services	85,125	127,986	(5)	127,981

TOTAL OPERATING EXPENSES	140,318	520,454	(16)	520,438

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Improving British Columbia’s Investment Climate and Competitiveness	75	50	—	50
Marketing and Promoting British Columbia	50	30	—	30
BC Olympic Games Secretariat, Sport and Culture	70	640	—	640
Executive and Support Services	275	155	—	155

TOTAL CAPITAL EXPENDITURES	470	875	—	875

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 35 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Improving British Columbia’s Investment Climate and Competitiveness; Marketing and Promoting British Columbia; Enhancing Economic Development Throughout British Columbia; BC Olympic Games Secretariat, Sport and Culture; Securities, Regulatory Reform and Special Projects; and Executive and Support Services.

IMPROVING BRITISH COLUMBIA’S INVESTMENT CLIMATE AND COMPETITIVENESS

Voted Appropriation
Improving British Columbia’s Investment Climate and Competitiveness	2,978	5,067

Statutory Appropriation
Northern Development Fund Special Account	500	500
	3,478	5,567

Voted Appropriation Description:  This sub-vote provides for development and enhancement of a positive investment climate and prosperous economy within the province; management of policies and programs to assist small and medium sized businesses; increasing venture capital; collecting and providing economic and business information on sectors, regions and trends; undertaking analyses of economic conditions; participating in cross-government projects to improve the province’s tax competitiveness and establishing provincial positions and policies regarding domestic and international trade issues.

Statutory Appropriation Description:  This statutory appropriation provides for the Northern Development Fund Special Account, which is governed under the BC-Alcan Northern Development Fund Act.

MARKETING AND PROMOTING BRITISH COLUMBIA

Voted Appropriation
Marketing and Promoting British Columbia	2,806	3,826

Voted Appropriation Description:  This sub-vote provides for facilitating trade and investment and communicating British Columbia’s advantages and opportunities; showcasing British Columbia at national and international industry events; planning and managing trade missions to profile British Columbia in key markets; assisting the private sector to leverage identified marketing opportunities; and leading the marketing of British Columbia as a film and television production location. Recoveries are received from external organizations and individuals for services provided by the BC Film Commission.

Estimates 2004/05	Estimates 2005/06

ENHANCING ECONOMIC DEVELOPMENT THROUGHOUT BRITISH COLUMBIA

Voted Appropriation
Enhancing Economic Development Throughout British Columbia	18,033	236,762

Voted Appropriation Description:  This sub-vote provides for sector-specific analysis and initiatives to support economic revitalization and greater economic diversity in all regions of the province; working with investors to facilitate economic development including through a fast-track approval process for key projects; managing programs and providing financial assistance to improve urban and rural infrastructure throughout the province; implementing the provincial Tourism Strategy; administering the Western Economic Partnership Agreement; implementing strategies to promote British Columbia and achieve increases in specific areas such as trade, tourism, all-season resorts, ports, film and science and technology; piloting regional alliances with local governments and the private sector to support growth and diversificaton of the provincial economy; and administering the Olympic/Paralympic Live Sites Program.

BC OLYMPIC GAMES SECRETARIAT, SPORT AND CULTURE

Voted Appropriations
BC Olympic Games Secretariat	6,290	118,739
Sport	8,713	8,713
Culture and BC Arts Council	12,675	15,600
	27,678	143,052

Statutory Appropriations
Olympic Arts Fund Special Account	625	650
Physical Fitness and Amateur Sports Fund Special Account	2,200	2,200
	30,503	145,902

Voted Appropriations Description:  This sub-vote provides for the BC Olympic and Paralympic Winter Games Secretariat to co-ordinate intra-and intergovernmental relations; provide assistance to the Vancouver Organizing Committee for the 2010 Olympic and Paralympic Winter Games; fund initiatives under the Shared Legacies Agreement; build community support of the Games throughout the province; and administer the Olympic Arts Fund and the Physical Fitness and Amateur Sports Fund. This sub-vote also provides support for cultural, sport and physical activity policy and programs, and for the administration and delivery of government programs under the Arts Council Act. Transfers are provided in support of the Vancouver Organizing Committee for the 2010 Olympic and Paralympic Winter Games; local governments, amateur sport associations, sport and cultural development programs, physical activity projects, community development projects, Games-related programs, and for the programs of the BC Arts Council. Some costs are partially recovered from external organizations for program services provided for in this sub-vote.

Statutory Appropriations Description:  This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund Special Account and for the Olympic Arts Fund Special Account.

SECURITIES, REGULATORY REFORM AND SPECIAL PROJECTS

Voted Appropriation
Securities, Regulatory Reform and Special Projects	373	400

Voted Appropriation Description:    This sub-vote provides support for specific government-wide priority initiatives including deregulation, regulatory reform, securities reform and special projects.

Estimates 2004/05	Estimates 2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	729	535
Corporate Services	6,776	31,226
British Columbia Pavilion Corporation	5,000	6,500
Vancouver Convention Centre Expansion Project	71,300	88,500
Reserves for Doubtful Accounts	1,320	1,220
	85,125	127,981

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Small Business and Economic Development and administration and ministry executive support, including the deputy ministers’ offices, financial and human resources, legislation and administrative services, records management and information systems and the library. This sub-vote also provides for administrative support services for the Ministry of Energy and Mines. Transfers are provided to the British Columbia Pavilion Corporation towards capital, operating and facilities maintenance costs and for amortization of the provincial investment in the corporation and to the Vancouver Convention Centre Expansion Project. Transfers are also provided to Tourism BC. This sub-vote also provides for reserves for doubtful accounts and write-downs of investments. Recoveries are received from parties external to government for ministry services provided for in this sub-vote.

VOTE 35 — MINISTRY OPERATIONS	136,993	517,088
STATUTORY — SPECIAL ACCOUNTS	3,325	3,350

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	13,995	14,735
Operating Costs	12,893	13,062
Government Transfers	108,753	486,564
Other Expenses	4,693	6,093
External Recoveries	(16)	(16)
TOTAL OPERATING EXPENSE	140,318	520,438

SPECIAL ACCOUNT(1)

$000

NORTHERN DEVELOPMENT FUND

This account was created by the BC-Alcan Northern Development Fund Act, 1998. The purpose of the account is to promote sustainable economic development in northwestern British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the operations for the Nechako-Kitimat Development Fund Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote. No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	9,344	9,419
OPERATING TRANSACTIONS
Revenue	575	575
Expense	(500)	(500)
Net Revenue (Expense)	75	75
FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	9,419	9,494

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

OLYMPIC ARTS FUND

This account was established under the Special Accounts Appropriation and Control Act, 2001. The account provides funding to promote hosting the 2010 Olympic and Paralympic Winter Games in British Columbia. Interest earned on the account balance is credited to the account as revenue. Expenses consist of transfers to groups and organizations for cultural and artistic activities that will promote hosting of the 2010 Olympic and Paralympic Winter Games in BC. The initial account balance was established at $5 million. The balance was increased by $5 million on April 1, 2002 and April 1, 2003 and April 2004 under the authority of the Special Accounts Appropriation and Control Act, 2001.

No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	319	5,319
OPERATING TRANSACTIONS
Revenue	625	650
Expense	(625)	(650)
Net Revenue (Expense)	—	—
Transfer from the General Fund	5,000	—
FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	5,319	5,319

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act, 1969, was continued under the Funds Control Act, 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act, 1988. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of transfers to physical fitness and amateur sport projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote. The account balance was increased by $5.5 million before April 1, 2002 and by $5.5 million on April 1, 2003 and on April 1, 2004, under the authority of the Special Accounts Appropriation and Control Act, 2001. No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	1,773	7,273
OPERATING TRANSACTIONS
Revenue	2,200	2,200
Expense	(2,200)	(2,200)
Net Revenue (Expense)	—	—
Transfer from the General Fund	5,500	—
FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	7,273	7,273

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT

The mission of the Ministry of Sustainable Resource Management is to provide provincial leadership, through policies, planning and resource information, to support sustainable economic development of the province’s land, water and resources.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATIONS
Vote 36 — Ministry Operations	62,649	95,418
Vote 37 — Agricultural Land Commission	1,957	2,068

STATUTORY APPROPRIATION
Crown Land Special Account	210,620	141,820

OPERATING EXPENSE	275,226	239,306

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	8,201	10,936
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	(900)	(144)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	755	629

NOTES

(1)   For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)   Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Sustainable Economic Development	10,603	32,626	(2)	32,624
Land Information BC	42,968	43,634	(11,633)	32,001
Sound Governance	2,562	23,561	(26)	23,535
Property Assessment Services	1	2,367	(2,366)	1
Executive and Support Services	6,515	7,268	(11)	7,257
Agricultural Land Commission	1,957	2,069	(1)	2,068
Crown Land	210,620	141,820	—	141,820

TOTAL OPERATING EXPENSES	275,226	253,345	(14,039)	239,306

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Sustainable Economic Development	600	150	—	150
Land Information BC	7,400	10,615	—	10,615
Sound Governance	5	10	—	10
Property Assessment Services	96	96	—	96
Executive and Support Services	50	50	—	50
Agricultural Land Commission	50	15	—	15

TOTAL CAPITAL EXPENDITURES	8,201	10,936	—	10,936

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Crown Land	(900)	—	(144)	(144)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(900)	—	(144)	(144)

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 36 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Sustainable Economic Development, Land Information B.C., Sound Governance, Property Assessment Services, and Executive and Support Services.

SUSTAINABLE ECONOMIC DEVELOPMENT

Voted Appropriations
Sustainable Economic Development	10,603	22,624
Water Rental Remissions	—	10,000
	10,603	32,624

Voted Appropriations Description: This sub-vote provides for the management and delivery of programs through regional offices and headquarter branches that support sustainable economic development of Crown land, water and other resources. This sub-vote also provides for strategic landscape/watershed land and resource use planning; developing guidelines and tools for strategic plans; developing operational policy; conducting planning to support sustainable development of tourism and other resource-based sectors; and water rental remissions. Transfers are provided for activities concerned with sustainable economic development and land and resource use activities and processes. Costs are recovered from ministries, other levels of government, organizations and individuals for services described within this sub-vote.

LAND INFORMATION BC

Voted Appropriation
Land Information BC	42,968	32,001

Voted Appropriation Description: This sub-vote provides for the administration and delivery of programs that collect, record, manage and co-ordinate land, water and natural resource inventories and data; decision support, base mapping and information management services and products in support of economic development, land-use planning and negotiations with First Nations; and developing and maintaining partnerships with other governments, industry, academia and other organizations related to information management. Transfers are provided for activities concerned with sustainable resource use and land-related activities and processes. Costs are recovered from ministries, other levels of government, organizations, and individuals for services described within this sub-vote.

SOUND GOVERNANCE

Voted Appropriation
Sound Governance	2,562	23,535

Voted Appropriation Description: This sub-vote provides for corporate policy and legislation development associated with land and water activities, property assessment, and revenue (fees and licences); development and implementation of consultation and accommodation policies, and development of strategic land and resource policies for negotiations with First Nations; and intergovernmental affairs, service planning, evaluation and the development of a sustainable resource management framework to support decision-making. This sub-vote also provides for the management, assessment and remediation of contaminated sites on provincial land. Transfers are provided for activities concerned with sustainable resource use and land-related activities and processes. Costs are recovered from ministries, other levels of government, organizations, and individuals for services described within this sub-vote.

PROPERTY ASSESSMENT SERVICES

Voted Appropriation
Property Assessment Services	1	1

Voted Appropriation Description: This sub-vote provides for the operating and administration costs of the Property Assessment Review Panels and the Property Assessment Appeal Board, including the fees and expenses of appointees to the panels and Board. Costs are recovered from the British Columbia Assessment Authority, other organizations through agreements, and appellants to the Board.

Estimates 2004/05	Estimates 2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	870	870
Corporate Services	5,645	6,387
	6,515	7,257

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Sustainable Resource Management and the Minister of State for Resort Development, and includes salaries, benefits, allowances and operating expenses of the ministers and the ministers’ staff. This sub-vote also provides for finance, administrative, strategic human resources, information systems, information and privacy, special and corporate program coordination; land, water and other revenue collection; and trust fund management for ministry operations, programs and clients. Under agreement, corporate services are provided to the Ministry of Water, Land and Air Protection, the Environmental Assessment Office and Land and Water British Columbia Inc. Transfers are provided for activities concerned with sustainable resource use and land-related activities and processes. Costs are recovered for corporate services from ministries, entities within government, other levels of government, organizations, and individuals, and from revenues collected by the ministry.

VOTE 36 — MINISTRY OPERATIONS	62,649	95,418

Estimates 2004/05	Estimates 2005/06

VOTE 37 — AGRICULTURAL LAND COMMISSION

This vote provides for the operations described in the voted appropriations under the core business Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	1,957	2,068

Voted Appropriation Description: This vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments and others. A portion of fees for the applications made under the Agricultural Land Commission Act are retained by local governments for services provided in the application process. Costs are recovered from ministries and organizations and individuals for services described within this vote.

VOTE 37 — AGRICULTURAL LAND COMMISSION	1,957	2,068

Estimates 2004/05	Estimates 2005/06

STATUTORY — CROWN LAND

This statutory account provides for operations described in the statutory appropriation under the core business Crown Land.

CROWN LAND

Statutory Appropriation
Crown Land Special Account	210,620	141,820

Statutory Appropriation Description:  This statutory account provides for the Crown Land Special Account.

STATUTORY - SPECIAL ACCOUNT	210,620	141,820

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	54,567	47,692
Operating Costs	42,850	61,397
Government Transfers	210,806	149,843
Other Expenses	304	10,079
Internal Recoveries	(17,450)	(15,666)
External Recoveries	(15,851)	(14,039)
TOTAL OPERATING EXPENSE	275,226	239,306

SPECIAL ACCOUNT(1)

$000

CROWN LAND

This account was originally created as a fund by authority of Section 7 of the Department of Housing Act, 1973, was replaced by the Crown Land Fund effective July 31, 1979 pursuant to the Ministry of Lands, Parks and Housing Act, and was changed to a Special Account under the Special Accounts Appropriations and Control Act, 1982.

Revenue sources include land sales, land exchanges, land tenures, royalty revenues, interest income, sales of density allotments pursuant to community plans, and fees. Agency costs of development reflect those costs directly associated with the acquisition, servicing, development and disposition of Crown land administered by Land and Water British Columbia Inc.; and include royalty commissions and approved special projects such as the Resorts and Parks Lodge Strategies. Expenses include costs such as reporting, clean-up and Crown land servicing. Receipts represent repayment of outstanding loans and deposits made on pending sales.

This Special Account now includes the write-up from book value to fair market value (revenue) and related expense associated with providing Free Crown Grants and Nominal Rent Tenures at less than fair market value, in accordance with generally accepted accounting principles. Free Crown Grants are grants of Crown land, and Nominal Rent Tenures are leases of Crown land to organizations inside or outside of the government reporting entity, usually provided free or at a nominal value. An expense budget is provided based on an assessment of requirements for Free Crown Grants or Nominal Rent Tenures. As write-ups to fair market value (revenue) are fully offset by grant transfers (expense) to beneficiaries, these transactions do not impact the bottom line for the Special Account or the government’s summary accounts.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	107,028	117,190
Less: Agency Cost of Development	(29,488)	(29,214)
	77,540	87,976
Expense	(20)	(20)
Net Revenue (Expense)	(77,520)	87,956

FREE CROWN GRANTS AND NOMINAL RENT TENURES(3)
Revenue	210,600	141,800
Expense:
- Ministry of Community, Aboriginal and Women’s Services	(9,500)	(13,500)
- Ministry of Health Services	(6,000)	(200)
- Ministry of Small Business and Economic Development	—	(18,000)
- Ministry of Transportation	(100)	(55,100)
- Ministry of Water, Land and Air Protection	(95,000)	(15,000)
- Renewal of Nominal Rent Tenures	(100,000)	(30,000)
- Contingency(4)	—	(10,000)
Total Expense	(210,600)	(141,800)
Net Revenue (Expense)	—	—

Difference Between 2004/05 Estimates and Projected Actual Net Revenue (Expense)	6,855

Transfer to the General Fund	(85,275)	(88,100)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements Receipts	900	144
Net Cash Source (Requirement)	900	144
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	50,000	50,000

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

(3)   Expenses and revenues reflect the net difference between the fair market value and book value of Crown Land granted free or leased for a nominal fee.

(4)   A contingency is included to enable provision of free crown grants and nominal rent tenures that were not anticipated by the province but which are deemed to be in the public interest.

MINISTRY OF TRANSPORTATION

The mission of the Ministry of Transportation is to: create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATION
Vote 38 — Ministry Operations	804,455	804,945

OPERATING EXPENSE	804,455	804,945

PREPAID CAPITAL ADVANCES (2)	25,200	24,800
CAPITAL EXPENDITURES (3)	13,280	16,645
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	998	1,074

NOTES

(1)   For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)   Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Transportation Improvements	12,623	379,742	(367,091)	12,651
Public Transportation	363,474	359,292	—	359,292
Highway Operations	414,902	683,720	(264,714)	419,006
Passenger Transportation Regulation	1,767	2,302	(1)	2,301
Executive and Support Services	11,689	11,950	(255)	11,695

TOTAL OPERATING EXPENSES	804,455	1,437,006	(632,061)	804,945

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Public Transportation	25,200	24,800	—	24,800

TOTAL PREPAID CAPITAL ADVANCES	25,200	24,800	—	24,800

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Transportation Improvements	473	1,255	—	1,255
Highway Operations	11,285	14,824	—	14,824
Passenger Transportation Regulation	—	183	—	183
Executive and Support Services	1,522	383	—	383

TOTAL CAPITAL EXPENDITURES	13,280	16,645	—	16,645

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 38 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Transportation Improvements, Public Transportation, Highway Operations, Passenger Transportation Regulation, and Executive and Support Services.

TRANSPORTATION IMPROVEMENTS

Voted Appropriations
Transportation Policy and Legislation	695	695
Planning, Engineering and Construction	11,927	11,955
Partnerships	1	1
	12,623	12,651

Voted Appropriations Description: This sub-vote provides for Transportation Policy and Legislation; Planning, Engineering, and Construction; and Partnerships. Major activities include: transportation, highway and corporate policy, and the development of legislation; highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, property acquisition and expropriation for provincial highways, roads, bridges, and tunnels; development and monitoring of public-private partnerships; and land base management. Recoveries are received from the BC Transportation Financing Authority and parties external to the ministry for costs incurred, and works and services provided on their behalf.

PUBLIC TRANSPORTATION

Voted Appropriations
British Columbia Transit	142,361	135,012
Rapid Transit Project 2000	94,371	97,048
British Columbia Ferry Services Inc	126,742	127,232
	363,474	359,292

Voted Appropriations Description: This sub-vote provides for annual government contributions towards costs incurred by, or on behalf of, British Columbia Transit and Rapid Transit Project 2000. These costs include operating transfers toward expenses incurred for providing public passenger and transportation services, including transportation services for the disabled, in various communities throughout the province; and debt servicing and the amortization of prepaid capital advances to both British Columbia Transit and Rapid Transit Project 2000. This sub-vote also provides for transfers under a coastal ferry services contract between the province and British Columbia Ferry Services Inc.

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance, Asset Preservation and Traffic Operations	404,673	409,047
Inland Ferries	8,279	8,009
Coquihalla Toll Administration	1,950	1,950
	414,902	419,006

Voted Appropriations Description: This sub-vote provides for Maintenance, Asset Preservation and Traffic Operations; Inland Ferries; and Coquihalla Toll Administration. Major activities include: regional, district and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; pavement marking; road and bridge surfacing; rehabilitation, replacement, seismic retrofit, safety improvements and minor roadworks; weigh scale operations; electrical installations, maintenance, and infrastructure upgrades; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures and tunnels; payments to contractors for the operation, maintenance and rehabilitation of inland ferries and ferry landings; and Coquihalla toll collection. Recoveries are received from the BC Transportation Financing Authority and parties external to the ministry for costs incurred, and works and services provided on their behalf.

Estimates 2004/05	Estimates 2005/06

PASSENGER TRANSPORTATION REGULATION

Voted Appropriations
Passenger Transportation Board	511	511
Passenger Transportation Branch	1,256	1,790
	1,767	2,301

Voted Appropriations Description: This sub-vote provides for the Passenger Transportation Board and Passenger Transportation Branch. The Passenger Transportation Board approves applications to operate inter-city buses and passenger directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for other types of commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other agencies, conducts enforcement and compliance activities against both licenced and unlicenced operators. Recoveries of costs are received from participants in hearings before the Board, and for some program services provided.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	415	415
Corporate Services	11,274	11,280
	11,689	11,695

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Transportation and corporate services. This includes the deputy minister’s office, finance, administration, human resources, facilities management, information systems; service planning, reporting, and performance measurement; and freedom of information, protection of privacy and records management. Recoveries are received from parties internal and external to the ministry for administrative services and materials provided.

VOTE 38 — MINISTRY OPERATIONS	804,455	804,945

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	121,405	85,873
Operating Costs	966,296	1,023,011
Government Transfers	187,436	190,103
Other Expenses	144,841	138,084
Internal Recoveries	(65)	(65)
External Recoveries	(615,458)	(632,061)
TOTAL OPERATING EXPENSE	804,455	804,945

PREPAID CAPITAL ADVANCES BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

PUBLIC TRANSPORTATION

BRITISH COLUMBIA TRANSIT — Disbursements are provided for approved capital projects for selected public passenger transit services in communities around the province.

Receipts	—	—
Disbursements	6,100	10,800
Net Cash Source (Requirement)	(6,100)	(10,800)

RAPID TRANSIT PROJECT 2000 — Disbursements are provided for approved rapid transit capital projects in the Lower Mainland, and for capitalized borrowing costs relating to Rapid Transit Project 2000 debt.

Receipts	—	—
Disbursements	19,100	14,000
Net Cash Source (Requirement)	(19,100)	(14,000)

MINISTRY OF WATER, LAND AND AIR PROTECTION

The mission of the Ministry of Water, Land and Air Protection is to provide leadership and support to British Columbians to help them limit the adverse effects of their individual and collective activities on the environment, while fostering economic development and providing recreational opportunities.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATION
Vote 39 — Ministry Operations	107,736	116,216

STATUTORY APPROPRIATION
Sustainable Environment Fund Special Account	35,705	35,705
OPERATING EXPENSE	143,441	151,921

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	21,143	27,450
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	924	993

NOTES

(1)               For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)               Details of prepaid capital advances are presented in Schedule C.

(3)               Details of capital expenditures are presented in Schedule D.

(4)               Details of loans, investments and other requirements are presented in Schedule E.

(5)               Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)               Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 Estimates
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Environmental Protection (includes special account)	44,372	46,874	(549)	46,325
Environmental Stewardship	36,246	42,474	(3,954)	38,520
Park, Fish and Wildlife Recreation	25,275	26,647	(148)	26,499
Compliance Operations	14,582	16,531	(2)	16,529
Executive and Support Services	22,966	24,074	(26)	24,048
TOTAL OPERATING EXPENSES	143,441	156,600	(4,679)	151,921

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Environmental Protection	222	322	—	322
Environmental Stewardship	7,206	7,206	—	7,206
Park, Fish and Wildlife Recreation	11,215	18,615	—	18,615
Compliance Operations	—	57	—	57
Executive and Support Services	2,500	1,250	—	1,250
TOTAL CAPITAL EXPENDITURES	21,143	27,450	—	27,450

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 39 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Environmental Protection; Environmental Stewardship; Park; Fish and Wildlife Recreation; Compliance Operations; and Executive and Support Services.

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	8,667	10,620

Statutory Appropriation
Sustainable Environment Fund Special Account	35,705	35,705
	44,372	46,325

Voted Appropriation Description: This sub-vote provides for clean, healthy and safe water, land and air for all living things through programs including: administering the Sustainable Environment Fund Act, 1990; setting standards for monitoring and reporting publicly on ambient air and water quality; leading the provincial response to climate change; reducing and removing contaminating toxins and waste; managing pesticide use and flood hazards; responding to high-risk environmental emergencies; and managing environmental laboratory services. Transfers are provided for activities concerned with access, protection and management of the environment. Costs related to the Sustainable Environment Fund are recovered from the Sustainable Environment Fund Special Account. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund Special Account which is governed under the Sustainable Environment Fund Act.

ENVIRONMENTAL STEWARDSHIP

Voted Appropriation
Environmental Stewardship	36,246	38,520

Voted Appropriation Description: This sub-vote provides for the management and conservation of the province’s biodiversity, protection of species at risk, protection and restoration of watersheds, and the protection of fish and wildlife species and their habitats through programs including the protection, maintenance, and restoration of terrestrial and aquatic ecosystems; protection, rehabilitation and enhancement of fish, wildlife and their habitats; management of special areas including provincial parks and protected areas including wildfire awareness and prevention; monitoring and reporting on the state of provincial biodiversity. Transfers are provided for activities concerned with access, protection and management of the environment. Recoveries are received from ministries, other levels of government, organizations, licensees and individuals, in relation to services provided for in the sub-vote.

PARK, FISH AND WILDLIFE RECREATION

Voted Appropriation
Park, Fish and Wildlife Recreation	25,275	26,499

Voted Appropriation Description: This sub-vote provides for diverse park, fish and wildlife outdoor recreational opportunities across the province through programs including maintenance of the provincial park system that provides for day use and overnight use in front country, backcountry use and boating facilities and services; management of hunting and angling activities and provincial fish culture and stocking programs; and allocation of fish and wildlife resources for recreational and commercial use. Transfers are provided for activities concerned with access, protection and management of the environment and delivery of the provincial fish culture and stocking program and recreational opportunities. Recoveries are received from ministries, other levels of government, organizations, licensees and individuals, for stumpage from tree removal in parks and protected areas, for activities related to maintaining ecosystem health and for other services provided for in the sub-vote.

Estimates 2004/05	Estimates 2005/06

COMPLIANCE OPERATIONS

Voted Appropriation
Compliance Operations	14,582	16,529

Voted Appropriation Description: This sub-vote provides for education and promotion and continuous improvement of compliance with regulatory requirements; inspections, special investigation and enforcement of standards for protection of fish, wildlife, habitat and the environment. Recoveries are received from ministries, other levels of government, organizations and individuals for ministry services and the enforcement of environmental standards.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	474	474
Program Management	22,492	23,574
	22,966	24,048

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Water, Land and Air Protection; corporate business innovation including strategic planning, systems planning, business review and planning, corporate policy development, co-ordination of legislation and intergovernmental relations, program evaluation, economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of environment and environmental trends. This sub-vote also provides for executive direction to the ministry and administrative support services including financial planning, human resources, communications, information systems and program audit. Transfers are provided for activities concerned with access, protection and management of the environment. Recoveries are received from ministries, other levels of government, organizations and individuals for ministry services.

VOTE 39 — MINISTRY OPERATIONS	10,736	116,216
STATUTORY — SPECIAL ACCOUNT	35,705	35,705

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	68,101	73,124
Operating Costs	67,787	67,016
Government Transfers	9,205	11,133
Other Expenses	44,873	44,485
Internal Recoveries	(38,179)	(39,158)
External Recoveries	(8,346)	(4,679)
TOTAL OPERATING EXPENSE	143,441	151,921

SPECIAL ACCOUNT (1)

$000

SUSTAINABLE ENVIRONMENT FUND

This account was created by the Sustainable Environment Fund Act, 1990, and subsequent amendments. It provides for the protection of the air, land and water and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the Environmental Management Act, Integrated Pest Management Act, and related regulations.

Revenue is derived from environmental levies, fees, licenses, and contributions from the federal government and other organizations and individuals. Expenses represent a transfer to the Ministry Operations Vote of the Ministry of Water, Land and Air Protection for administration, the development of policies, legislation and regulations, standards and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; laboratory services; air and water quality; clean-up of contaminated sites; special waste management; soil and water remediation projects; and transfers to local governments, other organizations and individuals to assist in waste management, clean-up of contaminated sites and to support various environmental protection initiatives. No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	21,274	21,534
OPERATING TRANSACTIONS

Revenue	35,705	36,661
Expense	(35,705)	(35,705)
Net Revenue (Expense)	—	956

Difference Between 2004/05 Estimates and Projected Actual Net Revenue (Expense)	260

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	21,534	22,490

NOTES

(1)               A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)               The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06

VOTED APPROPRIATION
Vote 40 — Management of Public Funds and Debt	800,000	730,000

OPERATING EXPENSE	800,000	730,000

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	—	—

NOTES

(1)               For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)               Details of prepaid capital advances are presented in Schedule C.

(3)               Details of capital expenditures are presented in Schedule D.

(4)               Details of loans, investments and other requirements are presented in Schedule E.

(5)               Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)               Details of FTEs are presented in Schedule G.

	2004/05	2005/06 Estimates
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Financing Purposes	799,997	816,391	(86,394)	729,997
Cost of Borrowing for Relending to Government Bodies	1	699,100	(699,099)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	500	(499)	1
Cost of Warehouse Borrowing Program	1	16,900	(16,899)	1
TOTAL OPERATING EXPENSES	800,000	1,532,891	(802,891)	730,000

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 40 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

This vote provides for the cost of managing public funds and debt resulting from borrowing activities to finance provincial operating and capital requirements; borrowing on behalf of government bodies under the fiscal agency loan program; entering into financial agreements and commodity derivatives with or on behalf of government bodies; and, borrowing for the warehouse program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FINANCING PURPOSES (NET OF RECOVERIES)

Voted Appropriations
Government Operation Purposes	799,992	729,992
Schools Capital Financing	1	1
Post Secondary Institutions Capital Financing	1	1
Health Facilities Capital Financing	1	1
Public Transit Capital Financing	1	1
SkyTrain Extension Capital Financing	1	1
	799,997	729,997

Voted Appropriations Description: This sub-vote provides for the cost of interest, and all other costs, expenses, charges and fees, associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital financing purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund and payment services resulting from borrowing activities. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, and revenue earned from sinking fund investments, prefunding operations and matched book transactions, are offset against the related expenditure. Costs associated with borrowings for the student loans program and for capital financing purposes are recovered from the debt servicing appropriations of the Ministries of Advanced Education, Education, Health Services and Transportation.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for the cost of interest and all other costs, expenses, charges and fees, associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the fiscal agency loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure, and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges and fees associated with commodity derivatives entered into by the government with or on behalf of government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives, and the remaining costs are fully recovered from government bodies or other authorized organizations.

Estimates 2004/05	Estimates 2005/06

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for the costs associated with debt issued in advance of requirements including the cost of interest, and all other costs, expenses, charges and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while wharehoused offsets interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 40—MANAGEMENT OF PUBLIC FUNDS AND DEBT	800,000	730,000

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,425,327	2,357,349
Internal Recoveries	(838,081)	(824,458)
External Recoveries	(787,246)	(802,891)
TOTAL OPERATING EXPENSE	800,000	730,000

OTHER APPROPRIATIONS

SUMMARY

$000

Estimates 2004/05(1)	Estimates 2005/06

VOTED APPROPRIATIONS
Vote 41 — Contingencies (All Ministries) and New Programs	190,620	270,000
Vote 42 — BC Family Bonus	59,000	39,000
Vote 43 — Commissions on Collection of Public Funds	1	1
Vote 44 — Allowances for Doubtful Revenue Accounts	1	1
Vote 45 — Environmental Assessment Office	2,820	4,480
Vote 46 — Environmental Appeal Board and Forest Appeals Commission	1,955	1,955
Vote 47 — Forest Practices Board	3,307	3,607

VOTED APPROPRIATION - ELIMINATED FOR 2005/06
Citizens’Assembly	2,600	—

STATUTORY APPROPRIATIONS
Insurance and Risk Management Special Account	—	—
Unclaimed Property Special Account	75	75

STATUTORY APPROPRIATION - ELIMINATED FOR 2005/06
Livestock Protection Special Account	10	—

OPERATING EXPENSE	260,389	319,119
	—	—
PREPAID CAPITAL ADVANCES (2)
CAPITAL EXPENDITURES (3)	30,925	197
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	107	118

NOTES

(1)               For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)               Details of prepaid capital advances are presented in Schedule C.

(3)               Details of capital expenditures are presented in Schedule D.

(4)               Details of loans, investments and other requirements are presented in Schedule E.

(5)               Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)               Details of FTEs are presented in Schedule G.

	2004/05	2005/06 Estimates

OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	190,620	270,000	—	270,000
BC Family Bonus	59,000	40,000	(1,000)	39,000
Commissions on Collection of Public Funds	1	61,212	(61,211)	1
Allowances for Doubtful Revenue Accounts	1	179,624	(179,623)	1
Environmental Assessment Office	2,820	4,990	(510)	4,480
Environmental Appeal Board and Forest Appeals Commission	1,955	1,955	—	1,955
Forest Practices Board	3,307	3,607	—	3,607

Voted Appropriations - Eliminated for 2005/06
Citizens’ Assembly	2,600	—	—	—

Statutory Appropriations
Insurance and Risk Management Special Account	—	3,100	(3,100)	—
Unclaimed Property Special Account	75	75	—	75

Statutory Appropriations - Eliminated for 2005/06
Livestock Protection Special Account	10	—	—	—

TOTAL OPERATING EXPENSE	260,389	564,563	(245,444)	319,119

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	30,000	—	—	—
Environmental Assessment Office	70	62	—	62
Environmental Appeal Board and Forest Appeals Commission	30	15	—	15
Forest Practices Board	100	100	—	100

Statutory Appropriations
Insurance and Risk Management Special Account	725	20	—	20

TOTAL CAPITAL EXPENDITURES	30,925	197	—	197

Estimates 2004/05	Estimates 2005/06

VOTE 41 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for unanticipated events not budgeted in other votes, but which are consistent with the general purposes of those votes. This includes natural disasters, emergency relief and assistance for those in need. Ex gratia payments are also provided for in this vote. In addition, this vote provides for the funding of new government programs.

OPERATING EXPENSE
Contingencies (All Ministries) and New Programs	190,620	270,000

CAPITAL EXPENDITURES
Contingencies (All Ministries) and New Programs	30,000	—

VOTE 42 - BC—FAMILY BONUS

(Minister of Finance)

This vote provides funding for payments to low income families with children. Recoveries are received from the federal government for the payment of BC Family Bonus to aboriginal families on reserves receiving income assistance. A payment is made to the federal government for administration of the program.

OPERATING EXPENSE
BC Family Bonus	59,000	39,000

Estimates 2004/05	Estimates 2005/06

VOTE 43 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Advanced Education
Minister of Agriculture, Food and Fisheries
Attorney General and Minister Responsible for Treaty Negotiations
Minister of Children and Family Development
Minister of Community, Aboriginal and Women’s Services
Minister of Education
Minister of Energy and Mines
Minister of Finance
Minister of Forests
Minister of Health Services
Minister of Human Resources
Minister of Management Services
Minister of Provincial Revenue
Minister of Public Safety and Solicitor General
Minister of Skills Development and Labour
Minister of Small Business and Economic Development
Minister of Sustainable Resource Management
Minister of Transportation
Minister of Water, Land and Air Protection

This vote provides for the recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Loans Administration Branch, Ministry of Provincial Revenue and Legal Services Branch, Ministry of Attorney General. Recoveries represent fees and commissions deducted from the gross amount of revenues and accounts collected on behalf of government, as authorized under statutes and regulations.

OPERATING EXPENSE
Ministry of Advanced Education	2,300	1
Ministry of Agriculture, Food and Fisheries	1	1
Ministry of Attorney General	10	1
Ministry of Children and Family Development	1	1
Ministry of Community, Aboriginal and Women’s Services	1	1
Ministry of Education	1	1
Ministry of Energy and Mines	1	1
Ministry of Finance	454	456
Ministry of Forests	1	1
Ministry of Health Services	10,981	988
Ministry of Human Resources	3,300	480
Ministry of Management Services	1	1
Ministry of Provincial Revenue	33,770	53,125
Ministry of Public Safety and Solicitor General	4,258	4,405
Ministry of Skills Development and Labour	1	1
Ministry of Small Business and Economic Development	1	1
Ministry of Sustainable Resource Management	282	210
Ministry of Transportation	1	1
Ministry of Water, Land and Air Protection	1,855	1,536
Recoveries	(57,219)	(61,211)
	1	1

Estimates 2004/05	Estimates 2005/06

VOTE 44 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Advanced Education
Minister of Agriculture, Food and Fisheries
Attorney General and Minister Responsible for Treaty Negotiations
Minister of Children and Family Development
Minister of Community, Aboriginal and Women’s Services
Minister of Education
Minister of Energy and Mines
Minister of Finance
Minister of Forests
Minister of Health Services
Minister of Human Resources
Minister of Management Services
Minister of Provincial Revenue
Minister of Public Safety and Solicitor General
Minister of Skills Development and Labour
Minister of Small Business and Economic Development
Minister of Sustainable Resource Management
Minister of Transportation
Minister of Water, Land and Air Protection

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. Recoveries represent allowances for doubtful collections for revenue accounts which are deducted from gross revenues.

OPERATING EXPENSE
Ministry of Advanced Education	1	1
Ministry of Agriculture, Food and Fisheries	1	1
Ministry of Attorney General	3,958	4,500
Ministry of Children and Family Development	50	50
Ministry of Community, Aboriginal and Women’s Services	1	1
Ministry of Education	1	1
Ministry of Energy and Mines	1	1
Ministry of Finance	1	1
Ministry of Forests	1	1
Ministry of Health Services	98,573	125,332
Ministry of Human Resources	16,500	9,700
Ministry of Management Services	1	1
Ministry of Provincial Revenue	30,200	30,175
Ministry of Public Safety and Solicitor General	5,500	8,638
Ministry of Skills Development and Labour	1	1
Ministry of Small Business and Economic Development	1	1
Ministry of Sustainable Resource Management	518	518
Ministry of Transportation	1	1
Ministry of Water, Land and Air Protection	650	650
Recoveries	(155,959)	(179,623)
	1	1

Estimates 2004/05	Estimates 2005/06

VOTE 45 — ENVIRONMENTAL ASSESSMENT OFFICE

(Minister of Sustainable Resource Management)

This vote provides for a neutral and publicly-accessible process for the assessment of environmental, economic, social, heritage and health effects of major project proposals in British Columbia. The Environmental Assessment Office provides the facilitation, coordination and resources for project assessments which include consultation with members of the public, interest groups, First Nations and other levels of government. Costs are recovered from other ministries, other levels of government, and organizations and individuals external to government for services provided for within this sub-vote.

OPERATING EXPENSE
Environmental Assessment Office	2,820	4,480

CAPITAL EXPENDITURES
Environmental Assessment Office	70	62

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Environmental Assessment Office	29	34

VOTE 46 — ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION

(Minister of Forests and Minister of Water, Land and Air Protection)

This vote provides for the operation, administrative and support services for the Environmental Appeal Board and the Forest Appeals Commission. The Environmental Appeal Board hears appeals from decisions made under environmental legislation and provides for the hearings of appeals under health legislation. The Forest Appeals Commission hears appeals from decisions made under the forest and range legislation. This vote also provides for the operation and administration of the Hospital Appeal Board and the Community Care and Assisted Living Appeal Board. Recoveries are received from the Ministry of Health Services for costs of appeals for Hospital Appeal Board and the Community Care and Assisted Living Appeal Board.

OPERATING EXPENSE
Administration and Support Services	1,213	1,213
Environmental Appeal Board	410	410
Forest Appeals Commission	332	332
	1,955	1,955

CAPITAL EXPENDITURES
Administration and Support Services	30	15

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Administration and Support Services	11	11

Estimates 2004/05	Estimates 2005/06

VOTE 47 — FOREST PRACTICES BOARD

(Minister of Forests)

This vote provides for the operation of the Forest Practices Board, including independent audits and special investigations of forest practices, investigations of public complaints, and administrative appeals. This vote also provides for the operations of the Board relative to independent audits and investigations of public complaints on Nisga’a lands during the five-year transitional period.

OPERATING EXPENSE
Forest Practices Board	3,307	3,607

CAPITAL EXPENDITURES
Forest Practices Board	100	100

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Forest Practices Board	24	27

VOTE Eliminated for 2005/06 — CITIZENS’ ASSEMBLY

(Attorney General and Minister Responsible for Treaty Negotiations)

This vote provided for the operation of the Citizens’ Assembly on Electoral Reform, to assess and make recommendations regarding the voting systems for provincial elections. The Citizens’ Assembly, in consultation with the public, will make recommendations to the provincial government on this issue during calendar year 2005.

OPERATING EXPENSE
Citizens’Assembly	2,600	—

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	8,659	9,138
Operating Costs	12,910	11,431
Government Transfers	60,237	40,730
Other Expenses	443,833	543,676
Internal Recoveries	(47,672)	(40,412)
External Recoveries	(217,578)	(245,444)
TOTAL OPERATING EXPENSE	260,389	319,119

SPECIAL ACCOUNT(1)

$000

INSURANCE AND RISK MANAGEMENT (Minister of Finance)

This account was established by the Financial Administration Amendment Act, 1989, for the purpose of providing insurance and/or risk management services to participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. The account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act, and earnings of the account. Revenues are received from participants not included in the Consolidated Revenue Fund. Recoveries are netted against expenses. Expenses represent amounts payable from the account in respect of agreements or arrangements with participants and amounts payable from the account in accordance with regulations including the cost of providing insurance and risk management services and of operating the account.

Estimates 2004/05	Estimates 2005/06

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	176,021	188,937
OPERATING TRANSACTIONS
Revenue	4,752	4,752
Expense	(50,442)	(43,501)
Internal and External Recoveries	50,442	43,501
Net Revenue (Expense)	4,752	4,752

Difference Between 2004/05 Estimates and Projected Actual Net Revenue (Expense)	8,400

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(725)	(20)
Disbursements - Other	—	—
Net Cash Source (Requirement)	(725)	(20)

Working Capital Adjustments(3)	489	111

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	188,937	193,780

FULLTIME EQUIVALENT (FTE) EMPLOYMENT	43	46

NOTES

(1)               A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)               The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

(3)               Estimated adjustments include those adjustments that would change the cash balance of the Special Account. This includes amortization expense, changes in accounts receivable and payable, and recognition of deferred revenues.

UNCLAIMED PROPERTY (Minister of Finance)

This account was established by the Unclaimed Property Act,1999. The purpose of the legislation is to reunite owners with their unclaimed property held by government and others. Management of the program has been transferred to an external service provider. Expenses from the account represent costs associated with the administration of the act and regulation.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	150	75
OPERATING TRANSACTIONS

Revenue	—	—
Expense	(75)	(75)
Net Revenue (Expense)	(75)	(75)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	75	—

NOTES

(1)               A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)               The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

LEGISLATION

SUMMARY
($000)

	Estimates 2004/05(1)	Estimates 2005/06

VOTED APPROPRIATION
Vote 1 — Legislation	45,737	51,217

OPERATING EXPENSE	45,737	51,217

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	1,249	1,138
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	300	300

NOTES

(1)               For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)               Details of prepaid capital advances are presented in Schedule C.

(3)               Details of capital expenditures are presented in Schedule D.

(4)               Details of loans, investments and other requirements are presented in Schedule E.

(5)               Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)               Details of FTEs are presented in Schedule G.

OTHER APPROPRIATIONS

SPECIAL ACCOUNT (Eliminated for 2005/06)(1)
$000

LIVESTOCK PROTECTION (Minister of Agriculture, Food and Fisheries)

This account was originally created as a fund by the Domestic Animal Protection Act, 1973, was continued under the Livestock Protection Act, 1979, and was changed to a Special Account under the Special Appropriations Act, 1982. This special account was eliminated on March 31, 2005. The purpose of the account was to provide compensation to an owner for livestock killed or injured by a dog that is not owned or kept by the livestock owner, and to encourage good dog husbandry practices in the province. All fees, licences and cost assessments levied under the Livestock Protection Act were credited to the account as revenue. Expenses included compensation transfers and administration costs.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	110	—
OPERATING TRANSACTIONS

Revenue	—	—
Expense	(10)	—
Net Revenue (Expense)	(10)	—

Transfer to the General Fund	(100)	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	—

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2003/04 Public Accounts.

SCHEDULES

A	– Consolidated Revenue Fund Operating Expenses, Capital Expenditures and FTE Reconciliation – 2004/05

B	– Special Accounts – Summary

C	– Financing Transactions – Prepaid Capital Advances

D	– Financing Transactions – Capital Expenditures

D1	– Financing Transactions – Capital Expenditures – Taxpayer-Supported Organizations

E	– Financing Transactions – Loans, Investments and Other Requirements

F	– Financing Transactions – Revenue Collected for, and Transferred to, Other Entities

G	– Fulltime Equivalent Employment

H	– Reconciliation of Surplus/(Deficit) to Change in Taxpayer-Supported Debt and Statement of Total Debt

I	– Summary of Ministerial Accountability for Operating Expenses

J	– Estimated Consolidated Revenue Fund Operating Result

K	– Taxpayer-Supported Crown Corporations and Agencies – Estimated Revenues and Expenses

L	– SUCH Sector and Regional Authorities – Estimated Revenues and Expenses

M	– Estimated Revenue by Source

N	– Estimated Expense by Function

Schedule A

CONSOLIDATED REVENUE FUND
OPERATING EXPENSES, CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2004/05

	Operating Expenses	Capital Expenditures	FTEs
	$000	$000
Advanced Education
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	1,898,849	4,105	217
Transfer from Ministry of Human Resources Emergency Social Services Training	450	—	—
Transfer from Ministry of Small Business and Economic Development Science and Innovation	1,109	—	—
Transfer to Ministry of Management Services
Common IT Services	(442)	—	—
E-Govemment	(31)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	1,899,935	4,105	217

Agriculture, Food and Fisheries
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	44,692	1,857	326
Transfer from Other Appropriations – Contingencies (All Ministries) and New Programs
Pacific Salmon Forum	200	—	—
Avian Flu Biosecurity	250	—	—
Transfer to Ministry of Management Services
Common IT Services	(1,531)	—	—
E-Govemment	(44)	—	—
Client Services	(267)	—	—
Transfer to Other Appropriations – Livestock Protection Livestock Protection Special Account	(10)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	43,290	1,857	326

Attorney General
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	489,367	9,083	3,482
Transfer from Ministry of Management Services
Two FTEs for the Help Desk Function	—	—	2
Transfer from Ministry of Public Safety and Solicitor General
Special Prosecutorial Unit for Organized Crime	1,000	—	—
Transfer to Ministry of Management Services
Common IT Services	(16,257)	—	—
E-Govemment	(467)	—	—
Client Services	(2,906)	—	—
Transfer to Ministry of Public Safety and Solicitor General
Corporate Policy Function	(1,543)	—	(16)
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	469,194	9,083	3,468

	Operating Expenses	Capital Expenditures	FTEs
	$000	$000
Children and Family Development
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	1,381,568	9,795	3,983
Transfer from Ministry of Community, Aboriginal and Women’s Services
Child Care Program	173,155	1,275	150
Transfer from Ministry of Health Services
Physical Program Consultation Services, BC Centre for Ability	84	—	—
Transfer from Ministry of Management Services
Salary and FTE for the Help Desk Function	76	—	1
Transfer to Ministry of Education
Community Link Program	(35,229)	—	(3)
Transfer to Ministry of Management Services
Common IT Services	(19,112)	—	—
E-Govemment	(548)	—	—
Client Services	(2,423)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	1,497,571	11,070	4,131

Community, Aboriginal and Women’s Services
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	506,368	2,185	491
Transfer from Other Appropriations – Contingencies (All Ministries) and New Programs
Homelessness	5,000	—	—
First Nations Contribution Agreements	1,200	—	—
Traffic Fine Revenue Sharing	31,800	—	—
Transfer to Ministry of Children and Family Development
Child Care Program	(173,155)	(1,275)	(150)
Transfer to Ministry of Management Services
Common IT Services	(1,764)	—	—
E-Govemment	(66)	—	—
Client Services	(240)	—	—
Transfer to Office of the Premier
Coordination of BC Government Reception at Union of BC Municipalities	(15)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	369,128	910	341

Education
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	4,943,165	14,410	309
Transfer from Ministry of Children and Family Development
Community Link Program	35,229	—	3
Transfer from Ministry of Management Services
Salary and FTE for the Help Desk Function	68	—	1
Transfer to Ministry of Management Services
Common IT Services	(4,759)	—	—
E-Govemment	(39)	—	—
Client Services	(789)	—	—
Restatement for Indian and Northern Affairs Canada federal contributions	(52,000)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	4,920,875	14,410	313

	Operating Expenses	Capital Expenditures	FTEs
	$000	$000
Energy and Mines
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	63,790	1,807	242
Transfer to Ministry of Management Services
Common IT Services	(905)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	62,885	1,807	242

Finance
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	45,990	5,521	514
Transfer from Ministry of Management Services
BC Public Service Agency Corporate Services Function	—	—	11
Telecommunications	25	—	—
Transfer from Office of the Premier
Public Affairs Bureau	33,105	485	199
Transfer to Ministry of Management Services
Common IT Services	(2,502)	—	—
E-Govemment	(96)	—	—
Client Services	(584)	—	—
Transfer to Ministry of Skills Development and Labour
One FTE	(86)	—	(1)
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	75,852	6,006	723

Forests
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	529,582	13,060	2,942
Transfer from Other Appropriations – Contingencies (All Ministries and New Programs)
Filmon Forest Fire Response	7,200	—	—
Transfer to Ministry of Management Services Common IT Services	(9,707)	—	—
E-Govemment	(395)	—	—
Client Services	(2,412)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	524,268	13,060	2,942

Health Services
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	10,706,431 (1)	19,606	2,785
Transfer to Ministry of Children and Family Development
Physician Program Consultation Services, BC Centre for Ability	(84)	—	—
Transfer to Ministry of Management Services
Common IT Services	(15,421)	—	—
E-Govemment	(108)	—	—
Client Services	(657)	—	—
Transfer to Office of the Premier
Coordination of BC Government Reception at Union of BC Municipalities	(5)	—	—
Transfer to Other Appropriations – Environmental Appeal Board and Forest Appeals Commission
Appeal Board Administrative Support	(60)	—	—
Transfer to Ministry of Public Safety and Solicitor General
On-Call Physician Services, Corrections Branch	(81)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	10,690,015	19,606	2,785

(1) Includes additional federal contributions received under the First Ministers’ Accord on Health Care Renewal.

	Operating Expenses	Capital Expenditures	FTEs
	$000	$000
Human Resources
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	1,301,425	21,547	1,986
Transfer to Ministry of Advanced Education
Emergency Social Services Training	(450)	—	—
Transfer to Ministry of Management Services
Common IT Services	(15,351)	—	—
E-Govemment	(267)	—	—
Client Services	(1,629)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	1,283,728	21,547	1,986

Management Services
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	61,305	53,244	2,037
Transfer from Ministry of Advanced Education
Common IT Services	442	—	—
E-Govemment	31	—	—
Transfer from Ministry of Agriculture, Food and Fisheries
Common IT Services	1,531	—	—
E-Govemment	44	—	—
Client Services	267	—	—
Transfer from Ministry of Attorney General
Common IT Services	16,257	—	—
E-Govemment	467	—	—
Client Services	2,906	—	—
Transfer from Ministry of Children and Family Development
Common IT Services	19,112	—	—
E-Govemment	548	—	—
Client Services	2,423	—	—
Transfer from Ministry of Community, Aboriginal and Women’s Services
Common IT Services	1,764	—	—
E-Govemment	66	—	—
Client Services	240	—	—
Transfer from Ministry of Education
Common IT Services	4,759	—	—
E-Govemment	39	—	—
Client Services	789	—	—
Transfer from Ministry of Energy and Mines
Common IT Services	905	—	—
Transfer from Ministry of Finance
Common IT Services	2,502	—	—
E-Govemment	96	—	—
Client Services	584	—	—
Transfer from Ministry of Forests
Common IT Services	9,707	—	—
E-Govemment	395	—	—
Client Services	2,412	—	—
Transfer from Ministry of Health Services
Common IT Services	15,421	—	—
E-Govemment	108	—	—
Client Services	657	—	—

	Operating Expenses	Capital Expenditures	FTEs
	$000	$000
Management Services (continued)
Transfer from Ministry of Human Resources
Common IT Services	15,351	—	—
E-Govemment	267	—	—
Client Services	1,629	—	—
Transfer from Office of the Premier
Common IT Services	55	—	—
E-Govemment	13	—	—
Client Services	29	—	—
Transfer from Other Appropriations - Contingencies (All Ministries and New Programs)
Corporate Authentication Project	1,470	—	—
IT Security Enhancement Project	1,550	—	—
Transfer from Other Appropriations - Environmental Assessment Office
Common IT Services	77	—	—
Transfer from Ministry of Provincial Revenue
Common IT Services	9,492	—	—
E-Govemment	142	—	—
Client Services	536
Transfer from Ministry of Public Safety and Solicitor General
Common IT Services	2,597	—	—
E-Govemment	352	—	—
Transfer from Ministry of Skills Development and Labour
Common IT Services	612	—	—
E-Govemment	24	—	—
Transfer from Ministry of Small Business and Economic Development
Common IT Services	1,156	—	—
E-Govemment	54	—	—
Client Services	327	—	—
Transfer from Ministry of Sustainable Resource Management
Common IT Services	5,047	—	—
E-Govemment	101	—	—
Client Services	618	—	—
Transfer from Ministry of Transportation
Common IT Services	5,552	—	—
E-Govemment	134	—	—
Client Services	819	—	—
Transfer from Ministry of Water, Land and Air Protection
Common IT Services	4,528	—	—
E-Govemment	124	—	—
Client Services	758	—	—
Transfer to Ministry of Attorney General
Two FTEs for the Help Desk Function	—	—	(2)
Transfer to Ministry of Children and Family Development
Salary and FTE for the Help Desk Function	(76)	—	(1)
Transfer to Ministry of Education
Salary and FTE for the Help Desk Function	(68)	—	(1)

	Operating Expenses	Capital Expenditures	FTEs
	$000	$000
Management Services (continued)
Transfer to Ministry of Finance
BC Public Service Agency Corporate Services Function	—	—	(11)
Telecommunications	(25)	—	—
Transfer to Ministry of Sustainable Resource Management
Salary and FTE for the Help Desk Function	—	—	(1)
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	199,022	53,244	2,021

Office of the Premier
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	44,129	604	298
Transfer from Ministry of Community, Aboriginal and Women’s Services
Coordination of BC Government Reception at Union of BC Municipalities	15	—	—
Transfer from Ministry of Health Services
Coordination of BC Government Reception at Union of BC Municipalities	5	—	—
Transfer from Ministry of Small Business and Economic Development
Coordination of BC Government Reception at Union of BC Municipalities	10	—	—
Pacific North West Economic Region membership	40	—	—
Transfer to Ministry of Finance
Public Affairs Bureau	(33,105)	(485)	(199)
Transfer to Ministry of Management Services
Common IT Services	(55)	—	—
E-Govemment	(13)	—	—
Client Services	(29)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	10,997	119	99

Provincial Revenue
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	52,304	13,297	1,054
Transfer to Management Services
Common IT Services	(9,492)	—	—
E-Govemment	(142)	—	—
Client Services	(536)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	42,134	13,297	1,054

Public Safety and Solicitor General
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	503,405	7,551	2,621
Transfer from Ministry of Attorney General
Corporate Policy Function	1,543	—	16
Transfer from Ministry of Health Services
On-Call Physician Services, Corrections Branch	81	—	—
Transfer from Ministry of Transportation
One FTE 10	100	—	1
Transfer to Ministry of Attorney General
Special Prosecutorial Unit for Organized Crime	(1,000)	—	—
Transfer to Management Services
Common IT Services	(2,597)	—	—
E-Govemment	(352)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	501,180	7,551	2,638

	Operating Expenses	Capital Expenditures	FTEs
	$000	$000
Skills, Development and Labour
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	18,812	3,512	442
Transfer from Ministry of Finance
One FTE	86	—	1
Transfer to Management Services
Common IT Services	(612)	—	—
E-Govemment	(24)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	18,262	3,512	443

Small Business and Economic Development
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	143,014	470	157
Transfer to Ministry of Advanced Education
Science and Innovation	(1,109)	—	—
Transfer to Ministry of Management Services
Common IT Services	(1,156)	—	—
E-Govemment	(54)	—	—
Client Services	(327)	—	—
Transfer to Office of the Premier
Coordination of BC Government Reception at Union of BC Municipalities	(10)	—	—
Pacific North West Economic Region membership	(40)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	140,318	470	157

Sustainable Resource Management
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	280,992	8,201	754
Transfer from Ministry of Management Services
One FTE for the Help Desk Function	—	—	1
Transfer to Ministry of Management Services
Common IT Services	(5,047)	—	—
E-Govemment	(101)	—	—
Client Services	(618)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	275,226	8,201	755

Transportation
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	811,060	13,280	999
Transfer to Ministry of Management Services
Common IT Services	(5,552)	—	—
E-Govemment	(134)	—	—
Client Services	(819)	—	—
Transfer to Ministry of Public Safety and Solicitor General
One FTE	(100)	—	(1)
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	804,455	13,280	998

	Operating Expenses	Capital Expenditures	FTEs
	$000	$000
Water, Land and Air Protection
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	148,141	21,143	924
Transfer from Other Appropriations - Contingencies (All Ministries) and New Programs
Oil Stewardship Program	710	—	—
Transfer to Ministry of Management Services
Common IT Services	(4,528)	—	—
E-Govemment	(124)	—	—
Client Services	(758)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	143,441	21,143	924

Other Appropriations - Contingencies (All Ministries) and New Programs
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	240,000	30,000	—
Transfer to Ministry of Agriculture, Food and Fisheries
Pacific Salmon Forum	(200)	—	—
Avian Flu Biosecurity	(250)	—	—
Transfer to Ministry of Community, Aboriginal and Women’s Services
Homelessness	(5,000)	—	—
First Nations Contribution Agreements	(1,200)	—	—
Traffic Fine Revenue Sharing	(31,800)	—	—
Transfer to Ministry of Forests
Filmon Forest Fire Response	(7,200)	—	—
Transfer to Ministry of Management Services
Corporate Authentication Project	(1,470)	—	—
IT Security Enhancement Project	(1,550)	—	—
Transfer to Ministry of Water, Land and Air Protection
Oil Stewardship Program	(710)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	190,620	30,000	—

Other Appropriations - Environmental Assessment Office
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	2,897	70	29
Transfer to Ministry of Management Services
Common IT Services	(77)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	2,820	70	29

Other Appropriations - Environmental Appeal Board and Forest Appeals Commission
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	1,895	30	11
Transfer from Ministry of Health Services
Appeal Board Administrative Support	60	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	1,955	30	11

	Operating Expenses	Capital Expenditures	FTEs
	$000	$000
Other Appropriations - Livestock Protection
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	—	—	—
Transfer from Ministry of Agriculture, Food and Fisheries
Livestock Protection Special Account	10	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	10	—	—

All Special Offices, Ministries and Other Appropriations
Total Expense, Authorized FTEs and Capital – 2004/05 Estimates	25,156,986 (1)	256,960	27,160
Total Transfers to Special Offices, Ministries and Other Appropriations	(429,497)	(1,760)	(372)
Total Transfers from Special Offices, Ministries and Other Appropriations	429,497	1,760	372
Restatement for Indian and Norther Affairs Canada federal contributions	(52,000)	—	—
Total Expense, Authorized FTEs and Capital – 2004/05 Restated	25,104,986	256,960	27,160

(1) Includes additional federal contributions received under the First Ministers’ Accord on Health Care Renewal.

Schedule B

SPECIAL ACCOUNTS(1) — SUMMARY
(for the Fiscal Year Ending March 31,2006)
($000)

	Spending Authority Available April 1,2005			General Fund Transfer (2)			Working Capital Adjustment (3)	Spending Authority Available March 31, 2006

		Operating Transactions			Financing Transactions
		Revenue	Expense		Receipts	Disbursements

Special Accounts
BC Timber Sales	117,772	286,785	(166,108)	(715)	—	(67,382)	1,763	172,115
Crown Land	50,000	229,776	(141,820)	(88,100)	144	—	—	50,000
First Citizens Fund	15,069	4,200	(4,200)	—	—	—	—	15,069
Forest Stand Management Fund	16,614	—	—	—	—	—	—	16,614
Forfeited Crime Proceeds Fund	500	—	—	—	—	—	—	500
Health	—	147,250	(147,250)	—	—	—	—	—
Inmate Work Program	2,321	1,360	(1,565)	—	—	(93)	63	2,086
Insurance and Risk Management	188,937	4,752	—	—	—	(20)	111	193,780
Northern Development Fund	9,419	575	(500)	—	—	—	—	9,494
Olympic Arts Fund	5,319	650	(650)	—	—	—	—	5,319
Physical Fitness and Amateur Sports Fund	7,273	2,200	(2,200)	—	—	—	—	7,273
Production Insurance	28,000	16,000	(16,000)	—	—	—	—	28,000
Provincial Home Acquisition Wind Up	15,010	35	(25)	—	50	(40)	—	15,030
Public Guardian and Trustee of British Columbia	12,801	18,999	(18,048)	—	—	(794)	663	13,621
South Moresby Forest Replacement	25,340	160	(25,500)	—	—	—	—	—
Sustainable Environment Fund	21,534	36,661	(35,705)	—	—	—	—	22,490
Unclaimed Property	75	—	(75)	—	—	—	—	—
University Endowment Lands Administration	20,932	3,142	(3,142)	—	—	—	—	20,932
Victims of Crime Act	26,095	10,780	(7,325)	—	—	—	—	29,550
	563,011	763,325	(570,113)	(88,815)	194	(68,329)	2,600	601,873

Transfers from Voted Appropriations to Special Accounts (4)
Production Insurance	—	(5,400)	5,400	—	—	—	—	—
Public Guardian and Trustee of British Columbia	—	(7,642)	7,642	—	—	—	—	—
	—	(13,042)	13,042	—	—	—	—	—

Total Special Accounts (net of transfers)	563,011	750,283	(557,071)	(88,815)	194	(68,329)	2,600	601,873

(1)               A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)               General Fund Transfers consist of changes in statutory spending authority.

(3)               Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in accumulated amortization, inventory, and accounts receivable and payable.

(4)               Transfers from voted appropriations are eliminated to establish the amount of special account expenses that do not require voted appropriations. This net amount of special account expense is then deducted from total expenses in the determination of Supply Act requirements shown on page 13.

Schedule C

FINANCING TRANSACTIONS
PREPAID CAPITAL ADVANCES(1)
(for the Fiscal Year Ending March 31, 2006)
($000)

	Receipts	Disbursements(2)	Net Cash Source (Requirement)

Ministry of Advanced Education
Post Secondary Institutions	—	225,700	(225,700)

Ministry of Education
Schools	—	170,300	(170,300)

Ministry of Health Services
Health Facilities	—	280,000	(280,000)

Ministry of Transportation
British Columbia Transit	—	10,800	(10,800)
Rapid Transit Project 2000	—	14,000	(14,000)

Total Prepaid Capital Advances	—	700,800	(700,800)

(1)               Commencing in 1998/99, loans and capital funding provided to school districts and post secondary institutions are treated, for financial statement reporting purposes, as prepaid capital advances (assets of the Consolidated Revenue Fund (CRF)) and amortized over the useful life of the underlying assets. The amortization period for these advances, on average, approximates 30 years. Commencing with the 2000/01 fiscal year, loans and capital funding provided to British Columbia Transit and health facilities for capital projects are accounted for in the same manner. Since the borrowing for schools, post secondary institutions, public transit and health facilities capital is now raised directly through the CRF, these financial requirements are included in the annual Supply Act.

(2)               Disbursements by the Ministry of Advanced Education are for capital costs of new buildings, renovations and improvements to universities, university colleges, colleges, institutes and agencies. Disbursements by the Ministry of Education are for capital costs of new buildings, renovations and improvements to schools and other school district buildings and for bus equipment purchases. Disbursements by the Ministry of Health Services are for capital costs of new buildings, renovations and improvements for health facilities and agencies, and diagnostic and medical equipment. Disbursements by the Ministry of Transportation are for capital expenditures for public passenger transit services, rapid transit in the lower mainland, and capitalized borrowing costs relating to Rapid Transit Project 2000 debt.

Schedule D

FINANCING TRANSACTIONS
CAPITAL EXPENDITURES
(for the Fiscal Year ending March 31, 2006)
($000)

	Land & Land Improvements	Buildings	Specialized Equipment	Office Furniture & Equipment	Vehicles	Information Systems	Tenant Improvements	Roads Bridges & Ferries	Total

Special Offices and Ministries
Legislation	—	647	—	—	—	491	—	—	1,138
Officers of the Legislature	—	—	—	20	—	3,900	—	—	3,920
Office of the Premier	—	—	—	40	—	7 9	—	—	119
Ministry of Advanced Education	—	—	—	100	—	1,116	250	—	1,466
Ministry of Agriculture, Food and Fisheries	—	—	323	160	1,001	384	55	—	1,923
Ministry of Attorney General	—	—	3,334	587	1,470	6,129	3,758	—	15,278
Ministry of Children and Family Development	—	—	104	463	3,460	16,625	1,225	—	21,877
Ministry of Community, Aboriginal and Women’s Services	—	—	—	50	—	3,800	50	—	3,900
Ministry of Education	—	—	—	—	—	9,545	200	—	9,745
Ministry of Energy and Mines	—	—	60	90	320	880	100	—	1,450
Ministry of Finance	—	—	10	388	—	5,421	200	—	6,019
Ministry of Forests	2,000	1,900	5,640	240	6,300	7,250	800	—	24,130
Ministry of Health Services	—	—	2,155	520	6,000	51,525	350	—	60,550
Ministry of Human Resources	—	—	—	2,800	160	15,100	901	—	18,961
Ministry of Management Services	—	—	1,408	435	45	75,805	350	—	78,043
Ministry of Provincial Revenue	—	—	—	225	—	33,958	500	—	34,683
Ministry of Public Safety and Solicitor General	—	—	537	308	1,988	5,090	1,260	—	9,183
Ministry of Skills Development and Labour	—	—	—	40	—	3,322	150	—	3,512
Ministry of Small Business and Economic Development	—	—	—	80	—	795	—	—	875
Ministry of Sustainable Resource Management	—	—	45	260	—	10,631	—	—	10,936
Ministry of Transportation	—	200	2,957	88	4,200	3,000	200	6,000	16,645
Ministry of Water, Land and Air Protection	25,600	—	600	—	—	1,250	—	—	27,450

Other Appropriations
Environmental Assssment Office	—	—	—	22	—	40	—	—	62
Environmental Appeal Board and Forest Appeals Commission	—	—	—	15	—	—	—	—	15
Forest Practices Board	—	—	—	25	—	75	—	—	100
Insurance and Risk Management	—	—	—	20	—	—	—	—	20

Consolidated Revenue Fund Total(1)	27,600	2,747	17,173	6,976	24,944	256,211	10,349	6,000	352.000

SUMMARY
Voted Appropriations	27,600	2,747	16,690	6,932	24,944	254,841	10,349	6,000	350,103
Special Accounts(2)	—	—	483	44	—	1,370	—	—	1,897
Consolidated Revenue Fund Total	27,600	2,747	17,173	6,976	24,944	256,211	10,349	6,000	352,000

(1)               These expenditures are to provide for the purchase or capital lease of tangible capital assets to be held by the Consolidated Revenue Fund. The acquired tangible capital assets are to assist in the delivery of programs of those offices, ministries and other appropriations.

(2)               The capital assetacquisitions of each special account are shown in the capital expenditure section of the 2005/06 Supplement to the Estimates.

Schedule D1

FINANCING TRANSACTIONS
CAPITAL EXPENDITURES – TAXPAYER-SUPPORTED ORGANIZATIONS(1),(2)
(for the Fiscal Year Ending March 31, 2006)
($000)

	Health	Social Services	Education	Protection of Person & Property	Transportation	Natural Resources	Other	General Government	Total

BC Transportation Financing Authority					586,000				586,000
British Columbia Buildings Corporation							63,000		63,000
British Columbia Transit (3)					24,000				24,000
Rapid Transit Project 2000 (3)					13,000				13,000
Vancouver Convention Centre expansion project						126,000			126,000
Government Operating (Ministries) (4)	64,000	38,000	12,000	26,000	17,000	67,000	3,000	125,000	352,000
Schools (3)			250,00						250,000
Post-secondary Institutions (3)			605,000						605,00
Health sector (3)	753,000								753,000
Other							23,000		23,000
Total	817,000	38,000	867,000	26,000	640,000	193,000	89,000	125,000	2,795,000

(1)               Figures have been rounded to the nearest million.

(2)               Represents infrastructure-related capital expenditures funded through the provincial government, taxpayer-supported Crown corporations and agencies, schools, post-secondary institutions and health authorities/societies. This breakdown of capital spending by function is presented for information purposes.

(3)               The Prepaid Capital Advances shown in Schedule C are included in the total capital spending for these organizations.

(4)               Represents Consolidated Revenue Fund capital in Schedule D.

Schedule E

FINANCING TRANSACTIONS
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(1)
(for the Fiscal Year Ending March 31, 2006)
($000)

	Receipts	Disbursement	Net Cash Source (Requirement)

Ministry of Advanced Education
British Columbia Student Loan Program — Loan repayments (receipts and new loans)	63,072	300,800	(237,728)

Ministry of Agriculture, Food and Fisheries
Agriculture Credit Act — Loan repayments (receipts)	629	—	629

Ministry of Attorney General
Interest on Trusts and Deposits —Interest on trust funds and deposits belonging to third parties	700	700	—
Treaty Settlement and Implementation Costs — Payments to the First Nations in accordance with treaty agreements	—	3,589	(3,589)

Ministry of Children and Family Development
Human Services Providers Financing Program — Principal repayments (receipts)	148	—	148

Ministry of Energy and Mines
Columbia Basin Accord —Investment in the Columbia Power Corporation and the Columbia Basin Trust joint venture	—	50,000	(50,000)

Ministry of Forests
BC Timber Sales Special Account —Development of timber for sale in future years	—	66,392	(66,392)

Ministry of Health Services
Health Innovation Incentive Program — Loan repayments (receipts)	769	—	769

Ministry of Provincial Revenue
International Fuel Tax Agreement (Motor Fuel Tax Act) — Moneys collected for, and transferred to, other jurisdictions	6,000	4,600	1,400
Land Tax Deferment Act —Repayment s of outstanding loans (receipts) and payments to local government for property	21,000	24,000	(3,000)
Provincial Home Acquisition Wind Up Special Account — Repayments of outstanding loans (receipts and guarantee) claims and other disbursements	50	40	10

Ministry of Public Safety and Solicitor General
Consumer Protection Act — Loan provided to the Business Practices and Consumer Protection Authority	100	—	100
Hastings Park Race Track — Loan repayments (receipts)	456	—	456

Ministry of Sustainable Resource Management
Crown Land Special Account — Loan repayment and loan sales deposit (receipts) and land acquisition, servicing and development and disposition costs	144	—	144

Consolidated Revenue Fund Total	93,068	450,121	(357,053)

Taxpayer-Supported Crown Corporations and Agencies(2)	—	35,000	(35,000)

SUCH Sector and Regional Authorities (2)	—	88,000	(88,000)

Total	93,068	573,121	(480,053)

SUMMARY
Voted Appropriations	92,874	383,689	(290,815)
Special Accounts	194	66,432	(66,238)
Taxpayer-Supported Crown Corporations and Agencies	—	35,000	(35,000)
SUCH Sector and Regional Authorities	—	88,000	(88,000)
Total	93,068	573,121	(480,053)

(1)               The purpose of this table is to fully disclose the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government’s financial requirements. Further information on these financing transactions is included in the relevant ministry section of the Estimates.

(2)               The total net cash source (requirement) for taxpayer-supported Crown corporations/agencies, SUCH sector and regional authority financing transactions are disclosed for information purposes only.

Schedule F

FINANCING TRANSACTIONS
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(1)
(for the Fiscal Year Ending March 31, 2006)
($000)

	Receipts	Disbursements	Net Cash Source (Requirement)

Ministry of Energy and Mines
Oil and Gas Commission Act	(25,690)	25,690	—

Ministry of Provincial Revenue
British Columbia Transit Act (Motor Fuel Tax)	(8,200)	8,200	—
Greater Vancouver Transportation Authority Act (Motor Fuel and Social Services Taxes)	(279,100)	279,100	—
Rural Area Property Taxes	(205,000)	205,000	—
Tobacco Tax Amendment Act	(2,000)	2,000	—
Tourism British Columbia (Hotel Room Tax)	(26,300)	26,300	—
Transportation Act (Motor Fuel and Social Services Taxes)	(440,200)	440,200	—

Total	(986,490)	986,490	—

(1)               The purpose of this table is to fully disclose the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government financial requirements. Further information on these financing transactions is included in the appropriate ministry section of the Estimates.

Schedule G

FULLTIME EQUIVALENT (FTE) EMPLOYMENT

Fulltime equivalent (FTE) employment is the estimate of each special office’s, ministry’s and taxpayer-supported Crown corporation/agency’s annual staff utilization. The Budget Transparency and Accountability Act defines Consolidated Revenue Fund FTE staff utilization to include all employees whose salaries are paid directly from the Consolidated Revenue Fund. The term fulltime equivalent is defined as the employment of one person for one full year or the equivalent thereof (for example, the employment of two persons for six months each). Ministry and special office FTEs are calculated by dividing each special office’s and ministry’s total hours of permanent, auxiliary, temporary, seasonal and overtime employment paid, or estimated to be paid, for the fiscal year, by the normal paid working hours for one fulltime employee for one year. Taxpayer-supported Crown corporation/agency FTEs are estimated in a similar manner. Employees in taxpayer-supported Crown corporations and agencies whose salaries are included in the cost of capital projects are not counted as FTEs in order to maintain consistency between base salaries expense and FTEs.

The table below provides a summary of estimated fulltime equivalent employment by special office, ministry and taxpayer-supported Crown corporation/agency for the 2004/05 and 2005/06 fiscal years. The 2004/05 ministry and special office numbers are restated to reflect program and staff transfers among ministries (see Schedule A for a detailed reconciliation). The 2004/05 FTE utilization is forecast to be 30,870 FTEs.

	2004/05	2005/06

Legislation	300	300
Officers of the Legislature	190	187
Office of the Premier	99	99
Ministry of Advanced Education	217	219
Ministry of Agriculture, Food and Fisheries	326	330
Ministry of Attorney General	3,468	3,509
Ministry of Children and Family Development	4,131	4,029
Ministry of Community, Aboriginal and Women’s Services	341	343
Ministry of Education	313	313
Ministry of Energy and Mines	242	268
Ministry of Finance	723	737
Ministry of Forests	2,942	3,245
Ministry of Health Services	2,785	2,773
Ministry of Human Resources	1,986	1,986
Ministry of Management Services	2,021	1,842
Ministry of Provincial Revenue	1,054	837
Ministry of Public Safety and Solicitor General	2,638	2,715
Ministry of Skills Development and Labour	443	447
Ministry of Small Business and Economic Development	157	157
Ministry of Sustainable Resource Management	755	629
Ministry of Transportation	998	1,074
Ministry of Water, Land and Air Protection	924	993
Other Appropriations	107	118

Total	27,160	27,150

Total Taxpayer-Supported Crown Corporations and Agencies	3,940	3,925

Regional Authorities	—	145

Total	31,100	31,220

Schedule H

RECONCILIATION OF SURPLUS/(DEFICIT) TO CHANGE IN TAXPAYER-SUPPORTED DEBT
AND STATEMENT OF TOTAL DEBT(1), (2)

($000)

Estimates(3) 2004/05	Updated Forecast(3) 2004/05		Estimates 2005/06
		TAXPAYER-SUPPORTED DEBT

(100,000)	(1,440,000)	(Surplus)/Deficit(4)	(220,000)

110,000	155,000	Self-Supported Crown Corporation and Agency Income in Excess of Contributions to the Consolidated Revenue Fund(5)	325,000
(1,550,000)	(1,945,000)	Adjustment for Expenses Not Requiring Working Capital or Other Borrowing(6)	(2,086,000)
504,000	(945,000)	Working Capital Changes	(319,000)
(1,036,000)	(4,175,000)	Operating Requirement (Source)	(2,300,000)

1,943,000	2,231,000	Tangible Capital Asset Expenditures (Schedule D1)	2,795,000
1,943,000	2,231,000	Capital Requirement	2,795,000

685,000	530,000	Loan, Investment and Other Requirements (Schedule E)	480,000

1,592,000	(1,414,000)	Net Increase/(Decrease) in Taxpayer-Supported Debt	975,000
30,523,000	30,027,000	Taxpayer-Supported Debt, Beginning of Year(7)	28,613,000
32,115,000	28,613,000	Taxpayer-Supported Debt, End of Year	29,588,000
(387,000)	(155,000)	Less: Taxpayer-supported third party guarantees and non-guaranteed debt	(153,000)
31,728,000	28,458,000	Taxpayer-Supported Debt, End of Year (net of guarantees and non-guaranteed debt)	29,435,000

		SELF-SUPPORTED DEBT

		Self-Supported Crown Corporation and Agency Debt:
7,174,000	6,888,000	British Columbia Hydro and Power Authority	7,029,000
—	256,000	Columbia River power projects(8)	246,000
6,000	6,000	Other Crown Corporation and Agency Debt	69,000
7,180,000	7,150,000	Total Self-Supported Crown Corporation and Agency Debt	7,344,000
(6,000)	(272,000)	Less: Debt guarantees and non-guaranteed debt	(268,000)
7,174,000	6,878,000	Self-Supported Debt (net of guarantees and non-guaranteed debt)	7,076,000

100,000	300,000	Forecast Allowance	400,000
39,002,000	35,636,000	Total Debt (net of guarantees and non-guaranteed debt)	36,911,000

(1)          Figures have been rounded to the nearest million.

(2)   Further details on debt are provided in Appendix Table A15 in the Budget and Fiscal Plan - 2005/06 to 2007/08.

(3)          The 2004/05 Estimates and Updated Forecast amounts have been restated to conform with the 2005/06 Estimates presentation. See Significant Presentation Changes (Note 1) for details.

(4)          For purposes of the debt reconciliation a surplus is shown as a negative amount as it reduces government debt. Conversely, a deficit is shown as a positive amount as it increases government debt.

(5)          Represents the elimination of self-supported Crown corporation/agency income which is included in the Summary Accounts deficit but has not been transferred to the Consolidated Revenue Fund. The excess earnings remain in the Crown corporation/agency and reduce self-supported Crown corporation/agency debt.

(6)   These adjustments include, primarily, the amortization of capital assets and the forecast allowance.

(7)          Includes taxpayer-supported third party guarantees. The amount reported in the 2003/04 Public Accounts ($29,431 million) excludes third party guarantees ($163 million), the impact of defeasance trust net debt (-$60 million) and SUCH sector related debt ($493 million).

(8)          In the Updated Forecast and 2005/06 Estimates, the debt related to Columbia River power projects has been reclassified as commercial to reflect the cancellation of Columbia Basin Trust’s planned acquisition of Columbia Power Corporation.

Schedule I

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES

(for the Fiscal Year Ending March 31, 2006)

($000)

For each minister (other than the Minister of Provincial Revenue) with responsibility for operating expenses accounted for in the Consolidated Revenue Fund, an estimated amount must be made public with the Estimates under section 6(1) of the Balanced Budget and Ministerial Accountability Act. The estimated amount is described in section 5(1) of the Act and represents the operating expenses which are the responsibility of the minister as set out in the main Estimates for the fiscal year. Section 6(2) of the Act requires that the actual amount of those operating expenses be made public for each minister with the Public Accounts for that fiscal year.

Section 5(2) of the Act applies to the Minister of Provincial Revenue and provides for an amount of revenue to be specified by regulation of Treasury Board. Section 5(3) of the Act applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

The table below shows the ministry and other appropriations for which each minister is responsible. The third column shows the total operating expenses for each of the ministries or other appropriations for the 2005/06 fiscal year. The final column shows the sum of these operating expenses, which is the estimated amount each minister (other than the Minister of Provincial Revenue) is responsible for under section 5(1) of the Act for the 2005/06 fiscal year.

Minister Responsible	Ministry and Other Appropriations	2005/06 Total Operating Expenses (Net)	2005/06 Estimated Amount

Premier	Office of the Premier	10,997	10,997

Minister of Advanced Education	Ministry of Advanced Education	1,955,435	1,955,435

Minister of Agriculture, Food and Fisheries	Ministry of Agriculture, Food and Fisheries	56,600	56,600

Attorney General and Minister Responsible for Treaty Negotiations	Ministry of Attorney General	475,389	475,389

Minister of Children and Family Development	Ministry of Children and Family Development	1,577,388	1,577,388

Minister of Community, Aboriginal and Women’s Services	Ministry of Community, Aboriginal and Women’s Services	470,341	470,341

Minister of Education	Ministry of Education	5,059,627	5,059,627

Minister of Energy and Mines	Ministry of Energy and Mines	76,775	76,775

Minister of Finance	Ministry of Finance	78,059
	Management of Public Funds and Debt	730,000
	Contingencies (All Ministries) and New Programs	270,000
	BC Family Bonus	39,000
	Commissions on Collections of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Insurance and Risk Management (Special Account)	—
	Unclaimed Property (Special Account)	75	1,117,136

Minister of Forests(1), (2)	Ministry of Forests	478,368
	Environmental Appeal Board and Forest Appeals Commission	875
	Forest Practices Board	3,607	482,850

Minister of Health Services	Ministry of Health Services	11,392,368	11,392,368

Minister of Human Resources	Ministry of Human Resources	1,366,897	1,366,897

Minister of Management Services	Ministry of Management Services	201,529	201,529

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	545,434	545,434

Minister Responsible	Ministry and Other Appropriations	2005/06 Total Operating Expenses (Net)	2005/06 Estimated Amount
Minister of Skills Development and Labour	Ministry of Skills Development and Labour	19,262	19,262

Minister of Small Business and Economic Development	Ministry of Small Business and Economic Development	520,438	520,438

Minister of Sustainable Resource Management	Ministry of Sustainable Resource Management	239,306
	Environment Assessment Office	4,480	243,786

Minister of Transportation	Ministry of Transportation	804,945	804,945

Minister of Water, Land and Air Protection(2)	Ministry of Water, Land and Air Protection	151,921
	Environmental Appeal Board and Forest Appeals Commission	1,080	153,001

	Total Estimated Amount		26,530,198

	Not Applicable
	Legislation	51,217
	Officers of the Legislature	46,357
	BC Timber Sales(1)	166,108
	Ministry of Provincial Revenue(3)	42,120
	Total Consolidated Revenue Fund	26,836,000

(1)          Under Section 5(1.1) of the Balanced Budget and Ministerial Accountability Act, the estimated amount for the Minister of Forests does not include estimated expenditures related to the BC Timber Sales Special Account.

(2)          The Ministers of Forests and Water, Land and Air Protection each have operating expense accountability for the administration and support services of Vote 46, Environmental Appeal Board and Forest Appeals Commission; therefore, those funds have been allocated on a pro-rata basis.

(3)          Under Section 5(2) of the Balanced Budget and Ministerial Accountability Act, the Minister of Provincial Revenue is accountable for earning actual gross revenue specified by regulation of Treasury Board as $225.6 million.

Schedule J

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT(1), (3)

($000)

Estimates(1) 2004/05	Updated Forecast(1) 2004/05		Estimates 2005/06

		Revenue Summary(2)
13,539,000	14,098,000	Taxation Revenue	14,053,000
3,317,000	3,809,000	Natural Resource Revenue	3,868,000
2,486,000	2,495,000	Other Revenue	2,422,000
3,993,000	4,589,000	Confributions from the Federal Government	4,894,000
1,771,000	2,116,000	Contributions from the Crown Corporations	1,814,000
25,106,000	27,107,000	Total Consolidated Revenue Fund Revenue	27,051,000

		Expense Summary(3)
		Special Offices and Ministries
45,737	45,737	Legislation	51,217
27,084	27,084	Officers of the Legislature	46,357
10,997	10,997	Office of the Premier	10,997
1,899,935	1,899,935	Ministry of Advanced Education	1,955,435
43,290	43,290	Ministry of Agriculture, Food and Fisheries	56,600
469,194	465,194	Ministry of Attorney General	475,389
1,497,571	1,497,571	Ministry of Children and Family Development	1,577,388
369,128	369,128	Ministry of Community, Aboriginal and Women’s Services	470,341
4,920,875	4,920,875	Ministry of Education	5,059,627
62,885	62,885	Ministry of Energy and Mines	76,775
75,852	75,852	Ministry of Finance	78,059
524,268	635,268	Ministry of Forests	644,476
10,690,015	10,690,015	Ministry of Health Services	11,392,368
1,283,728	1,283,728	Ministry of Human Resources	1,366,897
199,022	199,022	Ministry of Management Services	201,529
42,134	40,134	Ministry of Provincial Revenue	42,120
501,180	516,180	Ministry of Public Safety and Solicitor General	545,434
18,262	18,262	Ministry of Skills Development and Labour	19,262
140,318	140,318	Ministry of Small Business and Economic Development	520,438
275,226	201,226	Ministry of Sustainable Resource Management	239,306
804,455	804,455	Ministry of Transportation	804,945
143,441	143,441	Ministry of Water, Land and Air Protection	151,921
800,000	691,000	Management of Public Funds and Debt	730,000
260,389	260,389	Other Appropriations(4)	319,119
	391,000	BC Rail Investment Partnership	—
	1,002,014	Supplementary Estimates	—
25,104,986	26,435,000	Total Consolidated Revenue Fund Expense	26,836,000

1,014	672,000	Consolidated Revenue Fund Operating Result	215,000

(1)          The 2004/05 Estimates and Updated Forecast amounts have been restated to conform with the 2005/06 Estimates presentation. Schedule A presents a detailed reconciliation of all expense restatements.

(2)          Excludes revenue collected on behalf of, and transferred to, Crown corporations and agencies, and other entities (see Schedule F).

(3)          Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.

(4)          See page 13 for details on Other Appropriations.

Schedule K

TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES

ESTIMATED REVENUES AND EXPENSES

($000)

	Estimates 2004/05	Updated Forecast 2004/05	Estimates 2005/06
Taxpayer-supported Crown Corporations and Agencies:

BC Transportation Financing Authority
Revenue	601,000	1,358,000	623,000
Expense	(519,000)	(551,000)	(577,000)
	82,000	807,000	46,000
Accounting adjustments	(171,000)	(171,000)	(165,000)
Net impact	(89,000)	636,000	(119,000)

British Columbia Buildings Corporation
Revenue	409,000	423,000	394,000
Expense	(366,000)	(374,000)	(341,000)
	43,000	49,000	53,000
Accounting adjustments	(5,000)	(3,000)	(3,000)
Net impact	38,000	46,000	50,000

British Columbia Housing Management Commission
Revenue	290,000	295,000	313,000
Expense	(290,000)	(295,000)	(313,000)
	—	—	—
Accounting adjustments	1,000	(5,000)	(2,000)
Net impact	1,000	(5,000)	(2,000)

British Columbia Transit
Revenue	144,000	144,000	151,000
Expense	(144,000)	(144,000)	(151,000)
	—	—	—
Accounting adjustments	—
Net impact	—	—	—

Tourism BC
Revenue	33,000	34,000	59,000
Expense	(33,000)	(34,000)	(57,000)
	—	—	2,000
Accounting adjustments	—	8,000
Net impact	—	8,000	2,000

Other taxpayer-supported Crown corporations and agencies
Revenue	649,000	647,000	659,000
Expense	(560,000)	(628,000)	(659,000)
	89,000	19,000	—
Accounting adjustments	(3,000)	63,000	81,000
Net impact	86,000	82,000	81,000

Net operating results of taxpayer-supported Crown corporations and agencies
Revenue	2,126,000	2,901,000	2,199,000
Accounting adjustments(1)	(185,000)	(132,000)	(114,000)
Net revenue	1,941,000	2,769,000	2,085,000
Expense	(1,912,000)	(2,026,000)	(2,098,000)
Accounting adjustments(1)	7,000	24,000	25,000
Net expense	(1,905,000)	(2,002,000)	(2,073,000)
Net operating result	36,000	767,000	12,000

(1)          This adjustment eliminates transfers among Crown corporations and agencies to avoid double counting.

Schedule L

SUCH SECTOR AND REGIONAL AUTHORITIES
ESTIMATED REVENUES AND EXPENSES(1)

($000)

	Estimates 2004/05	Updated Forecast 2004/05	Estimates 2005/06
SUCH Sector and Regional Authorities:

School Districts
Revenue	4,467,000	4,669,000	4,730,000
Expense	(4,451,000)	(4,561,000)	(4,696,000)
	16,000	108,000	34,000
Accounting adjustments	(7,000)	29,000	40,000
Net impact	9,000	137,000	74,000

Universities
Revenue	1,944,000	2,062,000	2,286,000
Expense	(1,936,000)	(2,067,000)	(2,221,000)
	8,000	(5,000)	65,000
Accounting adjustments	45,000	9,000	5,000
Net impact	53,000	4,000	70,000

Colleges, University Colleges, and Institutes
Revenue	1,325,000	1,361,000	1,397,000
Expense	(1,324,000)	(1,355,000)	(1,402,000)
	1,000	6,000	(5,000)
Accounting adjustments	(2,000)	6,000	8,000
Net impact	(1,000)	12,000	3,000

Health Authorities
Revenue	7,605,000	7,871,000	8,104,000
Expense	(7,604,000)	(7,816,000)	(8,104,000)
	1,000	55,000	—
Accounting adjustments	11,000	(36,000)	(36,000)
Net impact	12,000	19,000	(36,000)

Hospital Societies
Revenue	561,000	603,000	597,000
Expense	(562,000)	(603,000)	(598,000)
	(1,000)	—	(1,000)
Accounting adjustments	—	(3,000)	(2,000)
Net impact	(1,000)	(3,000)	(3,000)

Children and Family Development governance authorities
Revenue	—	1,000	264,000
Expense	—	(1,000)	(264,000)
	—	—	—
Accounting adjustments
Net impact	—	—	—

Net operating results of SUCH sector and regional authorities
Revenue	15,902,000	16,567,000	17,378,000
Accounting adjustments(2)	(533,000)	(696,000)	(686,000)
Net revenue	15,369,000	15,871,000	16,692,000
Expense	(15,877,000)	(16,403,000)	(17,285,000)
Accounting adjustments(2)	580,000	701,000	701,000
Net expense	(15,297,000)	(15,702,000)	(16,584,000)
Net operating result	72,000	169,000	108,000

(1)          The 2004/05 Estimates and Updated Forecast have been restated to conform with the 2005/06 Estimates presentation.

(2)          This adjustment eliminates transfers among the SUCH sector and regional authorities to avoid double counting.

Schedule M

ESTIMATED REVENUE BY SOURCE

(for the Fiscal Year Ending March 31, 2006)

($millions)

	Taxation	Natural Resources	Fees & Licences	Investment Earnings	Miscellaneous	Contribution from Federal Government	Contribution from Government Enterprises	Total
Consolidated Revenue Fund	14,053	3,868	2,164	37	221	4,894	1,814	27,051
Accounting adjustments							(212)	(212)
Contributions from Crown corporations							(1,814)	(1,814)
Bad debts	20	11	129		20			180
Expenses recovered from external entities	54	7	66	655	311	191	212	1,496
	14,127	3,886	2,359	692	552	5,085	—	26,701

BC Transportation Financing Authority	440				183			623
British Columbia Buildings Corporation					394			394
Other Crown corporations and agencies	125	32	107	20	793	105		1,182
	565	32	107	20	1,370	105	—	2,199
Grants to agencies and other internal transfers					(1,031)			(1,031)
Accounting adjustments					(10)			(10)
Taxpayer-Supported Crown Corporations	565	32	107	20	329	105	—	1,158

School Districts			124	19	4,523	64		4,730
Universities			534	81	1,444	227		2,286
Colleges, University Colleges, & Institutes			390	6	999	2		1,397
Health Authorities			150	23	7,931			8,104
Hospital Societies			26	1	561	9		597
Children and Family Development governance authorities					264			264
	—	—	1,224	130	15,722	302	—	17,378
Grants to agencies and other internal transfers					(14,510)			(14,510)
Accounting adjustments					19			19
SUCH sector and regional authorities	—	—	1,224	130	1,231	302	—	2,887

BC Hydro							395	395
BC Liquor Distribution							779	779
BC Lottery Corporation							892	892
BC Rail							76	76
Insurance Corporation of British Columbia							176	176
Other Self-supported Crown Corporations							12	12
	—	—	—	—	—	—	2,330	2,330
Accounting adjustments								—
Net earnings of Self-Supported Crown Corporations	—	—	—	—	—	—	2,330	2,330
Total Revenue by Source	14,692	3,918	3,690	842	2,112	5,492	2,330	33,076

The Estimated Revenue by Source schedule is presented for information purposes. The schedule provides further revenue detail of the government reporting entity. Adjustments are required to make Crown corporation, SUCH sector and regional authority accounting policies consistent with government accounting policies, to eliminate Crown corporation, SUCH sector and regional authority revenue received from the province, to eliminate dividends from self-supported Crown corporations to avoid double counting, and to gross up revenue for recoveries received from external sources. Figures have been rounded to the nearest million.

Schedule N

ESTIMATED EXPENSE BY FUNCTION

(for the Fiscal Year Ending March 31, 2006)

($millions)

	Health	Social Services	Education	Protection of Persons & Property	Transportation	Natural Resources & Economic Development	Other	General Government	Interest	Total
Legislation								51		51
Officers of the Legislature				7				39		46
Office of the Premier								11		11
Ministry of Advanced Education			1,956							1,956
Ministry of Agriculture, Food and Fisheries						57				57
Ministry of Attorney General		57		376				42		475
Ministry of Children and Family Development	137	1,391		49						1,577
Ministry of Community, Aboriginal and Women’s Services				70		6	394			470
Ministry of Education			5,060							5,060
Ministry of Energy and Mines						77				77
Ministry of Finance								78		78
Ministry of Forests						645				645
Ministry of Health Services	11,392									11,392
Ministry of Human Resources	79	1,216	72							1,367
Ministry of Management Services								202		202
Ministry of Provincial Revenue								42		42
Ministry of Public Safety and Solicitor General				545						545
Ministry of Skills Development and Labour				19						19
Ministry of Small Business and Economic Development						377	144			521
Ministry of Sustainable Resource Management						239				239
Ministry of Transportation				2	803					805
Ministry of Water, Land and Air Protection						127	25			152
Management of Public Funds and Debt									730	730
BC Family Bonus		39								39
Contingencies All Ministries and new programs							270			270
Other Appropriations						10				10
Consolidated Revenue Fund	11,608	2,703	7,088	1,068	803	1,538	833	465	730	26,836
Grants to agencies and other internal transfers	(7,433)	(326)	(6,205)		(100)	(158)	(510)			(14,732)
Expenses recovered from external entities	272	77	98	117	15	61	286	162	607	1,695
	4,447	2,454	981	1,185	718	1,441	609	627	1,337	13,799

BC Transportation Financing Authority					577					577
British Columbia Buildings Corporation							341			341
Other	130	70	81	38	181	234	446			1,180
	130	70	81	38	758	234	787	—	—	2,098
Other internal transfers					(135)	(26)	(31)		167	(25)
Taxpayer-Supported Crown Corporations	130	70	81	38	623	208	756	—	167	2,073

School Districts			4,696							4,696
Universities			2,221							2,221
Colleges, University Colleges, & Institutes			1,402							1,402
Health Authorities	8,104									8,104
Hospital Societies	598									598
Children and Family Development governance authorities		264								264
	8,702	264	8,319	—	—	—	—	—	—	17,285
Other internal transfers	(710)		(35)						44	(701)
SUCH sector and regional authorities	7,992	264	8,284	—	—	—	—	—	44	16,584
Total Expense by Function	12,569	2,788	9,346	1,223	1,341	1,649	1,365	627	1,548	32,456

The Estimated Expense by Function schedule is presented for information purposes. The schedule provides further expense detail of the government reporting entity. Adjustments are required to make Crown corporation, SUCH sector and regional authority accounting policies consistent with government accounting policies; to eliminate Crown corporation, SUCH sector and regional authority expense paid to the province to avoid double counting; and to gross up expenses for recoveries received from external sources. Figures have been rounded to the nearest million.

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS
OPERATING EXPENSES

Voted expenses for special offices, ministries and other appropriations are presented in the Estimates on the basis of a group account classification system. Each group account represents a broad category of expense and is comprised of specific components (standard objects of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry and other appropriation at the standard object of expense level. Both publications can be found on the on the government of British Columbia’s Budget web site at http://www.gov.bc.ca/bcbudget. The account classification system is described below in more detail.

Salaries and Benefits

•                  Base Salaries – includes the cost of base salaries, overtime pay and lump sum payments for all permanent and temporary direct employees of the government.

•                  Supplementary Salary Costs – includes the cost of extra pay for certain types of work such as shift differential, premiums and allowances.

•                  Employee Benefits – includes the cost of employer contributions to employee benefit plans and pensions. Other benefits paid by the employer such as relocation and transfer expenses are also included.

•                  Legislative Salaries and Indemnities – includes the cost of the annual M.L.A. indemnity and supplementary salaries as authorized under Section 4 of the Legislative Assembly Allowances and Pension Act. Salaries for the Officers of the Legislature are also included.

Operating Costs

•                  Boards, Commissions and Courts – Fees and Expenses – includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•                  Public Servant Travel – includes travel expenses of direct government employees and officials on government business including prescribed allowances.

•                  Centralized Management Support Services – includes central agency charges to ministries for services such as human resources, legal services, internal audit, payroll, corporate accounting system, procurement services and common information technology services.

•                  Professional Services – includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legjslation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•                  Information Systems – Operating – includes all contract fees and costs related to data, voice, image and text processing operations and services such as data and word processing, data communications charges, supplies, repairs, maintenance and short-term rentals of information processing equipment.

•                  Office and Business Expenses – includes supplies and services required for the operation of offices.

•                  Informational Advertising and Publications – includes costs associated with non-statutory advertising and general publications.

•                  Statutory Advertising and Publications – includes costs associated with special notices and publications required by statute and regulations.

•                  Utilities, Materials, and Supplies – includes the cost of services such as the supply of water and electricity, materials and supplies required for normal operation of government services and food for institutions.

•                  Operating Equipment and Vehicles – includes the costs associated with the repair and maintenance of government vehicles, and operating machinery and equipment.

•                  Non-Capital Roads and Bridges – includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•                  Amortization – includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•                  Building Occupancy Charges – includes payments to the British Columbia Buildings Corporation and/or the private sector, for the rental and maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

Government Transfers

•                  Transfers – Grants – includes discretionary grants to individuals, businesses, non-profit associations and others, where there are no contractual requirements.

•                  Transfers – Entitlements – includes non-discretionary payments to individuals, businesses or other entities, where eligible recipients must be paid under statute, formula or regulation, and where there are no ongoing contractual obligations.

•                  Transfers – Agreements – includes payments and reimbursements under contract, formal agreement or shared cost agreement to individuals, businesses or other entities for purposes specified in an agreement.

Other Expenses

•                  Transfers Between Votes and Special Accounts – includes transfers (payments) between a vote and a special account.

•                  Interest on the Public Debt – includes only interest payments on the direct provincial debt borrowed for government purposes.

•                  Other Expenses – includes expenses such as financing costs, valuation allowances and other expenses which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•                  Recoveries Between Votes and Special Accounts – includes recoveries between a vote and a special account.

•                  Recoveries Within the Consolidated Revenue Fund – includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•                  Recoveries Within The Government Reporting Entity – includes costs and amounts recovered from government corporations, organizations and agencies, the offset for commissions paid for the collection of government revenues and accounts, and the write-off of uncollectible revenue related accounts.

•                  Recoveries External to the Government Reporting Entity – includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule D. The Supplement to the Estimates provides details for each special office, ministry and other appropriation at the standard object of capital expenditure level. The category of assets is described below.

•                  Land – includes the purchased or acquired value for parks and other recreation land, and land directly associated with capitalized infrastructure (buildings, ferries and bridges) but does not include land held for resale.

•                  Land Improvements – includes the capital costs for improvements to dams and water management systems and recreation areas.

•                  Buildings – includes the purchase, construction or major improvement of buildings owned by the Consolidated Revenue Fund.

•                  Specialized Equipment – includes the purchase or capital lease cost of heavy equipment such as tractors, trailers and ambulances, as well as telecommunications relay towers and switching equipment.

•                  Office Furniture and Equipment – includes the cost or capital lease cost of office furniture and equipment.

•                  Vehicles – includes the purchase or capital lease cost of passenger, light truck and utility vehicles.

•                  Information Systems – includes the purchase or capital lease cost of mainframe and other systems hardware, software and related equipment.

•                  Tenant Improvements – includes the cost or capital lease cost of improvements to leased space.

•                  Roads – includes the capital costs for construction or major improvements of roads, highways, bridges and ferries.

•                  Other – includes capital expenditures that cannot be reasonably allocated to another standard object of capital expenditure.